                                                                    EXHIBIT 99.1

            ______________________________________________________


                         CREDIT AND GUARANTEE AGREEMENT

                            Dated as of May 18, 2000

                                    Between

                            LAC DES ILES MINES LTD.
                                as the Borrower

                                      and

                         NORTH AMERICAN PALLADIUM LTD.
                            as the Parent Guarantor

                                      and

                    CERTAIN COMMERCIAL LENDING INSTITUTIONS
                                 as the Lenders

                                      and

                                BANK OF MONTREAL
                  as the Administrative Agent for the Lenders

                                      and

                              ROYAL BANK OF CANADA
                    as the Syndication Agent for the Lenders

                                      and

                            THE BANK OF NOVA SCOTIA
                   as the Documentation Agent for the Lenders



            ______________________________________________________


                                McMillian Binch

                                  ___________

                            BARRISTERS & SOLICITORS

                               TABLE OF CONTENTS

RECITALS..............................................................................................        1

SECTION 1 - DEFINITIONS AND ACCOUNTING TERMS..........................................................        1
     1.1  Defined Terms...............................................................................        1
          (1)       Acceptable Bank...................................................................        2
          (2)       Accounts..........................................................................        2
          (3)       Additional Compensation...........................................................        2
          (4)       Additional Project Document.......................................................        2
          (5)       Administrative Agent..............................................................        2
          (6)       Administrative Agent's Account for Payments.......................................        2
          (7)       Administrative Agent's Branch of Account..........................................        2
          (8)       Affected Borrowing................................................................        2
          (9)       Affiliate.........................................................................        2
          (10)      Aggregate Commitment..............................................................        3
          (11)      Agreement.........................................................................        3
          (12)      Applicable Margin.................................................................        3
          (13)      Applicable Period.................................................................        3
          (14)      Approvals to be Obtained..........................................................        3
          (15)      Approved Budget...................................................................        4
          (16)      Assignee Lender...................................................................        4
          (17)      Authorized Officer................................................................        4
          (18)      BMO...............................................................................        4
          (19)      Borrower..........................................................................        4
          (20)      Borrower Completion Certificate...................................................        4
          (21)      Borrower Construction Certificate.................................................        4
          (22)      Borrowing.........................................................................        4
          (23)      Borrowing Request.................................................................        4
          (24)      Budgeted Capital Expenditures.....................................................        4
          (25)      Budgeted Project Costs............................................................        4
          (26)      Business Day......................................................................        4
          (27)      Canadian Benefit Plans............................................................        4
          (28)      Canadian Dollar, Dollar, and the sign "$" and "C$"................................        5
          (29)      Canadian Pension Plans............................................................        5
          (30)      Capital Expenditures..............................................................        5
          (31)      Capitalized Lease Liabilities.....................................................        5
          (32)      Cash Flow.........................................................................        5
          (33)      Cash Operating Cost Per Ounce of Accountable Palladium............................        5
          (34)      Cash Operating Cost Per Tonne Ore Milled..........................................        5
          (35)      Cash Production Costs.............................................................        5
          (36)      CFADS.............................................................................        6
          (37)      Change of Control.................................................................        6
          (38)      Change Order......................................................................        6
          (40)      Collateral........................................................................        6
          (41)      Commitment........................................................................        6

                                      (i)

          (42)      Commitment Amount.................................................................        6
          (43)      Commitment Termination Date.......................................................        6
          (44)      Commitment Termination Event......................................................        6
          (45)      Commodity Swap....................................................................        6
          (46)      Completion........................................................................        7
          (47)      Completion Date...................................................................        7
          (48)      Completion Guarantee..............................................................        7
          (49)      Completion Guarantors.............................................................        7
          (50)      Consent to Assignment.............................................................        7
          (51)      Construction Budget...............................................................        8
          (52)      Construction Contracts............................................................        8
          (53)      Contest...........................................................................        8
          (54)      Continuation/Conversion Notice....................................................        8
          (55)      Cost Overrun......................................................................        8
          (56)      Credit Party......................................................................        8
          (57)      Date Certain......................................................................        8
          (58)      Debt..............................................................................        8
          (59)      Debt Service......................................................................        9
          (60)      Debt Service Coverage Ratio.......................................................        9
          (61)      Debt Service Reserve Account......................................................        9
          (62)      Default...........................................................................        9
          (63)      Development.......................................................................        9
          (64)      Development Plan..................................................................        9
          (65)      Disputed Item.....................................................................        9
          (66)      Effective Date....................................................................        9
          (67)      Environmental Claim...............................................................        9
          (68)      Environmental Laws................................................................        9
          (69)      Environmental Liabilities.........................................................       10
          (70)      Environmental Permits.............................................................       10
          (71)      Equity Contribution...............................................................       10
          (72)      Equivalent Amount.................................................................       10
          (73)      Event of Abandonment..............................................................       10
          (74)      Event of Default..................................................................       10
          (75)      Excess Cash Flow..................................................................       10
          (76)      Excluded Taxes....................................................................       10
          (77)      Existing Mine.....................................................................       10
          (78)      Feasibility Study.................................................................       10
          (79)      Federal Funds Rate................................................................       10
          (80)      Fee Letter........................................................................       11
          (81)      Final Maturity Date...............................................................       11
          (82)      Fiscal Quarter....................................................................       11
          (83)      Fiscal Year.......................................................................       11
          (84)      Force Majeure.....................................................................       11
          (85)      GAAP..............................................................................       11
          (86)      General Contractor................................................................       11
          (87)      Government Approval...............................................................       11
          (88)      Government Authority..............................................................       11

                                     (ii)

          (89)      Government Rule...................................................................       11
          (90)      Guarantee or "Guaranty"...........................................................       12
          (91)      Guarantors........................................................................       12
          (92)      Guaranteed Liability..............................................................       12
          (93)      Hazardous Material................................................................       12
          (94)      Hedge Agreements..................................................................       12
          (95)      Hedging Obligations...............................................................       12
          (96)      herein, hereof, hereto, hereunder and similar terms...............................       12
          (97)      Impermissible Qualification.......................................................       13
          (98)      including.........................................................................       13
          (99)      Indebtedness......................................................................       13
          (100)     Indemnified Liabilities...........................................................       13
          (101)     Indemnified Parties...............................................................       13
          (102)     Independent Engineer..............................................................       13
          (103)     Independent Engineer Completion Certificate.......................................       13
          (104)     Independent Engineer Construction Certificate.....................................       13
          (105)     Initial Repayment Date............................................................       13
          (106)     Insolvency Laws...................................................................       14
          (107)     Insurance Advisor.................................................................       14
          (108)     Insurance Policies................................................................       14
          (109)     Interest Expense..................................................................       14
          (110)     Interest Payment Date.............................................................       14
          (111)     Interest Period...................................................................       14
          (112)     Interest Rate/Currency Protection Agreement.......................................       14
          (113)     Investment........................................................................       14
          (114)     ITA...............................................................................       15
          (115)     Kaiser Bridge Loan................................................................       15
          (116)     Kaiser-Chase Credit Agreement.....................................................       15
          (117)     Kaiser Group......................................................................       15
          (118)     Kaiser Sub Debt...................................................................       15
          (119)     Leases............................................................................       15
          (120)     Lenders...........................................................................       15
          (121)     Lender Assignment Agreement.......................................................       15
          (122)     LIBO Rate.........................................................................       15
          (123)     LIBO Rate Loan....................................................................       16
          (124)     LIBOR Interest Date...............................................................       16
          (125)     Lien..............................................................................       16
          (126)     Life-of-Mine Plan.................................................................       16
          (127)     Loan..............................................................................       16
          (128)     Loan Documents....................................................................       16
          (129)     London Price for Gold.............................................................       16
          (130)     London Price for Platinum.........................................................       17
          (131)     Loss..............................................................................       17
          (132)     Loss Proceeds.....................................................................       17
          (133)     Loss Proceeds Account.............................................................       17
          (134)     Majority Lenders..................................................................       17
          (135)     Major Loss........................................................................       17

                                     (iii)


          (136)     Material Adverse Effect........................................................       17
          (137)     Material Project Contracts.....................................................       17
          (138)     Mechanics' Liens...............................................................       17
          (139)     Moody's........................................................................       17
          (140)     Mortgages......................................................................       17
          (141)     Mortgaged Properties...........................................................       18
          (142)     Net Available Amount...........................................................       18
          (143)     Non-Government Approval........................................................       18
          (144)     Non-Material Project Contracts.................................................       18
          (145)     Obligation.....................................................................       18
          (146)     Obligor........................................................................       18
          (147)     Operating Account..............................................................       18
          (148)     Operating Budget...............................................................       18
          (149)     Operation and Maintenance Expenses.............................................       18
          (150)     Organizational Document........................................................       19
          (151)     ounces.........................................................................       19
          (152)     Palladium Sales Contract.......................................................       19
          (153)     Participant....................................................................       19
          (154)     Percentage.....................................................................       19
          (155)     Permitted Hedge Agreement......................................................       19
          (156)     Permitted Indebtedness.........................................................       19
          (157)     Permitted Investments..........................................................       19
          (158)     Permitted Liens................................................................       19
          (159)     Person.........................................................................       19
          (160)     Physical Completion............................................................       19
          (161)     Pledge Agreement...............................................................       20
          (162)     Power Supply Agreement.........................................................       20
          (163)     Principal Payment Date.........................................................       20
          (164)     Pro Forma Debt Service Coverage Ratio..........................................       20
          (165)     Prohibited Change Order........................................................       20
          (166)     Project........................................................................       21
          (167)     Project Costs..................................................................       21
          (168)     Project Costs Accounts.........................................................       21
          (169)     Project Party..................................................................       21
          (170)     Project Revenues...............................................................       21
          (171)     Property.......................................................................       21
          (172)     Qualifying Term................................................................       21
          (173)     Real Estate....................................................................       21
          (174)     Release........................................................................       21
          (175)     Required Insurance.............................................................       21
          (176)     Restricted Payment.............................................................       22
          (177)     Reuters Screen LIBO Page.......................................................       22
          (178)     Royalty Agreement..............................................................       22
          (179)     S&P............................................................................       22
          (180)     Secured Obligations............................................................       22
          (181)     Secured Parties................................................................       22
          (182)     Security Agreements............................................................       22

                                     (iv)

          (183)  Security Document....................................................    23
          (184)  Site.................................................................    23
          (185)  Smelting Agreements..................................................    23
          (186)  Stock................................................................    23
          (187)  Subject Claim........................................................    23
          (188)  Subordination Agreement..............................................    23
          (189)  Subsidiary...........................................................    23
          (190)  Super Majority Lenders...............................................    23
          (191)  Target Amount........................................................    23
          (192)  Tax and Taxes........................................................    24
          (193)  Termination Date.....................................................    24
          (194)  Test Period..........................................................    24
          (195)  tonnes...............................................................    24
          (196)  Transaction Documents................................................    24
          (197)  Type.................................................................    24
          (198)  United States or "US" means..........................................    24
          (199)  United States Dollar, "US Dollar" and the sign "US"$.................    24
          (200)  US Base Rate.........................................................    24
          (201)  USBR Loan............................................................    24
          (202)  Use..................................................................    24
          (203)  Wholly Owned Subsidiary..............................................    25
     1.2  Use of Defined Terms........................................................    25
     1.3  Accounting and Financial Determinations.....................................    25
     1.4  Conflict....................................................................    25
     1.5  Currency....................................................................    25
     1.6  Time........................................................................    25
     1.7  Headings and Table of Contents..............................................    25
     1.8  Number and Gender...........................................................    25
     1.9  References..................................................................    25
     1.10 Statutory References........................................................    25
     1.11 Time of Day.................................................................    25
     1.12 Governing Law...............................................................    25
     1.13 Entire Agreement............................................................    26
     1.14 Severability................................................................    26

SECTION 2 - COMMITMENTS, BORROWING PROCEDURES AND NOTES...............................    26
     2.1  Commitments.................................................................    26
     2.2  Lenders Not Permitted or Required to Make Loans.............................    26
     2.3  Borrowing Procedure.........................................................    26
     2.4  Continuation and Conversion Elections.......................................    28
     2.5  Reliance on Oral Instructions...............................................    28
     2.6  Deposit of Proceeds of Loans................................................    28
     2.7  Evidence of Obligations.....................................................    28

SECTION 3 - REPAYMENTS, PREPAYMENTS, INTEREST AND FEES................................    29
     3.1  Repayments and Prepayments..................................................    29
          (1) Repayment...............................................................    29
          (2) Voluntary Prepayment....................................................    29
          (3) Mandatory Prepayment....................................................    30

                                      (v)

          (a) Excess Cash Flow.....................................................    30
          (b) Loss Proceeds........................................................    30
          (4) Pro Rata Application of Payments.....................................    30
          (5) Repayment, Prepayment and Cancellation...............................    31
     3.2  Interest Provisions......................................................    31
          (1) Interest on USBR Loans...............................................    31
          (2) Interest on LIBO Rate Loans..........................................    32
          (a) Rate.................................................................    32
          (b) Calculation..........................................................    32
          (c) Determination by Administrative Agent................................    32
          (3) Post-Default Rates...................................................    32
          (4) Payment Dates - General..............................................    32
     3.3  Other Fees...............................................................    32
          (1) Commitment Fee.......................................................    32
          (2) Other Fees...........................................................    33
     3.4  Interest Act.............................................................    33
     3.5  Limit on Rate of Interest................................................    33
          (1) Adjustment...........................................................    33
          (2) Reimbursement........................................................    33
          (3) Actuarial Principles.................................................    33

SECTION 4 - OTHER EXPENSE PROVISIONS...............................................    34
     4.1  Change in Circumstances..................................................    34
          (1) Reduction in Rate of Return..........................................    34
          (2) Taxes, Reserves, Capital Adequacy, etc...............................    34
          (3) Payment of Additional Compensation...................................    35
          (4) Commercially Reasonable..............................................    35
     4.2  Payment of Portion.......................................................    35
     4.3  Illegality...............................................................    35
     4.4  Substitute Basis of Advance - LIBO Rate Loans............................    36
     4.5  Indemnity - Eurodollar...................................................    36
          (1) LIBO Rate Loans......................................................    36
          (2) Certificate..........................................................    37
     4.6  Taxes....................................................................    37
          (1) Payments.............................................................    37
          (2) Indemnity............................................................    37
          (3) Evidence of Payment..................................................    37
          (4) Excluded Taxes.......................................................    38
          (5) Survival.............................................................    38
     4.7  Payments, Computations, etc..............................................    38
     4.8  Currency Matters.........................................................    38
     4.9  Sharing of Payments......................................................    38
     4.10 Setoff...................................................................    39

SECTION 5 - CONDITIONS TO BORROWING................................................    39
     5.1  Initial Borrowing........................................................    39
          (1) Borrower Documents...................................................    39
          (2) Material Project Contracts; Consents to Assignment...................    39
          (3) Organizational Documents.............................................    40

                                     (vi)

          (4)   Officer's Certificates.............................................    41
          (5)   Consents and Approvals.............................................    41
          (6)   Insurance Certificates and Insurance Advisor.......................    41
          (7)   Opinions of Counsel................................................    42
          (8)   Security Agreements................................................    42
          (9)   Pledge Agreement...................................................    42
          (10)  Mortgage; Title Reports; Survey; Appraisal.........................    42
          (11)  Engineer's Report..................................................    43
          (12)  Special Accounts...................................................    43
          (13)  Completion Guarantee...............................................    43
          (14)  The Guarantors.....................................................    44
          (15)  Subordination Agreement............................................    44
          (16)  Subordination......................................................    44
          (17)  Financial Statements...............................................    44
          (18)  Tax Losses.........................................................    44
          (19)  Satisfactory Documents.............................................    44
     5.2  All Borrowings...........................................................    44
          (1)   Compliance with Warranties, No Default, etc........................    44
          (2)   Borrowing Request..................................................    45
          (3)   Government Approvals; Compliance With Government Rules, etc........    45
          (4)   Borrower Construction Certificates.................................    45
          (5)   Insurance Matters..................................................    45
          (6)   No Material Adverse Effect.........................................    46
          (7)   Equity Contribution................................................    46
          (8)   Phase I Environmental Site Assessment report.......................    46
          (9)   Capital Restructuring..............................................    46
          (10)  Satisfactory Legal Form............................................    46

SECTION 6 - REPRESENTATIONS AND WARRANTIES.........................................    46
     6.1  Organization, etc........................................................    46
     6.2  Due Authorization, Non-Contravention, etc................................    47
     6.3  Validity, etc............................................................    47
     6.4  Financial Condition......................................................    47
     6.5  Government Approvals; Non-Government Approvals; Consents; Government
     Rules 47......................................................................    47
     6.6  Proceedings..............................................................    48
     6.7  Nature of Business.......................................................    49
     6.8  Title:  Security Documents...............................................    49
     6.9  Property.................................................................    50
     6.10 Labour Matters...........................................................    50
     6.11 Transaction Documents; Non-Material Project Contracts; Licenses..........    51
     6.12 Utility Services.........................................................    51
     6.13 No Default...............................................................    52
     6.14 Absence of Default or Condition Excusing Performance.....................    52
     6.15 Condemnation.............................................................    52
     6.16 Construction Budget......................................................    52
     6.17 Insurance................................................................    52
     6.18 Taxes....................................................................    52

                                     (vii)

     6.19 Canadian Pension and Benefit Plans...................................    53
     6.20 Environmental Matters................................................    53
     6.21 Operation of the Project.............................................    54
     6.22 Financial Advisors...................................................    54
     6.23 Accuracy of Information..............................................    54
     6.24 No Material Adverse Effect...........................................    55
     6.25 Feasibility Plan.....................................................    55
     6.26 Acknowledgment.......................................................    55

SECTION 7 - COVENANTS..........................................................    55
     7.1  Affirmative Covenants................................................    55
          (1)  Financial Information, Reports, Notices, etc....................    55
          (2)  Compliance with Laws, Maintenance of Existence, etc.............    58
          (3)  Canadian Pension and Benefit Plans..............................    58
          (4)  Maintenance and Operation of Properties.........................    59
          (5)  Insurance.......................................................    59
          (6)  Books and Records...............................................    62
          (7)  Environmental Covenant..........................................    62
          (8)  Obligations.....................................................    63
          (9)  Hedging Arrangements............................................    63
          (10) Approved Budgets................................................    63
          (11) Construction; Overruns..........................................    64
          (12) Physical Completion; Completion.................................    65
          (13) Debt Service Reserve Account....................................    65
          (14) Completion Guarantee............................................    65
          (15) Survey, etc.....................................................    65
          (16) Use of Proceeds.................................................    66
          (17) Mining Leases...................................................    66
          (18) After-Acquired Property.........................................    66
          (19) Pledge of Equity Shares.........................................    66
          (20) Permits.........................................................    66
          (21) Phase I Environmental Site Assessment Report....................    66
          (22) Environmental Management Plan for Construction Period...........    66
          (23) Environmental Management Plan...................................    67
          (24) Factory Mutual Policy...........................................    67
     7.2  Negative Covenants...................................................    67
          (1)  Business Activities.............................................    67
          (2)  Indebtedness....................................................    67
          (3)  Liens...........................................................    68
          (4)  Consolidation, Merger, Sale of Assets, etc......................    70
          (5)  Transactions with Affiliates....................................    70
          (6)  Material Project Contracts; Change Orders; Development Plan.....    70
          (7)  Negative Pledges, Restrictive Agreements, etc...................    71
          (8)  Capital Expenditures; Operating Budget..........................    71
          (9)  Restricted Payments.............................................    71
          (10) Financial Covenants.............................................    72
          (11) Hedge Agreements................................................    72
          (12) Investments.....................................................    72

                                    (viii)

          (13) No Capital Leases........................................... 73

SECTION 8 - EVENTS OF DEFAULT.............................................. 73
     8.1  Listing of Events of Default..................................... 73
          (1)  Non-Payment of Obligations.................................. 73
          (2)  Breach of Warranty.......................................... 73
          (3)  Non-Performance of Other Covenants and Obligations.......... 73
          (4)  Default on Other Indebtedness; Agreements................... 73
          (5)  Judgments................................................... 74
          (6)  Change of Control........................................... 74
          (7)  Executions.................................................. 74
          (8)  Bankruptcy, Insolvency, etc................................. 74
          (9)  Voluntary Proceedings....................................... 75
          (10) Lack of Enforceability of Loan Documents.................... 75
          (11) Government Approval......................................... 75
          (12) Material Project Contracts.................................. 75
          (13) Failure of Completion....................................... 75
          (14) Material Adverse Effect..................................... 75
          (15) Abandonment................................................. 76
          (16) Kaiser-Chase Credit Agreement............................... 76
          (17) Senior Debt Restructuring................................... 76
          (18) Completion Guarantee........................................ 76
          (19) Leases...................................................... 76
          (20) Equity Contribution......................................... 76
          (21) Governmental Approvals and Consents......................... 76
          (22) Death of George B. Kaiser................................... 76
     8.2  Action if Bankruptcy............................................. 76
     8.3  Action if Other Event of Default................................. 76

SECTION 9 - THE ADMINISTRATIVE AGENT....................................... 77
     9.1  Actions.......................................................... 77
     9.2  Funding Reliance, etc............................................ 77
     9.3  Exculpation...................................................... 77
     9.4  Successor........................................................ 78
     9.5  Loans by the Administrative Agent................................ 78
     9.6  Credit Decisions................................................. 78
     9.7  Copies, etc...................................................... 79

SECTION 10 - ACCOUNTS...................................................... 79
     10.1 Establishment of Accounts........................................ 79
     10.2 Permitted Investments............................................ 79
     10.3 Deposits Into the Accounts....................................... 79
          (1)  Project Costs Account....................................... 79
          (2)  Operating Account........................................... 80
          (3)  Loss Proceeds Account....................................... 80
          (4)  Debt Service Reserve Account................................ 80
     10.4 Withdrawals and Transfers........................................ 80
          (1)  Project Costs Account....................................... 80
          (2)  Loss Proceeds Account....................................... 81

                                     (ix)

           (3) Operating Account........................................... 81
     10.5  Event of Default, etc........................................... 81
     10.6  When Amounts Are Insufficient to Pay Debt Service............... 81
     10.7  Excess Amounts.................................................. 82
     10.8  Termination of Accounts......................................... 82

SECTION 11 - MISCELLANEOUS PROVISIONS...................................... 82
     11.1  Waivers, Amendments, etc........................................ 82
     11.2  Notices......................................................... 82
     11.3  Payment of Costs and Expenses................................... 83
     11.4  Indemnification................................................. 83
     11.5  Survival........................................................ 84
     11.6  Execution in Counterparts, Effectiveness, etc................... 84
     11.7  Successors and Assigns.......................................... 84
     11.8  Sale and Transfer of Loans; Participations in Loans............. 84
           (1) Assignments................................................. 84
           (2) Participations.............................................. 85
     11.9  Other Transactions.............................................. 85
     11.10 Submission to Jurisdiction...................................... 85
     11.11 Judgment Currency............................................... 85

SECTION 12 --- GUARANTEE - PARENT GUARANTOR................................ 86
     12.1  Guarantee....................................................... 86
     12.2  Waivers......................................................... 86
     12.3  Benefit of Guarantee............................................ 87
     12.4  Subordination of Subrogation, etc............................... 87
     12.5  Liability Cumulative............................................ 87
     12.6  Indemnification and Payment..................................... 87
     12.7  Obligations Not Affected........................................ 88
     12.8  Dealing with Others............................................. 89

Exhibit 1.1(20) - Form of Borrower Completion Certificate

Exhibit 1.1(21) - Form of Borrower Construction Certificate

Exhibit 1.1(23) - Form of Borrowing Request

Exhibit 1.1(54) - Form of Continuation/Conversion Notice

Exhibit 1.1(103) - Form of Independent Engineer Completion Certificate

Exhibit 1.1(104) - Form of Independent Engineer Construction Certificate

Exhibit 1.1(121) - Form of Lender Assignment Agreement

Schedule 7.1(5) - Required (Minimum) Insurance

                                      (x)

                        CREDIT AND GUARANTEE AGREEMENT

THIS CREDIT AND GUARANTEE AGREEMENT, dated as of May 18, 2000, is made and entered among LAC DES ILES MINES LTD., a corporation formed under the laws of Canada (the "Borrower"), its parent NORTH AMERICAN PALLADIUM LTD., a corporation formed under the laws of Canada (the "Parent Guarantor"), the various financial institutions as are or may become parties hereto (collectively, the "Lenders"), BANK OF MONTREAL ("BMO"), as administrative agent (together with any successor(s) thereto in such capacity the "Administrative Agent") for the Lenders, ROYAL BANK OF CANADA ("RBC"), as syndication agent (together with any successor(s) thereto in such capacity the "Syndication Agent") for the Lenders and THE BANK OF NOVA SCOTIA ("BNS"), as documentation agent (together with any successor(s) thereto in such capacity the "Documentation Agent") for the Lenders.

RECITALS

A. WHEREAS, the Borrower presently owns and operates an open pit mine at Lac des Iles, near Thunder Bay, Ontario (the "Existing Mine").

B. WHEREAS, the Borrower intends to develop, construct, own and operate an expansion of the Existing Mine including a new milling operation (the "Project").

C. WHEREAS, the Project's operation will consist of an expansion of the Existing Mine and construction of a new processing plant for, among other things, the production of palladium concentrate.

D. WHEREAS, the Borrower desires to obtain Commitments from the Lenders pursuant to which Loans will be made to the Borrower from time to time prior to the Commitment Termination Date for such Commitments.

E. WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Section 5), to extend such Commitments and make such Loans to the Borrower.

F. WHEREAS, the Parent Guarantor is willing to guarantee the obligations of the Borrower hereunder in accordance with the terms and conditions set out herein.

FOR VALUE RECEIVED, the parties agree as follows:

SECTION 1 - DEFINITIONS AND ACCOUNTING TERMS

1.1 Defined Terms. The following terms (whether or not capitalized) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

(1) Acceptable Bank means (a) any Lender or (b) any other bank or trust company which has capital, surplus and undivided profits of at least $500,000,000 and has outstanding unsecured long-term indebtedness which is rated A or better by S&P or A2 or better by Moody's (or an equivalent rating by another nationally recognized statistical rating organization of similar standing if neither such corporation is then in the business of rating unsecured bank indebtedness).

(2) Accounts means the Operating Account, the Project Costs Account, the Debt Service Reserve Account, and the Loss Proceeds Account.

(3)  Additional Compensation has the meaning given to it in Section 4.1.

(4) Additional Project Document means any contract or agreement and each Consent to Assignment related thereto relating to the Development of the Project entered into by the Borrower subsequent to the Effective Date (other than Non-Material Project Contracts).

(5) Administrative Agent is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 9.4.

(6) Administrative Agent's Account for Payments means for all payments for and by the Borrower in US Dollars, the following account maintained by the Administrative Agent at the Administrative Agent's Branch of Account, to which payments and transfers are to be effected as follows:

          Harris Bank International Corp. of N.Y.
          Swift Code  HATRUS 33
          for beneficiary bank
          Bank of Montreal, Swift Code BOFMCAM 2
          Account Number 0002-4654-374, beneficiary account 0002 464731, Loan Account for Lac des Iles Mines Ltd.

     or any other account of the Administrative Agent as the Administrative Agent may from time to time advise the Borrower and the Lenders in writing.

(7) Administrative Agent's Branch of Account means the office of the Administrative Agent located at 19/th/ Floor, 1 First Canadian Place, Toronto, Ontario, M5X 1A1 (Fax No.: 416-867-5718) or other office or branch of the Administrative Agent in Canada as the Administrative Agent may from time to time advise the Borrower and the Lenders in writing.

(8)  Affected Borrowing has the meaning given to it in Section 4.2.

(9) Affiliate means any Person that directly or indirectly controls, or is under common control with, or is controlled by, another Person and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). Notwithstanding the foregoing, the definition of "Affiliate" shall not encompass (a) any individual solely by reason of his or her being a director, officer or employee of any Person and (b) the Administrative Agent or any Lender. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing members or general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(10) Aggregate Commitment means the aggregate of the Commitments of all the Lenders as reduced from time to time pursuant to the terms hereof.

(11) Agreement means, on any date, this Credit and Guarantee Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

(12) Applicable Margin means:

     (a) with respect to a USBR Loan, (i) 1.00 % per annum during the period commencing on the Effective Date to and including the Completion Date;
          (ii) 1.375 % per annum during the period commencing the day after the Completion Date to and including the third anniversary of the Completion Date; (iii) 1.625 % per annum during the period commencing the day after the third anniversary of the Completion Date; and

     (b) with respect to a LIBO Rate Loan, (i) 1.75% per annum during the period commencing on the Effective Date to and including the Completion Date; (ii) 2.125% per annum during the period commencing the day after the Completion Date to and including the third anniversary of the Completion Date; (iii) 2.375% per annum during the period commencing the day after the third anniversary of the Completion Date.

The Applicable Margin shall be reduced by 0.75 % per annum with respect to interest on any portion of a Loan that is fully secured by cash collateral or Permitted Investments in a minimum amount of US$5,000,000 or whole multiples of US$1,000,000 in excess thereof (excluding amounts in the Accounts) pledged by the Borrower to the Administrative Agent as security for the Obligations, subject to Security Documents in form and substance acceptable to the Administrative Agent. Notwithstanding the foregoing, the Borrower acknowledges that it cannot use the proceeds, or any portion thereof, of the Equity Contribution to lower the Applicable Margin in accordance with the terms hereof.

(13) Applicable Period is defined in Section 7.2(10).

(14) Approvals to be Obtained is defined in Section 6.5(1).

(15) Approved Budget means (a) prior to Completion, the Construction Budget then most recently approved by the Majority Lenders and (b) after Completion, the Operating Budget then most recently approved by the Majority Lenders, in each case pursuant to Section 7.1(10).

(16) Assignee Lender is defined in Section 11.8(1).

(17) Authorized Officer means: (a) with respect to any Person that is a corporation or a limited liability company, the President, Vice President or Chief Financial Officer of such Person; and (b) with respect to any Person that is a partnership, the President, Vice President or Chief Financial Officer of a general partner of such Person. Without limiting the foregoing, "Authorized Officer" means, relative to the Borrower and each Obligor, those of its officers whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to Section 5.1(3)(d).

(18) BMO is defined in the preamble, and includes its successors.

(19) Borrower is defined in the preamble, and includes its successors.

(20) Borrower Completion Certificate means the certificate in the form of
Exhibit 1.1(20) hereto and duly completed and executed by the Borrower.

(21) Borrower Construction Certificate means the certificate in the form of
Exhibit 1.1(21) hereto and duly completed and executed by the Borrower.

(22) Borrowing means the Loans of the same Type and, in the case of LIBO Rate Loans, having the same Interest Period, made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.3.

(23) Borrowing Request means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit 1.1(23) hereto.

(24) Budgeted Capital Expenditures means Capital Expenditures that are funded solely from funds specified for such purpose in the applicable Construction Budget or Operating Budget, as the case may be.

(25) Budgeted Project Costs means the amount budgeted by, and to be used by, the Borrower to develop and construct the Project and operate the Project through to Completion (including funds for financing fees, interest, closing costs and insurance premiums), all as is more fully described in the Construction Budget. As of the date hereof, the Budgeted Project Costs exclusive of Operation and Maintenance Expenses (other than expenses referred to in (j) of such definition) and working capital associated with the Existing Mine equal US$153,000,000.

(26) Business Day means (a) any day which is neither a Saturday or Sunday nor a legal holiday on which Lenders are authorized or required to be closed in Toronto; and (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day on which dealings in US Dollars are carried on in the interbank eurodollar market.

(27) Canadian Benefit Plans means all material employee benefit plans or arrangements maintained or contributed to by the Borrower that are not Canadian Pension Plans, including all profit sharing, savings, supplemental retirement, retiring allowance, severance, pension, deferred compensation, welfare, bonus, incentive compensation, phantom stock, legal services, supplementary unemployment benefit plans or arrangements and all life, health, dental and disability plans and arrangements in which the employees or former employees of the Borrower participate or are eligible to participate but excluding all stock option or stock purchase plans.

(28) Canadian Dollar, Dollar, and the sign "$" and "C$" mean lawful money of Canada.

(29) Canadian Pension Plans means all plans or arrangements which are considered to be pension plans for the purposes of any applicable pension benefits standards statute or regulation in Canada established, maintained or contributed to by the Borrower for its employees or former employees.

(30) Capital Expenditures means, for any period, the aggregate amount of all expenditures of the Borrower for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures.

(31) Capitalized Lease Liabilities means all monetary obligations of the Borrower under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

(32) Cash Flow means, with respect to any period, net income of the Borrower (excluding extraordinary gains or losses, but after deducting interest accrued after the Completion Date) for such period, plus, to the extent deducted in determining such net income, provision for deferred income taxes, depreciation, depletion and amortization expenses deducted for such period as well as other non-cash charges.

(33) Cash Operating Cost Per Ounce of Accountable Palladium means, for any period, without duplication, the on-site operating costs in respect of all operational and maintenance costs during such period for mining, milling, administration, power and reclamation calculated on a per ounce of accountable palladium basis, excluding by-product credits and royalties and also excluding any such costs and mill production associated with the accountable palladium milled through the mill in the Existing Mine.

(34) Cash Operating Cost Per Tonne Ore Milled means, for any period, without duplication, the on-site operating costs in respect of all operational and maintenance costs during such period for mining, milling, administration, power and reclamation calculated on a per tonne of ore milled basis but excluding such costs and mill production associated with any ore milled through the mill in the Existing Mine.

(35) Cash Production Costs means, for any period, without duplication, the amount payable in respect of all Project Costs and Operation and Maintenance Expenses during such period.

(36) CFADS means for any period, Cash Flow, plus Interest Expense, less Capital Expenditures and plus or minus changes in working capital.

(37) Change of Control means any event, transaction or occurrence as a result of which (a) any Person (together with any Affiliates of such Person, collectively), other than any Person that is a member of the Kaiser Group, shall own and control, directly or indirectly, all of the economic and voting rights associated with ownership of at least forty percent (40%) of the outstanding capital Stock of all classes of the Parent Guarantor on a fully diluted basis, or (b) the Parent Guarantor shall cease to own and control all of the economic and voting rights associated with all of the outstanding Stock of the Borrower.

(38) Change Order means any change to the scope of work, or any detail thereof, of the Project as originally set forth in the respective Construction Contracts, and includes, without limitation, any "change order" as defined in the respective Construction Contracts.

(39) Charges shall mean all lawful claims for labor, materials, supplies and services or otherwise and Taxes assessed, levied or imposed against a Credit Party or upon (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party's business or existence of any Liens in respect of such Taxes.

(40) Collateral means the undertaking, property and assets covered by the Security Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired by a Credit Party, that may at any time be or become subject to a Lien in favour of the Administrative Agent on behalf of the Lenders to secure any or all of the Obligations.

(41) Commitment means, relative to any Lender, such Lender's obligation to make Loans pursuant to Section 2.1.

(42) Commitment Amount means, on any date, US $90,000,000, as such amount may be reduced from time to time pursuant to Section 3.1(5).

(43) Commitment Termination Date means the earliest of (a) the Completion Date,
(b) the Initial Repayment Date, (c) the date on which the Aggregate Commitment is terminated in full and reduced to zero pursuant to Section 3.1(5), and (d) the date on which any Commitment Termination Event occurs.

(44) Commitment Termination Event means (a) the occurrence of any Event of Default described in Section 8.1(8), or 8.1(9), and (b) the occurrence and continuance of any other Event of Default and either (i) the declaration of the Loans to be due and payable pursuant to Section 8.3, or (ii) in the absence of such declaration, the giving of notice by the Administrative Agent, acting at the direction of the Majority Lenders, to the Borrower that the Commitments have been terminated.

(45) Commodity Swap means any hedge, swap or similar agreement or similar arrangement between such Person and one or more financial institutions or other Persons providing for the transfer or mitigation of commodity pricing risks either generally or under specific contingencies.

(46) Completion shall occur when all of the following conditions have been satisfied to the satisfaction of the Administrative Agent and the Lenders:

     (a)    Physical Completion has occurred;

     (b) as of the Completion Date, the Debt Service Reserve Account is funded in the amount of 100% of the Target Amount;

     (c) the Debt Service Coverage Ratio as of the Completion Date exceeds 1.25:1.00, as calculated for the Test Period (based on the assumption that the first Principal Payment Date occurs during the Test Period);

     (d) the Qualifying Term remaining as of the Completion Date shall be at least three years and six months;

     (e) no Default or Event of Default shall have occurred and be continuing; and

     (f) the Administrative Agent (with a copy for each Lender) shall have received the Independent Engineer Completion Certificate and a Borrower Completion Certificate, in each case, including all exhibits and attachments thereto and dated not more than 10 days prior to the Completion Date, together with evidence satisfactory to them from the Borrower confirming the matters set forth therein and a subsearch of title together with a legal opinion of Borrower's counsel ensuring the priority of the Liens created under the Mortgage for the full aggregated principal amount of the Loans outstanding subject only to such qualifications as are satisfactory to the Majority Lenders, acting reasonably.

(47) Completion Date means the date on which Completion occurs.

(48) Completion Guarantee means the Guarantee to be entered into by the Completion Guarantors in favour of the Administrative Agent for the benefit of the Secured Parties on the Effective Date, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of this Agreement and the other Loan Documents.

(49) Completion Guarantors means each of George B. Kaiser, Betty E. Kaiser, Kaiser Energy Ltd., GBK Corporation and Kaiser - Francis Oil Company.

(50) Consent to Assignment means each consent to assignment in favour of the Administrative Agent for the benefit of the Secured Parties in form and substance satisfactory to the Administrative Agent, with respect to certain Material Project Contracts including, without limitation, the Palladium Sales Contract, the Construction Contracts, the Power Supply Contract and the Smelting Agreements.

(51) Construction Budget means a budget, prepared and certified by the Borrower, of the Project Costs expected to be incurred by the Borrower in the form attached hereto as Schedule 6.16, as the same may be amended from time to time as provided herein.

(52) Construction Contracts means, collectively, the (a) Technical Services Contract for Detailed Engineering, Procurement and Construction Management Services between AGRA Simons Limited and the Parent Guarantor, as later assigned to the Borrower by the Parent Guarantor, effective as of November 22, 1999 and
(b) all other contracts to be entered into by the Borrower pursuant to which the Project will be built.

(53) Contest means, with respect to any Person, with respect to any Charges or any Lien imposed on Property of such Person (or the related underlying claim for labour, material, supplies or services) by any Government Authority for Charges or with respect to obligations under any Mechanics' Lien (each, a "Subject Claim"), a contest of the amount, validity or application, in whole or in part, of such Subject Claim pursued in good faith and by appropriate legal, administrative or other proceedings diligently conducted so long as: (a) adequate reserves have been established with respect to such Subject Claim in accordance with GAAP, (b) during the period of such contest the enforcement of such Subject Claim is effectively stayed and any Lien arising by virtue of such Subject Claim shall be effectively secured by posting of cash collateral or a surety bond (or similar instrument) by a reputable surety company or, with the consent of the Administrative Agent, the posting of another security reasonably satisfactory to the Administrative Agent, in any case in an amount sufficient to assure the discharge of the Subject Claim and any actual or proposed deficiency, additional charge, penalty or expense arising from or incurred as a result of such contest, (c) neither the Administrative Agent nor any Lender would reasonably be expected to be exposed to any risk of criminal liability or civil liability as a result of such contest, (d) the failure to pay such Subject Claim under the circumstances described above would not otherwise reasonably be expected to have a Material Adverse Effect, and (e) at the time of commencement and during the term of such Contest, no Default or Event of Default shall have occurred and be continuing. The term "Contest" used as a verb shall have a correlative meaning.

(54) Continuation/Conversion Notice means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit 1.1(54) hereto.

(55) Cost Overrun means the total amount by which the Borrower or the Independent Engineer, and in the case of a disagreement between the Borrower and the Independent Engineer, means the greater of the two numbers, estimates that Project Costs, including funds expended to date, but less the Operation and Maintenance Expenses, working capital and funds for working capital will exceed the original amount budgeted in the Construction Budget.

(56) Credit Party means each of the Borrower and the Parent Guarantor.

(57) Date Certain means December 31, 2001 unless there are at least four and one half years remaining on the Palladium Sales Contract at such time in which case it is June 30, 2002.

(58) Debt means all items under clauses (a), (b), (c), (f) and (g) of the definition of Indebtedness but excluding deferred Taxes and other deferred credits.

(59) Debt Service means, for any period, the sum, computed without duplication, of the following: (a) all scheduled principal amounts payable by the Borrower in respect of Debt during such period plus (b) all amounts payable
                                                   ----
by the Borrower in respect of Interest Expense for such period.

(60) Debt Service Coverage Ratio means, for any period, the ratio of (a) CFADS for such period to (b) Debt Service for such period.

(61) Debt Service Reserve Account means the Debt Service Reserve Account contemplated by Section 10.1.

(62) Default means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

(63) Development means the design, construction, development, ownership, leasing, occupation, equipping, testing, repair, operation, maintenance and use of the Project and the financing of the Project.

(64) Development Plan means the plan for the Development and expansion of the Project, as developed by the Borrower, reviewed by the Independent Engineer and approved by the Lenders as part of the Feasibility Study, as amended or supplemented from time to time in accordance with the annual approved Operating Budget delivered to the Administrative Agent and Lenders under Section 7.1(1)(e).

(65)   Disputed Item is defined in Section 2.3(3).

(66) Effective Date means the date this Agreement becomes effective pursuant to Section 11.6.

(67) Environmental Claim means, with respect to any Person, any written notice, claim, administrative, regulatory or judicial action, suit, judgment or demand by any other Person alleging or asserting such first Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property of such Person, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, Use, or Release into the environment of any Hazardous Material from or at any personal or real property of the Borrower or Parent Guarantor or (b) any act, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include any claim by any Government Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

(68) Environmental Laws means any and all applicable Government Rules relating to the protection of the environment, human health or safety, or the Release or threatened Release of Hazardous Materials into the indoor or outdoor environment, including ambient air, soil, surface water, groundwater, wetlands, land or subsurface strata, or otherwise relating to the Use of Hazardous Materials, whether now or hereafter in effect.

(69) Environmental Liabilities means with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any Environmental Claim.

(70)   Environmental Permits means Government Approvals under Environmental
Laws.

(71) Equity Contribution means a contribution of cash to the Borrower made by way of an equity investment in the Stock of the Borrower by the Parent Guarantor in the amount of US$55,000,000, or the Equivalent Amount in Canadian Dollars, for the purposes of financing the Project pursuant to Section 5.2(7).

(72) Equivalent Amount in one currency on any day means the amount of that currency into which a specified amount of another currency can be converted at the Bank of Canada's noon spot rate (or any other rate to which the parties agree) and if that day is not a Business Day, on the immediately preceding Business Day.

(73) Event of Abandonment means (a) prior to Completion, the suspension or cessation of development or construction of the Project for more than 90 consecutive days or for more than 10 consecutive days that are not covered by Force Majeure, business interruption or similar insurance for the benefit of the Lenders and (b) after Completion, the suspension or cessation of the operation of the Project for more than 120 consecutive days or for more than 30 consecutive days that are not covered by force majeure, business interruption or similar insurance for the benefit of the Lenders.

(74)   Event of Default is defined in Section 8.1.

(75) Excess Cash Flow means, with respect to any period, CFADS less (a) Interest Expense and principal payments required to be made under Section 3.1(1) of this Agreement and (b) payments to the Debt Service Reserve Account under
Section 10.3 of this Agreement.

(76)   Excluded Taxes is defined in Section 4.6(4).

(77)   Existing Mine is defined in the first recital.

(78) Feasibility Study means the Lac des Iles - Detailed Feasibility Study prepared by AGRA Simons Limited dated May, 2000.

(79) Federal Funds Rate means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight

Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that: (a) if
                                                          --------
the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

(80)   Fee Letter is defined in Section 3.3(2).

(81) Final Maturity Date means (a) September 30, 2006 or (b) if applicable, the earlier Principal Payment Date upon which the Loans are to be repaid in full in accordance with Section 3.1(1).

(82)   Fiscal Quarter means any quarter of a Fiscal Year.

(83) Fiscal Year means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "2000 Fiscal Year") refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

(84) Force Majeure means any of the following: acts of God, earthquakes or other earth movements, tidal waves, hurricanes, landslides, cave-ins, subsidences, storms, windstorms, lightening, floods, explosions, fires, vandalism, wars (whether declared or not), armed conflicts (whether internal or international), riots, insurrections, rebellions, civil commotions, sabotage, blockades, embargoes, epidemics, acts or omissions of governmental bodies, strikes, lockouts, other labour disturbances, or any other event or cause, whether similar or dissimilar to the foregoing, beyond the control of the party asserting Force Majeure and , in any case, against which the party asserting Force Majeure could not reasonably have protected itself and which prevents such party from performing the relevant obligation, but for greater certainty does not include lack of funds.

(85)   GAAP is defined in Section 1.3.

(86)   General Contractor means AGRA Simons Limited.

(87) Government Approval means (a) any authorization, consent, approval, license, lease, ruling, permit, tariff, rate, certification, waiver, exemption, filing, variance, claim, order, judgment or decree of, by or with, (b) any required notice to, (c) any declaration of or with, or (d) any registration by or with, any Government Authority.

(88) Government Authority means any domestic or foreign government including, without limitation, any federal, provincial, state, territorial or municipal government and any executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

(89) Government Rule means any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive, requirement of, or other governmental restriction or any similar binding form of decision of or determination by, or any binding interpretation or administration of any of the foregoing by, any Government Authority, whether now or hereafter in effect.

(90) Guarantee or "Guaranty" means a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property of any Person, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of his, her or its obligations or an agreement to assure a creditor against loss, and including causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee", "Guaranty" and "Guaranteed" used as verbs shall have correlative meanings.

(91)   Guarantors means each of the Parent Guarantor and the Completion
Guarantors.

(92) Guaranteed Liability means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Guaranteed Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

(93) Hazardous Material means, any substance, material or waste which is regulated by or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance which is (a) defined as a "solid waste," "hazardous waste." "hazardous material," "hazardous substance," "dangerous good," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

(94) Hedge Agreements means Commodity Swaps and Interest Rate/Currency Protection Agreements.

(95) Hedging Obligations means, with respect to any Person, all liabilities of such Person under Hedge Agreements.

(96) herein, hereof, hereto, hereunder and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

(97) Impermissible Qualification means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Borrower, any qualification or exception to such opinion or certification
     (a) which is of a "going concern" or similar nature; (b) which relates to the limited scope of examination of matters relevant to such financial statement; or (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under Sections 7.1 or 7.2.

(98) including means including without limiting the generality of any description preceding such term.

(99) Indebtedness of any Person means, without duplication: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and Lender's acceptances issued for the account of such Person; (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities; (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined; (e) net liabilities of such Person under all Hedging Agreements; (f) whether or not so included as liabilities in accordance with GAAP, all deferred payment obligations of such Person, including obligations to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and (g) all Guaranteed Liabilities of such Person in respect of any of the foregoing. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

(100)  Indemnified Liabilities is defined in Section 11.4.

(101)  Indemnified Parties is defined in Section 11.4.

(102) Independent Engineer means Pincock, Allen & Holt, or such other Person acceptable to the Borrower, acting reasonably, as the Administrative Agent may engage on behalf of the Lenders to act as Independent Engineer for the purposes of this Agreement.

(103) Independent Engineer Completion Certificate means a Completion Certificate, in substantially the form of Exhibit 1.1(103) hereto and duly completed and executed by the Independent Engineer.

(104) Independent Engineer Construction Certificate means a Construction Certificate, in substantially the form of Exhibit 1.1(104) hereto and duly completed and executed by the Independent Engineer.

(105)  Initial Repayment Date means December 31, 2001.

(106) Insolvency Laws shall mean any of the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) and Title 11 of the United States Code entitled "Bankruptcy", each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction including, without limitation, any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

(107) Insurance Advisor means Marsh an MMC Company or such other Person as the Administrative Agent may engage (with the consent of the Borrower) on behalf of the Lenders to act as Insurance Advisor for the purposes of this Agreement.

(108) Insurance Policies means those policies of insurance delivered pursuant to Section 5.1(6) or otherwise required to be obtained and maintained by the Borrower pursuant to Section 7.1(5).

(109) Interest Expense means, for any period, the sum of the following: (a) all interest in respect of Debt accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amounts payable (or minus the net amounts receivable) under Interest Rate/Currency Protection Agreements accrued during such period (whether or not actually paid or received during such period).

(110)  Interest Payment Date means the third Business Day of each month.

(111) Interest Period means, relative to LIBO Rate Loans, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.3 or 2.4 and shall end on (but exclude) the day which is one, two, three or six months thereafter, in either case as the Borrower may select in its relevant notice pursuant to
Section 2.3 or 2.4; provided, however, that (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than five different dates; (b) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration; and (c) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless, if such Interest Period applies to LIBO Rate Loans, such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day).

(112) Interest Rate/Currency Protection Agreement means, for any Person, any interest rate or currency swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest or currency risks either generally or under specific contingencies.

(113) Investment means, for any Person: (a) the acquisition (whether for cash, Property of such Person, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale), (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold in the ordinary course of business), (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person and (d) the entering into of any Hedge Agreement. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

(114) ITA shall mean the Income Tax Act (Canada) as the same may, from time to time be in effect.

(115) Kaiser Bridge Loan means indebtedness of the Parent Guarantor or the Borrower owing to Kaiser-Francis Oil Company incurred in connection with the $15,000,000 facility under the Letter Agreement dated May 24, 2000 between the Parent Guarantor, the Borrower and Kaiser-Francis Oil Company and which matures on July 14, 2000.

(116) Kaiser-Chase Credit Agreement means the Amended and Restated Revolving Credit Agreement dated as of January 31, 2000 among George B. Kaiser and Betty
E. Kaiser, as Borrowers, the lenders who became party thereto and Chase Bank of Texas, National Association, as Administrative Agent, as the same may be amended, varied, restated or changed from time to time.

(117) Kaiser Group means each of the Completion Guarantors and Fountains Continuum of Care, Inc. and each of their Affiliates and Subsidiaries.

(118) Kaiser Sub Debt means indebtedness of the Parent Guarantor owing to Kaiser-Francis Oil Company the amount of which as of March 31, 2000 was C$123,241,000 as evidenced by a term promissory note in the principal amount of US$82,956,184 dated January 1, 2000.

(119) Leases means the mining leases with Her Majesty the Queen in Right of the Province of Ontario as represented by the Minister of Northern Development and Mining being Mining Leases No. 104108, 104109, 104110 and 104111.

(120)  Lenders is defined in the preamble.

(121) Lender Assignment Agreement means a Lender Assignment Agreement substantially in the form of Exhibit 1.1(121) hereto.

(122) LIBO Rate means, with respect to any Interest Period applicable to a LIBO Rate Loan, the average annual rate of interest (based on a 360 day year, rounded upwards, if necessary, to the nearest whole multiple of 1/16 of 1%) at which major banks in the London interbank market are offering deposits in the relevant currency and amount for a period equal to the relevant Interest Period, appearing on the Reuters Screen LIBO Page (at or about 11:00 a.m. London time) two Business Days before the beginning of such Interest Period. If that rate does not so appear, then the LIBO Rate shall be determined by reference to another publicly available financial information service as may be agreed by the Administrative Agent and the Borrower or, if that service is not available or agreed, then the LIBO Rate shall be the annual rate of interest determined by the Administrative Agent as being the rate of interest at which it would be prepared to offer to leading banks in the London interbank market for delivery on the first day of the relevant Interest Period for a period equal to the Interest Period, deposits in the relevant currency and amount comparable to the relevant LIBO Rate Loan requested by the Borrower.

(123) LIBO Rate Loan means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

(124) LIBOR Interest Date means, with respect to any Loan, the date falling on the last day of each Interest Period applicable to a LIBO Rate Loan and, if the applicable Interest Period is longer than 3 months, the date falling every 3 months after the beginning of the Interest Period and the last day of the Interest Period.

(125) Lien means, with respect to any Property of any Person, any mortgage, deed of trust, encumbrance, lien (statutory or otherwise), interest, royalty, pledge, charge, lease, easement, servitude, security interest or encumbrance of any kind in respect of such Property of such Person. For purposes of this Agreement and the other Loan Documents, a Person shall be deemed to own subject to a Lien any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

(126) Life-of-Mine Plan means an annual life-of-mine plan for the projected life of the Project and the Existing Mine that is consistent with the Development Plan and includes, without limitation, monthly forecasts for the first year and annual forecasts thereafter of tonnes of material and ore mined, tonnes of ore processed (milled), ore grades mined and processed, concentrate grades, metal recoveries, production of concentrates, cash operating costs, and capital expenditures.

(127) Loan means a Loan of any Type by a Lender by way of the advance of a USBR Loan or LIBO Rate Loan.

(128) Loan Documents means this Agreement, the Security Documents, the Completion Guarantee, the Consents to Assignment, Hedge Agreement(s) entered into with any of the Lenders and each other agreement, document or instrument delivered pursuant to any of the foregoing.

(129) London Price for Gold means that the price of gold for any day will be that day's afternoon fixing per troy ounce of unallocated gold for delivery in London through a member of the LBMA authorized to effect such delivery, stated in U.S. Dollars, as calculated by the London Buillion Market Association and displayed on page "NMRB" of the Reuters Monitor Commodities 2000 on that date.

(130) London Price for Platinum means that the price of platinum for any day will be that day's afternoon fixing per troy ounce of unallocated platinum for delivery in Zurich through a member of the London Platinum and Palladium Market ("LPPM") authorized to effect such delivery, stated in U.S. Dollars, as calculated by the LPPM and displayed on page NMRB of the Reuters Monitor Commodities 2000 on that date.

(131) Loss means any loss, theft, destruction, damage, casualty, title defect or failure, adverse zoning change, taking, condemnation, seizure, confiscation, or requisition of or with respect to the Project or any part thereof.

(132) Loss Proceeds means insurance proceeds, condemnation awards or other compensation, awards, damages and other payments or relief (exclusive, in each case, of the proceeds of liability insurance, Force Majeure, delay in start-up and business interruption insurance and other payments for interruption of operations and any construction cost overrun insurance) with respect to any Loss.

(133)  Loss Proceeds Account means the Loss Proceeds Account contemplated by
Section 10.1.

(134) Majority Lenders means, at any time, Lenders holding more than 50% of the aggregate unpaid principal amount of the outstanding Loans, except that if no Loans are outstanding, Lenders holding more than 50% of the then Aggregate Commitment.

(135) Major Loss means any loss, theft, destruction, damage, casualty, title defect or failure, adverse zoning change, taking, condemnation, seizure, confiscation, or requisition of or with respect to the Project or any part thereof that, in the judgment of the Majority Lenders, acting reasonably, makes construction or operation of the Project uneconomical or unfeasible.

(136) Material Adverse Effect means, with respect to any Person, a material adverse change in (i) the business, assets, operations, property, condition (financial or otherwise), or prospects of such Person, the Project or the Existing Mine, (ii) such Person's ability to perform its obligations under any Transaction Document to which it is a party or (iii) the validity, enforceability or perfection of the Liens created under the Security Documents.

(137) Material Project Contracts means the Palladium Sales Contract, the Insurance Policies, the Construction Contracts, the Smelting Agreements, the Royalty Agreement, the Power Supply Agreement, Hedge Agreements and the Completion Guarantee, and, after the execution and delivery thereof following the Effective Date, each Additional Project Document, each of such agreements to be in form and substance satisfactory to the Administrative Agent and the Majority Lenders, acting reasonably.

(138) Mechanics' Liens means carriers', warehousemen's, mechanics', workmen's, materialmen's, construction or other like statutory Liens.

(139)  Moody's means Moody's Investors Service, Inc.

(140) Mortgages means each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by either or both of the Credit Parties to the Administrative Agent with respect to the Mortgaged Properties, all in form and substance satisfactory to Administrative Agent, including, without limitation, acknowledgement of charges, standard charge terms, assignment of rents, hypothecs charging real property and debentures.

(141)  Mortgaged Properties has the meaning given to it in Section 5.1(10).

(142) Net Available Amount means in the case of any Loss, the aggregate amount of Loss Proceeds received by the Borrower or the Parent Guarantor in respect of such Loss net of fees and expenses incurred by the Borrower in connection with the collection of such Loss Proceeds.

(143) Non-Government Approval means (a) any authorization, consent, approval, license, lease, waiver or variance by or with, (b) any required notice to, or
(c) any declaration of or with, any Person (other than any Government
Authority).

(144) Non-Material Project Contracts means (a) contracts or agreements entered into by the Borrower in the ordinary course of business in connection with the Development of the Project under which the Borrower shall have obligations not in excess of (i) US$5,000,000 in the aggregate as to all such agreements in any Fiscal Year of the Borrower or (ii) US$1,000,000 under any one such agreement,
(b) contracts or agreements that provide for purchase of spare parts and related services (if any), have a term of less than one (1) year and payments under which are provided for in the applicable Operating Budget, and (c) any contract or agreement entered into by the Borrower in the ordinary course of business for legal or accounting services in connection with the ownership and operation of the Project.

(145) Obligation means all obligations (monetary or otherwise) of the Borrower, the Parent Guarantor and each other Obligor arising under or in connection with this Agreement and each other Loan Document.

(146) Obligor means the Credit Parties, each Completion Guarantor and any other Person (other than the Administrative Agent or any Lender) obligated under any Loan Document.

(147) Operating Account means the "Operating Account" contemplated by Section 10.1.

(148)  Operating Budget is defined in Section 7.1(1)(e).

(149) Operation and Maintenance Expenses means, for any period, the sum, computed without duplication, of the following: (a) expenses of administering and operating the Project and the Existing Mine and of maintaining them in good repair and operating condition payable during such period plus (b) direct operating and maintenance costs of the Project payable during such period plus
(c) insurance costs payable during such period plus (d) applicable sales and excise taxes (if any) payable by the Borrower during such period plus (e) franchise taxes payable by the Borrower during such period plus (f) federal, provincial, state and local income taxes imposed by law on, and payable by, the Borrower during such period, if any, plus (g) property taxes payable by the Borrower during such period plus (h) costs and fees attendant to the obtaining and maintaining in effect the Government Approvals payable during such period plus (i) legal, accounting and other professional fees attendant to any of the foregoing items payable during such period plus (j) all fees payable to the Administrative Agent and the Lenders in accordance with
Section 3.3 or the Fee Letters during such period. Operation and Maintenance Expenses shall exclude, to the extent included: (i) payments into the Debt Service Reserve Account and the Operating Account during such period, (ii) payments of any kind with respect to Restricted Payments during such period,
(iii) depreciation and depletion for such period, and (iv) any payments of any kind with respect to restoration work during such period undertaken in accordance with Section 7.1(5).

(150) Organizational Document means, relative to any Person, its articles of organization, formation or incorporation (or comparable document), its by-laws or operating agreement and all shareholder agreements, partnership agreements, member agreements, voting trusts and similar arrangements applicable to ownership.

(151)  ounces means troy ounces equalling 31.1035 grams per ounce.

(152) Palladium Sales Contract means the contract, a copy of which was delivered to the Administrative Agent on or before the Effective Date, dated February 4, 2000, between the Parent Guarantor and later assigned to the Borrower by the Parent Guarantor, and a major automobile manufacturer, for sales of all palladium production of the Project up to a maximum of 35,000 ounces per month, for a term of approximately five years commencing on the date when financing for the Project has been completed and terminating on June 30, 2005, having an initial floor price of US$325/oz., as may be extended in accordance with its terms.

(153)  Participant is defined in Section 11.8(2).

(154) Percentage means, relative to any Lender, the percentage set forth opposite its signature hereto or set forth in the Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 11.8.

(155) Permitted Hedge Agreement means any Hedge Agreement between the Borrower and any Lender or any Affiliate of any Lender entered into in accordance with the terms of Section 7.1(9).

(156)  Permitted Indebtedness means the Indebtedness permitted under Section
7.2(2)

(157)  Permitted Investments means the Investments permitted under Section
7.2(12).

(158)  Permitted Liens means the Liens permitted under Section 7.2(3).

(159) Person means any natural person, corporation, limited liability company, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

(160) Physical Completion will be deemed to have occurred when the following conditions have been met and confirmed in the Independent Engineer Completion Certificate and Borrower Completion Certificate:

       (a) construction of the physical facilities, buildings and equipment, has been completed at the Project Site in accordance in all material respects with the original design and specifications and the Construction Contracts; such facilities have become operational including sufficient capital spares and inventory and all manufacturers' and contractors' guaranteed test runs have been satisfactorily completed;

       (b) the Borrower has accepted delivery, installation and/or provision of all material equipment and services to be provided under the Construction Contracts in accordance in all material respects with the Development Plan;

       (c) Government Approvals required for sustained operation of the Project at design capacity shall have been obtained and are in full force and effect; and

       (d)     the Borrower has accepted all work under the Construction
               Contracts.

(161) Pledge Agreement means the Pledge Agreement to be entered into between the Administrative Agent and the Parent Guarantor on the Effective Date, as such Pledge Agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of this Agreement and the other Loan Documents.

(162) Power Supply Agreement means the Agreement for Power dated January 30, 1998 between Ontario Hydro (now Ontario Power Generation) and the Borrower.

(163)  Principal Payment Date means the first repayment date as set forth in
Section 3.1(1) and the last Business Day of each calendar quarter thereafter.

(164) Pro Forma Debt Service Coverage Ratio means, as of a given date (the "calculation date"), the Debt Service Coverage Ratio determined on a pro forma basis for the each of the next four successive periods of 12 calendar months, the first such period beginning in the month in which such calculation date falls on the basis that (a) Debt Service for each such period shall be calculated using the current applicable LIBO Rate plus the Applicable Margin based on a 3 month Interest Period, and (b) CFADS for each such period shall be calculated based on the most recent Life-of-Mine Plan assuming (i) the floor price under the Palladium Sales Contract for each such period, (ii) base metal prices based on the forecasts contained in the most recent Brook Hunt metal service report, (iii) platinum prices at the lower of the London Price for Platinum and US$350/oz.; and (iv) gold prices at the lower of the London Price for Gold and US$300/oz. (all prices as adjusted based on the Borrower's applicable Commodity Swaps permitted in accordance with Section 7.1(9)). For the purposes of this calculation, the exchange rate between Cdn$ and US$ will be the most recent four year forecast of the Administrative Agent.

(165) Prohibited Change Order means any Change Order which (a) results in an increase in Project Costs (individually or, together with all prior Change Orders) exceeding 10% of Budgeted Project Costs, or (b) either individually or in conjunction with some or all prior

Change Orders (i) changes or modifies the plans and specifications of any of the Construction Contracts in any material way, materially changes the construction schedule or expected Completion Date or materially adversely affects the performance levels or performance guarantees set forth in any of the Construction Contracts or (ii) results in any change to the Project which is adverse to the interests of the Lenders.

(166)  Project is defined in the second recital.

(167) Project Costs means all costs and expenses to be incurred by the Borrower to develop, construct and achieve Completion in the manner contemplated by the Transaction Documents and Development Plans including, without limitation, (i) fees and expenses of the Independent Engineer, the Insurance Advisor, and legal counsel to the Administrative Agent, (ii) the design, construction, equipment procurement, installation and start up operation of the Project including, without limitation, all Debt Service, Operation & Maintenance Expenses and other expenses during or (to the extent provided in the Construction Budget) prior to construction of the Project and the initial funding of the Debt Service Reserve Account.

(168)  Project Costs Accounts means the "Project Costs Account" contemplated by section 10.1.

(169) Project Party means each Person (other than the Borrower, the Administrative Agent or any Lender) from time to time party to a Material Project Contract or Additional Project Document.

(170) Project Revenues means, for any period, all revenues (without duplication) receivable by the Borrower in respect of such period from: (a) the sale of products and performance of services by the Project, including pursuant to the Palladium Sales Contract, (b) all interest earned with respect to such period on Permitted Investments held in the Accounts, (c) amounts received by the Borrower from Project Parties constituting the refund of deposits during such period, (d) amounts received by the Borrower under any Material Project Contract, Non-Material Project Contract or Additional Project Document during such period, (e) the proceeds of any force majeure, delay in start-up (whether due to construction, efficacy or otherwise), business interruption insurance and other payments received for interruption of operations during such period and
(f) all other revenue, however derived, by the Borrower during such period.

(171) Property means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

(172) Qualifying Term means with respect to the Palladium Sales Contract, any continuous period during the term of such agreement (including any extensions thereof) during which the floor price for palladium shall be at least US$325/oz. (if on or before June 30, 2005) and at least US$300/oz. (at any time after June 30, 2005) at all times thereunder.

(173)  Real Estate is defined in Section 6.9

(174) Release means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

(175) Required Insurance means the insurance to be obtained and maintained by the Borrower and the Parent Guarantor pursuant to Section 7.1(5) and Schedule 7.1(5) to this Agreement.

(176) Restricted Payment means: (a) all declarations, or distributions of a Credit Party (in cash, Property of such Credit Party or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition by such Credit Party of, any portion of any Stock in such Credit Party; (b) all payments (in cash, Property of such Credit Party or obligations) of principal or, premium, if any, or interest on and other amounts with respect to, or other payments on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition by such Credit Party of, the Kaiser Sub Debt except for (i) a payment to the Completion Guarantors of any guarantee fees in connection with the Completion Guarantee while the Completion Guarantee is in effect up to a maximum of 0.5% per annum of the outstanding amount hereunder; and (ii) repayment of the Kaiser Sub Debt out of the proceeds of the equity to be raised for the Equity Contribution provided that the Equity Contribution to be used for Project Costs has been invested in the Borrower; (c) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Person's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (d) any payment, loan, contribution, or other transfer of funds or other property to any stockholder of such Person other than payment of compensation in the ordinary course to stockholders who are employees of such Person; and (e) any payment of management fees (or other fees of a similar nature) by such Person to any stockholder of such Person or their Affiliates other than such remuneration as is payable in the ordinary course of business up to a maximum of C$100,000 per annum.

(177) Reuters Screen LIBO Page means the display designated as page LIBO on the Reuters Monitor Money Rates Service or other page as may, from time to time, replace that page on that service for the purpose of displaying interbank offered rates for deposits in the London interbank market.

(178) Royalty Agreement means the royalty agreement dated August 31, 1994 between the Borrower, The Sheridan Platinum Group Ltd. and John Patrick Sheridan.

(179)  S&P means Standard & Poor's Ratings Group, a division of McGraw-Hill,
Inc.

(180) Secured Obligations means, as at any date, the sum, computed without duplication, of the following: (a) the aggregate outstanding principal amount of the Loans plus all accrued interest on such amounts plus (b) all other amounts
                                                    ----
from time to time payable under the Loan Documents plus accrued interest on such amounts plus (c) any and all obligations of the Borrower or any Obligor to the
        ----
Administrative Agent, or any Lender for the performance of its agreements, covenants or undertakings under or in respect of any Loan Document, plus (d) any Hedging Obligations owing to any Lender under Hedging Agreements which are permitted in accordance with Section 7.1(9).

(181)  Secured Parties means the Administrative Agent and each of the Lenders.

(182) Security Agreements means the Security Agreements dated as of the Effective Date, between the Borrower and the Administrative Agent and between the Parent Guarantor and the Administrative Agent, in each case as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of this Agreement and the other Loan Documents.

(183) Security Document means each of the Security Agreements, the Mortgages, the Pledge Agreement and any additional security agreement or instrument necessary to grant to the Administrative Agent a Lien on the Collateral to secure the Secured Obligations.

(184)  Site means the land on which the Project is located.

(185) Smelting Agreements means the smelting contract between the Borrower and Falconbridge Limited dated as of April 1, 2000 and the smelting contract between the Borrower and Inco Ltd. dated as of April 1, 2000.

(186) Stock shall mean all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited partnership or equivalent entity whether voting or nonvoting or participating or non-participating.

(187)  Subject Claim is defined in the definition of "Contest".

(188) Subordination Agreement means the subordination agreement dated as of the date hereof given by the Kaiser Group and the Parent Guarantor in favour of the Administrative Agent and the Lenders.

(189) Subsidiary means, for any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. "Wholly Owned Subsidiary" means any such corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are so owned or controlled.

(190) Super Majority Lenders means, at any time, Lenders holding more than 67% of the aggregate unpaid principal amount of the outstanding Loans, except that if no Loans are outstanding, Lenders holding more than 67% of the then Aggregate Commitment.

(191) Target Amount means, as of any given date, an amount equal to the total principal and interest payments estimated in good faith by the Borrower and approved by the Administrative Agent to be payable by the Borrower under this Agreement during the three calendar months immediately following the date as to which the Target Amount is being calculated; except that, so long as the Debt Service Coverage Ratio is less than 1.50:1, such amount shall be determined with reference to such amounts payable during the six calendar months immediately following the date as to which the Target Amount is being calculated.

(192) Tax and Taxes includes all present and future taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings, dues and other charges of any nature imposed by any Government Authority (including income, capital (including large corporations), withholding, consumption, sales, use, transfer, goods and services or other value-added, excise, customs, anti-dumping, countervail, net worth, stamp, registration, franchise, payroll, employment, health, education, business, school, property, local improvement, development, education development and occupation taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings, dues and charges) together with all fines, interest, penalties on or in respect of, or in lieu of or for non-collection of, those taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings, dues and other charges.

(193) Termination Date means the date on which (a) the Administrative Agent and the Lenders shall have received payment in full in cash of all of the Secured Obligations and all other amounts owing to the Administrative Agent and the Lenders under the Loan Documents on such date, (b) the Commitments shall have terminated, expired or been reduced to zero and (c) each Hedge Agreement that would constitute a Secured Obligation shall have terminated or expired.

(194) Test Period means the period of 90 consecutive days preceding the Completion Date.

(195)  tonnes means metric tonnes equalling 2,204.6 pounds.

(196) Transaction Documents means the Loan Documents, the Material Project Contracts and the Additional Project Documents.

(197) Type means, relative to any Loan, the portion thereof, if any, being maintained as a USBR Loan or a LIBO Rate Loan.

(198) United States or "US" means the United States of America, its fifty States and the District of Columbia.

(199) United States Dollar, "US Dollar" and the sign "US$" means lawful money of the United States.

(200) US Base Rate means, on any date and with respect to all USBR Loans, a fluctuating rate of interest per annum equal to the higher of (a) the Federal Funds Rate for such date plus 1/2 of 1% per annum and (b) the Base Rate for such date. The "Base Rate" is the rate of interest most recently announced by BMO as its base rate for US Dollar denominated commercial loans made by it in Canada and is not necessarily intended to be the lowest rate of interest determined by BMO in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as USBR Loans will take effect simultaneously with each change in the US Base Rate. The Administrative Agent will give notice promptly to the Borrower and the Lenders of changes in the US Base Rate.

(201) USBR Loan means a Loan which is denominated in US Dollars bearing interest at a fluctuating rate determined by reference to the US Base Rate in accordance with Section 3.2.

(202) Use means, with respect to any Hazardous Material and with respect to any Person, the generation, manufacture, processing, distribution, handling, use, treatment, recycling or storage of such Hazardous Material or transportation to or from the real property of such Person of such Hazardous Material.

(203)  Wholly Owned Subsidiary is defined in the definition of "Subsidiary."

1.2 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each Borrowing Request, Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

1.3 Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.1 and 7.2) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, Canadian generally accepted accounting principles ("GAAP").

1.4 Conflict. If there is a conflict between any provision of this Agreement and any provision of another document contemplated by or delivered under or in connection with this Agreement, the relevant provision of this Agreement is to prevail.

1.5 Currency. Unless otherwise specified, all amounts are stated and all payments are to be made in US Dollars.

1.6    Time.  Time shall be of the essence in all provisions of this Agreement.

1.7 Headings and Table of Contents. The division of this Agreement into sections, the insertion of headings and the provision of a table of contents are for convenience of reference only and are not to affect the construction or interpretation of this Agreement.

1.8 Number and Gender. Unless otherwise specified, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.9 References. Unless otherwise specified, references in this Agreement to Sections, Exhibits and Schedules are to sections of, and exhibits and schedules to, this Agreement.

1.10 Statutory References. Unless otherwise specified, each reference to an enactment is deemed to be a reference to that enactment, and to the regulations made under that enactment, as amended or re-enacted from time to time.

1.11 Time of Day. Unless otherwise specified, references to time of day or date mean the local time or date in the City of Toronto, Province of Ontario.

1.12 Governing Law. This Agreement and each of the Loan Documents are governed by, and are to be construed and interpreted in accordance with, the laws of the Province of Ontario and the laws of Canada applicable in the Province of Ontario.

1.13 Entire Agreement. This Agreement and all Loan Documents constitute the entire agreement between the parties with respect to the subject matter and supersede all prior agreements, negotiations, discussions, undertakings, representations, warranties and understandings, whether written or oral.

1.14 Severability. If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, the illegality, invalidity or unenforceability of that provision will not affect:

(1) the legality, validity or enforceability of the remaining provisions of this Agreement; or

(2) the legality, validity or enforceability of that provision in any other jurisdiction.

SECTION 2 - COMMITMENTS, BORROWING PROCEDURES AND NOTES

2.1 Commitments. On the terms and subject to the conditions of this Agreement (including Section 5), each Lender severally agrees to make Loans pursuant to the Commitments described in this Section 2.1. From time to time on any Business Day occurring prior to the Commitment Termination Date, each Lender will make Loans to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing of Loans requested by the Borrower to be made on such day. The Commitment of each Lender described in this Section 2.1 is herein referred to as its "Commitment." No amounts repaid or prepaid with respect to Loans may be reborrowed.

2.2 Lenders Not Permitted or Required to Make Loans. No Lender shall be permitted or required to make any Loan if, after giving effect thereto, the aggregate principal amount of all Loans (a) of all Lenders made since the Effective Date would exceed the Commitment Amount, or (b) of such Lender made since the Effective Date would exceed such Lender's Percentage of the Commitment Amount.

2.3    Borrowing Procedure.

(1) By delivering a Borrowing Request to the Administrative Agent on or before 10:00 a.m. on a Business Day during a calendar month, the Borrower may from time to time irrevocably request, on not less than three Business Days' notice, that a Borrowing be made in an amount equal to the Project Costs due and payable on or before the thirtieth (30th) day after the date of such Borrowing, including all Project Costs previously paid and all holdbacks permitted to be released under the Construction Lien Act (Ontario) less the sum of: (a) Project Costs funded by all previous Borrowings and Project Revenues; (b) holdbacks as required by the Construction Lien Act (Ontario); and (c) after October 31, 2000 the Equity Contribution. Such Borrowing shall be made in a minimum amount of US$1,000,000 and in an integral multiple of US$1,000,000 or in the unused amount of the applicable Commitments and no Borrowing shall be made on or after the Commitment Termination Date. The Borrower may, in any Borrowing

Request, request that US$2,000,000 in excess of the amount set out above be included in such Borrowing provided any amounts previously advanced by the Lenders pursuant to this provision have been expended in full on Project Costs. The Borrower may, in any Borrowing Request, request that the amount requested in such Borrowing Request be advanced by the Lenders in two payments, to be made no more than twenty (20) days apart. If the Borrower delivered a Borrowing Request which requests that an advance be paid in part on the Borrowing Date and part at a later date, on such later date the Borrower will confirm that the provisions of Sections 5.2(1), (3), (5), (6) and (10) shall be true and correct on such date. The Borrower may not request more than two (2) Borrowings in any calendar month. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the Type of Loans, and shall be made on the Business Day or Business Days, specified in such Borrowing Request. On the terms and subject to the conditions of this Agreement, on or before 11:00 a.m. on such Business Day(s) each Lender shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit(s) will be made to the Administrative Agent's Account for Payments. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

(2) In addition to the requirements set forth in clause (1) above, the Borrower shall have delivered to the Independent Engineer and the Administrative Agent at least ten (10) Business Days prior to the date of such Loan a Borrower Construction Certificate designating, among other things, the application of the proceeds of such Borrowing. Not less than five (5) Business Days prior to the date of such Loan, the Independent Engineer shall have delivered to the Administrative Agent each of the Borrower Construction Certificate and the Independent Engineer Construction Certificate. Not more than three (3) Business Days prior to the date of such Loan, following review of the Borrower Construction Certificate and the Independent Engineer Construction Certificate, the Administrative Agent shall accept or reject such Borrower Construction Certificate.

(3) In the event that the Administrative Agent has a dispute with any item in the Borrower Construction Certificate or Independent Engineer Construction Certificate delivered pursuant to clause (2) above, and if such disputed item shall cause the Administrative Agent to reject such Borrower Construction Certificate (each a "Disputed Item"), then the Lenders shall make available to the Borrower an amount of Loans equal to the requested Borrowing minus the aggregate amount of the Disputed Items. Not more than two (2) Business Days after the Administrative Agent shall have received such Borrower Construction Certificate or Independent Engineer Construction Certificate, the Administrative Agent shall consult with the Borrower and the Independent Engineer to resolve such Disputed Item. In the event that the Administrative Agent, the Borrower and the Independent Engineer cannot resolve such Disputed Item within three (3) Business Days, then (i) the Borrower may resubmit such Disputed Item with the next requested Borrowing or (ii) submit such disputed item for resolution to a nationally recognized engineering firm acceptable to the Borrower and the Administrative Agent (the "Second Independent Engineer") and, following a determination by the Second Independent Engineer, such disputed item shall be paid or resubmitted with the next requested Borrowing.

(4) If the Borrower Construction Certificate or Independent Engineer Construction Certificate states, or if the Administrative Agent otherwise reasonably believes, that a Cost Overrun is expected to occur then notwithstanding any other provision of this Agreement no

Lender shall be obligated to make any Loans hereunder unless and until the Borrower provides to the Administrative Agent and Lenders evidence satisfactory to the Super Majority Lenders, acting reasonably, that the Borrower possesses sufficient funds to pay for such excess from amounts advanced to it in accordance with the Completion Guarantee or from Project Revenues.


2.4 Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 10:00 a.m. on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three Business Days' notice, that all or any portion in an aggregate minimum amount of US$1,000,000 and an integral multiple of US$1,000,000 of any Loans denominated in US Dollars be, in the case of USBR Loans, converted into LIBO Rate Loans or, in the case of LIBO Rate Loans, on the last day of the current Interest Period, be converted into a USBR Loan or continued as a LIBO Rate Loan (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a USBR Loan); provided, however, that (a) each such conversion or
                         --------  -------
continuation shall be pro rated among the applicable outstanding Loans of all Lenders, and (b) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing.

2.5 Reliance on Oral Instructions. The Administrative Agent and any Lender shall be entitled to act upon the oral instructions of any Person who the Administrative Agent or the Lender, acting reasonably, believes is a Person authorized by the Borrower to act on the Borrower's behalf. Neither the Administrative Agent nor the Lender shall be responsible for any error or omission in those instructions or in the performance thereof except in the case of gross negligence or wilful misconduct by the Administrative Agent, the Lender or their respective employees. Any instructions so given shall be confirmed in writing by the Borrower to the Administrative Agent or the Lender, as applicable, on the same day. The Borrower shall indemnify the Administrative Agent and each Lender for any loss or expense suffered or incurred by the Administrative Agent or the Lender as a consequence of the Administrative Agent or the Lender acting upon instructions given or agreements made over the telephone or by electronic transmission of any type with Persons reasonably believed by the Administrative Agent or the Lender to have been acting on the Borrower's behalf.

2.6 Deposit of Proceeds of Loans . The Administrative Agent shall credit to the accounts specified by the Borrower in the Borrowing Request and, otherwise, to the Project Costs Account on the applicable date of Borrowing the proceeds of each Borrowing by way of USBR Loans or LIBO Rate Loans made on that date.

2.7 Evidence of Obligations. The Administrative Agent shall open and maintain at its Branch of Account, accounts and records evidencing the Obligations of the Borrower to each Lender with respect to Loans made available by that Lender. The Administrative Agent shall record in those accounts by appropriate entries all amounts on account of those Obligations and all payments on account thereof. Those accounts and records will constitute, in the absence of manifest error, prima facie evidence of those Obligations from time to time, the date each Loan was made and the amounts that the Borrower has paid from time to time on account of those Obligations.

SECTION 3 - REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

3.1  Repayments and Prepayments.

(1) Repayment. Commencing on the earlier of (a) the last Business Day of the first calendar quarter following the Completion Date, and (b) the Initial Repayment Date, and on the last Business Day of each calendar quarter thereafter (each such date, a "Principal Repayment Date"), the Borrower shall repay the Loans in quarterly instalments on each such Principal Payment Date to and including the Final Maturity Date; provided that such quarterly payments of
                                   --------
principal shall be in amounts equal to the aggregate amount of all Loans outstanding as at the first Principal Repayment Date multiplied by the percentages set forth below for the relevant Principal Payment Dates:


           Principal Payment Dates          Percentage of All Outstanding Loans:
           -----------------------          ------------------------------------

                    1 - 4                                 3.75%
                    5 - 8                                 7.50%
                    9 - 12                                6.25%
                   13 - 16                                5.00%
                   17 - 20                                2.50%


If, at any time, the remaining Qualifying Term under Palladium Sales Contracts is less than four years and the Qualifying Term expires before the then current Final Maturity Date, then the percentages set forth above and the principal payments due on each Principal Payment Date shall be increased proportionately such that the final scheduled principal repayment under the Loans shall be made, and the Loans fully repaid, on the last Principal Payment Date occurring before the expiry of such Qualifying Term. Such final Principal Payment Date shall be deemed to be the new Final Maturity Date. All Loans and other Obligations outstanding shall be repaid and paid in full on such Final Maturity Date and the number of Principal Payment Dates shall be likewise reduced. If the Qualifying Term under the Palladium Contract is subsequently extended the accelerated repayment of principal hereunder shall not be subsequently reverted to the repayment schedule set out above. By way of example only, if on the Initial Repayment Date the Qualifying Term under the Palladium Sale Contract is 3? years the payment referred to above would be as follows:


           Principal Payment Dates          Percentage of All Outstanding Loans:
           -----------------------          ------------------------------------

                    1 - 4                                4.6875%
                    5 - 8                                9.375%
                    9 - 12                               7.8125%
                   13 - 14                               6.25%


(2) Voluntary Prepayment. Upon at least three (3) Business Days' notice to the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each of the applicable Lenders), the Borrower may, from time to time, without premium or penalty, voluntarily prepay the outstanding principal amounts of the Loans, in whole or in parts, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, that (a) each prepayment must be in an
                          --------
aggregate minimum amount of US$1,000,000 or whole multiples thereof or, if less, the full remaining principal balance of the outstanding Loans, (b) if the Borrower prepays any LIBO Rate Loan on any date other than the last day of the Interest Period therefor, the Borrower shall compensate the Lenders pursuant to
Section 4.5 and (c) any such prepayment shall be made pro rata among Loans of the same Type and, if applicable, having the same Interest Period. Any notice to the Administrative Agent pursuant to this Section 3.1(2) shall set forth the Borrowing to be prepaid, the Type of Loans which currently make up such Borrowing, the amount thereof and the proposed date of such prepayment. All prepayments of principal under this Section 3.1(2) shall be applied to reduce the principal due in respect of the Loans in the inverse order of their scheduled maturities.

(3)  Mandatory Prepayment.

     (a) Excess Cash Flow. Commencing on the date occurring sixty (60) days after the first Principal Payment Date and sixty (60) days after each Principal Payment Date thereafter, the Borrower shall prepay the Loans in an aggregate amount equal to 50% of the Excess Cash Flow calculated for the quarterly period ending on such Principal Payment Date except in the case of the first Excess Cash Flow calculation which will be calculated for the period commencing on Physical Completion and ending on the first Principal Payment Date. The Borrower shall notify the Administrative Agent of the amount of the Excess Cash Flow at least three (3) Business Days prior to each date upon which such excess Cash Flow is to be paid.

     (b) Loss Proceeds. The Borrower shall prepay the Loans in an aggregate amount equal to 100% of all insurance proceeds received in connection with a Major Loss and all other insurance proceeds that are not applied to pay the cost of restoration in accordance with Section 7.1(5)(e).

     All prepayments of principal under this Section 3.1(3) shall be applied to reduce the principal payments due in respect of the Loans in the inverse order of their scheduled maturities.

(4) Pro Rata Application of Payments. Except to the extent otherwise provided in this Agreement:

     (a) each borrowing of Loans under Section 2.1 shall be made from the Lenders and each termination of the amount of the Commitments under
          Section 3.1(5) shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments;

     (b) the conversion and continuation of Loans of a particular Type shall be made pro rata among the Lenders according to the amounts of their respective Commitments and the then current Interest Period for each Loan of such Type shall be coterminous;

     (c) each payment or prepayment of principal of Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them, provided, that if, immediately prior to giving effect to any such
          --------
          payment in respect of any Loan, the outstanding principal amount of the Loans shall not for any reason be held by the Lenders pro rata in accordance with their respective Commitments in effect at the time such Loans were made, then such payment shall be applied to the Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Loans being held by the Lenders pro rata in accordance with their respective Commitments; and

     (d) each payment of interest on Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

(5) Repayment, Prepayment and Cancellation. The Borrower may at any time cancel undrawn amounts of the Aggregate Commitment without premium or penalty, in minimum amounts of US$1,000,000 or whole multiples thereof, subject to giving the Administrative Agent ten (10) Business Days prior irrevocable written notice; provided that the Administrative Agent and Lenders have received a certificate of Authorized Officer of the Borrower certifying that the Borrower has sufficient funds to complete the Project and specifying the sources of such funds, as permitted in accordance with this Agreement. All amounts repaid or prepaid in accordance with this Agreement shall constitute a permanent reduction and cancellation of the Aggregate Commitment and such amounts shall not be reborrowed. Amounts cancelled will not be reinstated and the Commitments of each Lender shall be reduced rateably and Commitment Amount correspondingly reduced.

3.2 Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.2.

(1)  Interest on USBR Loans.

     (a) Rate. The Borrower shall pay to the Administrative Agent on behalf of the Lenders interest on USBR Loans at the Administrative Agent's Account for Payments at a rate per annum equal to the US Base Rate plus the Applicable Margin.

     (b) Change in Rate. Each change in the fluctuating interest rate applicable to each USBR Loan will take place simultaneously with the corresponding change in the US Base Rate without the necessity for any notice.

     (c) Calculation. Interest on USBR Loans shall be payable monthly in arrears on every Interest Payment Date and on the Final Maturity Date for the period from and including, as the case may be, the date of Borrowing or conversion or the immediately preceding Interest Payment Date to but excluding the first-mentioned Interest Payment Date or the Final Maturity Date, as applicable, and shall be calculated on a daily basis on the principal amount of the USBR Loans remaining unpaid on the basis of the actual number of days elapsed in a year of 365 or 366 days as the case may be.

(2)  Interest on LIBO Rate Loans.

     (a) Rate. The Borrower shall pay to the Administrative Agent on behalf of the Lenders interest on LIBO Rate Loans at the Administrative Agent's Account for Payments at a rate per annum equal to the LIBO Rate for the applicable Interest Period plus the Applicable Margin.

     (b) Calculation. Interest on a LIBO Rate Loan shall be payable on the LIBOR Interest Date applicable to the LIBO Rate Loan, for the period commencing from and including the first day of the Interest Period or the immediately preceding LIBOR Interest Date, as the case may be, applicable to the LIBO Rate Loan, to but excluding the LIBOR Interest Date, and shall be calculated on a daily basis on the principal amount of LIBO Rate Loans remaining unpaid on the basis of the actual number of days elapsed in a year of 360 days.

     (c) Determination by Administrative Agent. Each determination by the Administrative Agent of the rate of interest applicable to a LIBO Rate Loan shall, in the absence of manifest error, be final, conclusive and binding upon the Borrower and the Lenders. Upon determination of the rate of interest applicable, the Administrative Agent shall notify the Borrower and each Lender of that rate.

(3) Post-Default Rates. After the date any principal amount of any Loan is due and payable (whether on the Final Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, at the discretion of the Administrative Agent and the Lenders, the Borrower shall pay interest (after as well as before judgment) on such amounts at a rate per annum equal to the US Base Rate plus the Applicable Margin for the US Base Rate plus a margin of 2% per annum. Subject to the foregoing, interest on any amount of overdue principal shall be payable at the same rate both before and after demand, default or judgement.

(4) Payment Dates - General. Without limitation of this Agreement, interest accrued on each Loan shall be payable, without duplication: (a) on the Final Maturity Date therefor; (b) on the date of any payment or prepayment of principal outstanding on such Loan; (c) with respect to any USBR Loans converted into another Type of Borrowing on a day when interest would not otherwise have been payable, on the date of such conversion; and (d) on that portion of any Loans which is accelerated pursuant to Section 8.1(8) or Section 8.1(9), immediately upon such acceleration. Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Final Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

3.3  Other Fees. The Borrower agrees to pay the fees set forth in this Section
3.3. All such fees shall be non-refundable.

(1) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender, for the period (including any portion thereof when any of its

Commitments are suspended by reason of the Borrower's inability to satisfy any condition of Section 5) commencing on the Effective Date and continuing until the Commitment Termination Date, a commitment fee calculated at the rate of 0.50% per annum on such Lender's Percentage of the sum of the average daily unused, available and uncancelled portion of the Commitment Amount in effect from time to time on the basis of the actual number of days elapsed and a year of 365 days. Such commitment fees shall be payable by the Borrower in arrears on the last Business Day of each month, commencing with the first such day following the Effective Date, and on the Commitment Termination Date.

(2) Other Fees. The Borrower agrees to pay to the Administrative Agent, for the Administrative Agent's own account, such fees, including a participation fee payable to each Lender, an annual agency fee and a technical agency fee in the amounts and as provided in one or more separate fee letter agreements (such agreements, as amended from time to time, being the "Fee Letters") between the Administrative Agent and the Borrower.

3.4 Interest Act. For purposes of the Interest Act (Canada), where in this Agreement a rate of interest is to be calculated on the basis of a year of 360 or 365 days, the yearly rate of interest to which the rate is equivalent is the rate multiplied by the number of days in the year for which the calculation is made and divided by 360 or 365, as applicable.

3.5  Limit on Rate of Interest.

(1) Adjustment. If any provision of this Agreement or any of the other Documents would obligate the Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Lender of interest at a criminal rate (as construed under the Criminal Code (Canada)), then notwithstanding that provision, that amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or result in a receipt by that Lender of interest at a criminal rate, the adjustment to be effected, to the extent necessary, as follows:

     (a) firstly, by reducing the amount or rate of interest required to be paid to the affected Lender under this Section 3; and

     (b) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the affected Lender which would constitute interest for purposes of Section 347 of the Criminal Code (Canada).

(2) Reimbursement. Notwithstanding Section 3.5(1), and after giving effect to all adjustments contemplated thereby, if any Lender shall have received an amount in excess of the maximum permitted by the Criminal Code (Canada), then the Borrower shall be entitled, by notice in writing to the affected Lender, to obtain reimbursement from that Lender in an amount equal to the excess, and pending reimbursement, the amount of the excess shall be deemed to be an amount payable by that Lender to the Borrower.

(3)  Actuarial Principles. Any amount or rate of interest referred to in this
Section 3.5 shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that any Loan remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of interest (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Closing Date to the Final Maturity Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent shall be conclusive for the purposes of that determination.

SECTION 4  - OTHER EXPENSE PROVISIONS

4.1  Change in Circumstances.

(1) Reduction in Rate of Return. If at any time any Lender determines, acting reasonably, that any change in any Government Rule or any interpretation thereof after the date of this Agreement, or compliance by the Lender with any direction, requirement, guidelines or policies or request from any regulatory authority given after the date of this Agreement, whether or not having the force of law, has or would have, as a consequence of a Lender's obligation under this Agreement, and taking into consideration the Lender's policies with respect to capital adequacy, the effect of reducing the rate of return on the Lender's capital to a level below that which the Lender would have achieved but for the change or compliance, then from time to time, upon demand of the Lender, the Borrower shall pay the Lender such additional amounts as will compensate the Lender for the reduction in accordance with Section 4.1(3).

(2) Taxes, Reserves, Capital Adequacy, etc. If, after the date of this Agreement, the introduction of any Government Rule or any change or introduction of a change in any Government Rule (whether or not having the force of law) or in the interpretation or application thereof by any court or by any Government Authority, central bank or other authority or entity charged with the administration thereof, or any change in the compliance of any Lender therewith now or hereafter:

     (a) subjects any Lender to, or causes the withdrawal or termination of a previously granted exemption with respect to, any Tax or changes the basis of taxation, or increases any existing Tax on payments of principal, interest, fees or other amounts payable by the Borrower to the Lender under or by virtue of this Agreement (except for Excluded Taxes);

     (b) imposes, modifies or deems applicable any reserve, special deposit, deposit insurance or similar requirement against assets held by, or deposits in or for the account of, or loans by or any other acquisition of funds by, an office of any Lender in respect of any Loan or any other condition with respect to this Agreement; or

     (c) imposes any Tax on reserves or deemed reserves with respect to the undrawn portion of the Commitment of any Lender;

and the result of any of the foregoing, in the sole determination of the Lender acting reasonably, shall be to increase the cost to, or reduce the amount received or receivable by the Lender or its effective rate of return in respect of making, maintaining or funding a Loan hereunder, the

Lender shall, acting reasonably, determine that amount of money which shall compensate the Lender for the increase in cost or reduction in income.

(3) Payment of Additional Compensation. Upon a Lender having determined that it is entitled to compensation in accordance with the provisions of this Section
4.1 ("Additional Compensation"), the Lender shall promptly so notify the Borrower and the Administrative Agent and shall provide to the Borrower and the Administrative Agent a photocopy of the relevant Government Rule or request, as applicable, and a certificate of an officer of the Lender setting forth the Additional Compensation and the basis of calculation thereof, which shall be conclusive evidence of the Additional Compensation in the absence of manifest error. The Borrower shall pay to the Lender within 30 Business Days of the giving of notice the Additional Compensation for the account of the Lender accruing from the date of the notification. The Lender shall be entitled to be paid Additional Compensation from time to time to the extent that the provisions of this Section 4.1 are then applicable notwithstanding that the Lender has previously been paid Additional Compensation.

(4) Commercially Reasonable. If it is commercially reasonable in the opinion of a Lender receiving Additional Compensation under this Section 4.1, the Lender shall make reasonable efforts to limit the incidence of that Additional Compensation, including seeking recovery for the account of the Borrower following the Borrower's request and at the Borrower's expense, if the Lender, in its sole determination, would suffer no appreciable economic, legal, regulatory or other disadvantage as a result.

4.2  Payment of Portion.

(1) Notwithstanding any other term or condition of this Agreement, if a Lender gives the notice provided for in Section 4.1 with respect to any Loan (an "Affected Borrowing"), the Borrower may, at its option, upon ten (10) Business Days notice to that Lender (which notice shall be irrevocable), repay, without penalty, to the Lender in full the Lender's Percentage of the Affected Borrowing outstanding together with accrued and unpaid interest on the principal amount so repaid up to the date of repayment, together with such Additional Compensation as may be applicable to the date of payment.

(2) The Borrower shall be entitled to replace the Lender whose Loan the Borrower is entitled to repay pursuant to Section 4.2(1) (the "Replaced Lender") with a substitute Lender (the "Substituted Lender") provided that (i) the Substituted Lender assumes all of the Replaced Lender's obligations pursuant to the Loan Documents, including the Replaced Lender's Commitment, in its entirety hereunder, (ii) the Borrower pays all Additional Compensation as may be applicable to the date of payment, (iii) the Borrower obtains the consent of the Majority Lenders, not to be unreasonably withheld, to such substitution, and
(iv) the Borrower pays to the Agent, with respect to each Substituted Lender, an administration fee of $3,000. For greater certainty, no such replacement of a Replaced Lender shall constitute a repayment and readvance of a Loan.

4.3 Illegality. If any Government Rule, or any change therein or in the interpretation or application thereof by any court or by any Government Authority or central bank or comparable agency or any other entity charged with the interpretation or administration thereof, or compliance by any Lender with any request or direction (whether or not having the force of law) of any Government Authority, central bank or comparable agency or other entity, now or hereafter makes it unlawful or impossible for the Lender to make, fund or maintain a Loan or to perform its obligations under or by virtue of this Agreement, the Lender may, by written notice thereof to the Borrower and the Administrative Agent, terminate its obligations to make further Loans under this Agreement, and the Borrower, if required by the Lender, shall repay forthwith (or at the end of such longer period as the Lender in its discretion has agreed) the principal amount of the Loan from such Lender together with accrued interest without penalty or bonus and such Additional Compensation as may be applicable to the date of payment and all other outstanding Obligations to the Lender. If any change shall only affect a portion of any Lender's obligations under this Agreement which is, in the opinion of the Lender, severable from the remainder of this Agreement so that the remainder of this Agreement may be continued in full force and effect without otherwise affecting any of the obligations of the Lender or the Borrower under this Agreement, the Lender shall only declare its obligations under that portion so terminated.

4.4 Substitute Basis of Advance - LIBO Rate Loans. If, at any time during the term of this Agreement, a Lender acting in good faith determines (which determination absent manifest error shall be final, conclusive and binding upon the Borrower) that:

(1) adequate and fair means do not exist for ascertaining the rate of interest on a LIBO Rate Loan, or

(2) the LIBO Rate does not accurately reflect the effective cost to the Lender of making, funding or maintaining a LIBO Rate Loan and the costs to the Lender are increased or the income receivable by the Lender is reduced in respect of a LIBO Rate Loan, or

(3) the making, funding or maintaining of a LIBO Rate Loan or a portion thereof by the Lender has become impracticable by reason of circumstances which materially and adversely affect the London interbank market, or

(4) deposits in US Dollars are not available to the Lender in the London interbank market in sufficient amounts in the ordinary course of business for the applicable Interest Period to make, fund or maintain a LIBO Rate Loan during the Interest Period, the Lender shall promptly notify the Borrower setting forth the basis of that determination and the Borrower hereby instructs the Lender to repay the affected LIBO Rate Loan with the proceeds of a USBR Loan in the amount of the LIBO Rate Loan, to be drawn down on the last day of the then current Interest Period. The Lender shall not be required to make or continue any LIBO Rate Loans available under this Agreement so long as any of the circumstances referred to in this
Section 4.4 continue to exist.

4.5  Indemnity - Eurodollar.

(1) LIBO Rate Loans. If the Borrower repays, prepays or cancels a LIBO Rate Loan on a day other than the last day of an Interest Period, the Borrower shall indemnify the applicable Lender for any loss or expense suffered or incurred by the Lender as a consequence thereof including, without limitation, any loss of profit or expenses which the Lender incurs by reason of the liquidation or re-deployment of deposits or other funds acquired by the Lender to effect or maintain the LIBO Rate Loan or any interest or other charges payable to lenders of funds borrowed by the Lender in order to effect or maintain the LIBO Rate Loan together with any other charges, costs or expenses incurred by the Lender relative thereto.

(2) Certificate. A certificate of the Administrative Agent or the affected Lender, as the case may be, setting out the basis for the determination of the amount necessary to indemnify the Lender pursuant to this Section 4.5(2) shall be conclusive evidence, absent manifest error, of the correctness of that determination.

4.6  Taxes.

(1) Payments All payments to be made by or on behalf of the Credit Parties under or with respect to this Agreement are to be made free and clear of and without deduction or withholding for, or on account of, any present or future Taxes, unless such deduction or withholding is required by Government Rules. If a Credit Party is required to deduct or withhold any Taxes from any amount payable to the Administrative Agent or any Lender (a) the amount payable shall be increased as may be necessary so that, after making all required deductions or withholdings (including deductions and withholdings applicable to, and taking into account all Taxes on, or arising by reason of the payment of, additional amounts under this Section 4.6), the Administrative Agent or the Lender, as the case may be, receives and retains an amount equal to the amount that it would have received had no such deductions or withholdings been required, (b) the Credit Party shall make such deductions or withholdings, and (c) the Credit Party shall remit the full amount deducted or withheld to the relevant taxing authority in accordance with Government Rules. Notwithstanding the foregoing, the Credit Parties shall not be required to pay additional amounts in respect of Excluded Taxes or as a result of any of the Administrative Agent or the Lenders changing their residency for tax purposes.

(2) Indemnity. Each Credit Party shall indemnify the Administrative Agent and the Lenders for the full amount of any Taxes (other than Excluded Taxes) imposed by any jurisdiction on amounts payable by such Credit Party under this Agreement or any of the Loan Documents and paid by the Administrative Agent or any Lender and any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted, and any Taxes levied or imposed with respect to any indemnity payment made under this Section 4.6. Each Credit Party shall also indemnify the Administrative Agent and the Lenders for any Taxes (other than Excluded Taxes) that may arise as a consequence of the execution, sale, transfer, delivery or registration of, or otherwise with respect to this Agreement or any other Loan Document. The indemnifications contained in this
Section 4.6(2) shall be made within 30 days after the date the Administrative Agent makes written demand therefor.

(3) Evidence of Payment. The Borrower shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment by the applicable Credit Party of any Taxes with respect to any amount payable to the Administrative Agent and the Lenders hereunder as soon as such receipts become available.

(4) Excluded Taxes. For the purpose of Section 4.1(2)(a) and this Section 4.6, "Excluded Taxes" means, in relation to the Administrative Agent or any Lender, any Taxes imposed on the net income or capital of the Administrative Agent or the Lender by any Governmental Authority as a result of the Administrative Agent or the Lender (a) carrying on a business or having a permanent establishment in any jurisdiction or political subdivision thereof, (b) being organized under the laws of such jurisdiction or any political subdivision thereof, or (c) being or being deemed to be resident in such jurisdiction or political subdivision thereof.

(5) Survival. The Borrower's obligations under this Section 4.6 shall survive the termination of this Agreement and the payment of all amounts payable under or with respect to this Agreement and the other Loan Documents.

4.7 Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, or any other Loan Document shall be made by the Borrower to the Administrative Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m. on the date due, in same day or immediately available funds, to the Administrative Agent's Account for Payments. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term "Interest Period" with respect to LIBO Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

4.8 Currency Matters. Principal, interest, reimbursement obligations, fees, and all other amounts payable under this Agreement and the other Loan Documents to the Administrative Agent and the Lenders shall be payable in the currency in which such Obligations are denominated. Unless stated otherwise, all calculations, comparisons, measurements or determinations under this Agreement shall be made in US Dollars. For the purpose of such calculations, comparisons, measurements or determinations, amounts denominated in other currencies shall be converted in the Equivalent Amount of US Dollars on the date of calculation, comparison, measurement or determination.

4.9 Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise), after exercise of any rights pursuant to Sections 8.2 or 8.3 on account of any Loan or Hedging Agreement in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any
                                    --------  -------
portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of the amount of such selling

Lender's required repayment to the purchasing Lender to the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.10) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

4.10 Setoff. Each Lender shall, upon the occurrence of any Default described in Sections 8.1(8) and 8.1(9) or, with the consent of the Majority Lenders, upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts, moneys or cash value of any Hedging Agreements of the Borrower then or thereafter maintained with such Lender; provided, however, that any such
                                        --------  -------
appropriation and application shall be subject to the provisions of Section 4.9. Each Lender agrees promptly to notify in writing the Borrower and the Administrative Agent after any such setoff and application made by such Lender;

provided, however, that the failure to give such notice shall not affect the
--------  -------
validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under Government Rule or otherwise) which such Lender may have.

SECTION 5  - CONDITIONS TO BORROWING

5.1 Initial Borrowing. The obligations of the Lenders to fund the initial Borrowing shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1, each of which must be satisfactory to the Administrative Agent and the Lenders in form and substance and, if applicable, in full force and effect.

(1) Borrower Documents. The Administrative Agent shall have received from the Borrower the following:

     (a) This Agreement, duly executed and delivered by the Borrower, the Lenders and the Administrative Agent; and

     (b) The Fee Letters, duly executed and delivered by the Borrower and the Administrative Agent.

(2) Material Project Contracts; Consents to Assignment. The Administrative Agent shall have received:

     (a) Copies of the Material Project Contracts including, without limitation, the Palladium Sales Contract, accompanied by a certificate of an Authorized Officer of the Borrower to the effect that (1) such copy is a true, correct and complete copy of each such agreement (including all exhibits and schedules, if any, and all amendments thereto), (2) each of the Material Project Contracts has been, either as of the Effective Date or prior thereto, duly executed and delivered by the Borrower and is in full force and effect, and (3) the Borrower is not in breach of or default under, and to the Borrower's knowledge none of the other parties to any Material Project Contract is in breach of or default under, any such Material Project Contract;

     (b) An original Consent to Assignment, in form and substance satisfactory to the Administrative Agent and the Lenders, duly executed and delivered by each of the following:

          (i) the major automobile company who is party to the Palladium Sales Contract in respect of the Palladium Sales Contract;

          (ii)   Ontario Power Generation in respect of the Power Supply
                 Contract;

          (iii)  Inco Ltd. in respect of the Smelting Agreement with Inco Ltd.;

          (iv) Falconbridge Limited in respect of the Smelting Agreement with Falconbridge Limited; and

          (v)    AGRA Simons Limited in respect of the Construction Contract.

(3) Organizational Documents. The Administrative Agent shall have received a certificate of the Secretary, Assistant Secretary or Vice President of each of the Borrower, the Parent Guarantor, Kaiser-Francis Oil Company, Kaiser Energy Ltd. and GBK Corporation, dated as of the Effective Date, certifying:

     (a) that attached to such certificate is a true and complete copy of the articles, by-laws, or other Organizational Documents, as the case may be, of such Person as in effect on the date of such certificate;

     (b) that attached to such certificate is a true and complete copy of resolutions duly adopted by the board of directors or members of such Person, as applicable, authorizing the execution, delivery and performance of such of the Transaction Documents to which such Person is or is intended to be a party;

     (c) that attached thereto is a copy of the certificate of status, compliance or good standing, as the case may be, of such Person, in each case certified as of a recent date by the applicable Government Authority;

     (d) as to the incumbency and specimen signature of each officer of such Person executing such of the Transaction Documents to which such Person is or is intended to be a party;

(4) Officer's Certificates. The Administrative Agent shall have received the following:

     (a) A certificate of an Authorized Officer of the Borrower and of the Parent Guarantor, dated as of the Effective Date, certifying that: (1) the representations and warranties of the Credit Parties contained in each of the Loan Documents are true and correct on and as of such date (both immediately prior to the funding of the Loans and after giving effect to such funding and to the intended use thereof) in all material respects as if made on and as of such date (or, if stated to have been made solely as of an earlier date, were true and correct in all material respects as of such date); (2) no Default or Event of Default has occurred and is continuing on such date; (3) no act, event or circumstance affecting the Borrower has arisen since the date of the financial statements of the Borrower described in Section 6.4 that would reasonably be expected to result in a Material Adverse Effect; and (4) there is no action, suit or proceeding at law or in equity or by or before any Government Authority or arbitral tribunal now pending or, to the best knowledge of the Borrower threatened against any Credit Party or the Project or with respect to any Transaction Document or Government Approval related to the Project, which would reasonably be expected to result in a Material Adverse Effect.

     (b) A certificate of an Authorized Officer of Kaiser-Francis Oil Company, Kaiser Energy Ltd. and GBK Corporation, dated as of the Effective Date, certifying that the representations and warranties of such Kaiser-Francis Oil Company as the case may be, contained in each of the Loan Documents to which such Person is a party are true and correct on and as of such date (both immediately prior to the funding of the Loans and after giving effect to such funding and to the intended use thereof) in all material respects as if made on and as of such date (or, if stated to have been made solely as of an earlier date, were true and correct in all material respects as of such date).

(5) Consents and Approvals. The Administrative Agent shall have received originals or copies of all Government Approvals and third party approvals and consents required to complete the Project other than the Consents and Approvals regarding sewage works, air, water works and industrial sewage and the permit to take water and the permit for the fuel storage facility, all from the Ministry of the Environment of the Province of Ontario, accompanied by a certificate of an Authorized Officer of the Borrower to the effect that all copies are true, correct and complete copies of such consents and approvals.

(6) Insurance Certificates and Insurance Advisor. The Administrative Agent shall have received copies of insurance certificates, together with a letter from the Insurance Advisor, dated as of a recent date, in form and substance satisfactory to the Administrative Agent, addressed to the Administrative Agent and each Lender and certifying that the insurance required by Section 7.1(5) is comparable in all material respects with insurance maintained in respect of similar projects and that insurance complying with Section 7.1(5) has been obtained and is in full force and effect and not subject to cancellation.

(7) Opinions of Counsel. The Administrative Agent shall have received the following:

     (a) Opinions of Goodman Phillips & Vineberg, Ontario counsel to the Obligors, dated the Effective Date and addressed to the Administrative Agent and the Lenders in form and substance satisfactory to them;

     (b) Opinions of Cheadle Johnson Shanks MacIvor attached to the Opinion of Goodman Phillips & Vineberg, dated the effective date and addressed to the Administrative Agent and the Lenders in form and scope satisfactory to them; and

     (c) An opinion of special Oklahoma counsel to the Completion Guarantors, dated the Effective Date and addressed to the Administrative Agent, the Collateral Account Administrative Agent and the Lenders in form and substance satisfactory to them.

(8) Security Agreements. The Administrative Agent shall have received executed counterparts of the Security Agreements, duly executed and delivered by the Borrower together with:

     (a) Evidence satisfactory to the Administrative Agent that it (for the benefit of itself and Lenders) has a valid and perfected first priority security interest (or the applicable equivalent thereto) in the Collateral subject to Permitted Liens, including (A) such documents duly executed by each Credit Party (including financing statements under the PPSA, as required, and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as the Administrative Agent may request in order to perfect its security interests (or the applicable equivalent thereto) in the Collateral and (B) copies of PPSA search reports listing all effective financing statements (or the applicable equivalent thereto) that name any Credit Party as debtor, together with copies of such financing statements (or the applicable equivalent thereto), none of which shall cover the Collateral, except for those relating to Liens of which shall be released, discharged or terminated on the Closing Date; and

     (b) executed copies of proper PPSA discharges and all other releases, termination or disclosure statements, if any, necessary to release all Liens and other rights of any Person in any Collateral, as the Administrative Agent may reasonably request.

(9) Pledge Agreement. The Administrative Agent shall have received executed counterparts of the Pledge Agreement, duly executed by each of the Credit Parties, together with certificates, notes and instruments, if any, evidencing all of the stock pledged pursuant to the Pledge Agreement, which certificates, if any, shall be duly registered in the name of the Administrative Agent or its nominee together with other executed documents, as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to effect the security or other evidence interest of the Administrative Agent pursuant to the Pledge Agreement.

(10) Mortgage; Title Reports; Survey; Appraisal. The Administrative Agent shall have received executed counterparts of the Mortgages covering all of the Real Estate ("Mortgaged Properties"), duly executed and delivered by the applicable Credit Parties, together with:

     (a) title opinions from counsel for Credit Parties in respect of the Mortgaged Properties, showing that the Mortgages are a first charge on the Mortgaged Properties, current as-built surveys, evidence of zoning compliance and compliance with all other legal requirements, including that all certificates of occupancy, building permits and other licences, certificates, approvals and consents have been obtained, in each case satisfactory in form and substance to Administrative Agent, in its sole discretion;

     (b) evidence that counterparts of the Mortgages have been registered in all places to the extent necessary or desirable, in the judgment of Administrative Agent, to create a valid and enforceable first priority Lien (subject to Permitted Liens) on each Mortgaged Property in favour of Administrative Agent for the benefit of itself and Lenders (or in favour of Administrative Agent and Lenders or such other trustee as may be required or desired under local law); and

     (c) an opinion of counsel in each province in which any Mortgaged Property is located in form and substance and from counsel satisfactory to the Administrative Agent;

     (d) copies of all leases and other conveyances to the Borrower of the Real Property described in the Mortgages; and

     (e) such other approvals, opinions, or documents as the Administrative Agent may reasonably request.

(11) Engineer's Report. The Administrative Agent shall have received a final report of the Independent Engineer dated as of a recent date, addressed to the Administrative Agent and each of the Lenders, in form and substance satisfactory to the Administrative Agent, acting reasonably, (a) addressing the Material Project Contracts, (b) addressing permits and licenses and including an assessment of the Project's capability to meet the technical requirements specified in such permits and licenses, (c) addressing the engineering, economic and technical viability of the Project, including, without limitation, an audit of Project reserves, a review of the Project, the Development Plan and the Feasibility Study, (d) stating that the operation, capacity and expected operating costs of the Project are such that the Project can be reasonably expected to meet operating and financial projections previously provided to the Administrative Agent and each Lender, and (e) regarding such other matters as the Lenders may request, which report shall be in form, scope and substance satisfactory to the Lenders and such report shall not disclose any opinion, fact or state of affairs which shall be unacceptable to any Lender.

(12) Special Accounts. The Administrative Agent shall have received evidence that all Accounts required to be established on or before the Effective Date pursuant to Section 10.1 shall have been established in a manner satisfactory to the Administrative Agent.

(13) Completion Guarantee. The Administrative Agent shall have received the Completion Guarantee, fully executed and delivered by the Completion Guarantors.

(14) The Guarantors. The Administrative Agent and Lenders shall have completed a review in form and substance satisfactory to each of them of the financial condition and capacity of the Parent Guarantor and the Completion Guarantors.

(15) Subordination Agreement. The Administrative Agent shall have received the Subordination Agreement, fully executed and delivered by the Kaiser Group and the Parent Guarantor.

(16) Subordination. The Administrative Agent shall have received evidence satisfactory to it that all security granted in respect of the Kaiser Sub Debt has been fully subordinated to the security granted to the Administrative Agent and the Lenders.

(17) Financial Statements. The Administrative Agent shall have received a copy of (a) the annual audit report for the fiscal year ended December 31, 1999, together with(b) unaudited consolidated financial statements for the most recently ended Fiscal Quarter, for the Parent Guarantor in each case including therein consolidated balance sheets of such Person as of the end of each such period and consolidated statements of earnings and cash flow of such Person for each such period, in the case of clause (a) certified in a manner acceptable to the Administrative Agent and the Lenders by nationally recognized independent public accountants, and in the case of clause (b), accompanied by a certificate of the chief financial officer of each Credit Party certifying that the financial statements fairly present such Credit Party's financial condition and results of operations showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Administrative Agent) compliance with this Agreement and stating that no Default or Event of Default exists.

(18) Tax Losses. The Administrative Agent shall have received evidence satisfactory to it from the Borrower's auditor that the Borrower has tax loss pools from previous operating losses which are consistent with those referred to in the Feasibility Study.

(19) Satisfactory Documents. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any other Obligors, or otherwise submitted to or received by the Administrative Agent, in each case pursuant to this Section
5.1 shall be satisfactory in form and substance to the Administrative Agent, the Lenders and their counsel, and the Administrative Agent, the Lenders and their counsel shall have received all information, approvals, opinions, documents or instruments as the Administrative Agent, the Lenders or their counsel may reasonably request.

5.2 All Borrowings. The obligation of each Lender to fund any Loan on the occasion of any Borrowing (including the initial Borrowing) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.

(1) Compliance with Warranties, No Default, etc. Both before and after giving effect to any Borrowing (but, if any Default of the nature referred to in Section 8.1(4) shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct: (a) the representations and warranties set forth in Section 6 shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); (b) except as disclosed by the Borrower to the Administrative Agent and the Lenders pursuant to Section 6.6, no Proceedings shall be pending or threatened against a Credit Party which could reasonably be expected to materially adversely affect its consolidated business, operations, assets, revenues, properties or prospects or which purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document; and no development shall have occurred in any Proceeding disclosed pursuant to Section 6.6 which might materially adversely affect the consolidated businesses, operations, assets, revenues, properties or prospects of a Credit Party; (c) no Default or Event of Default shall have then occurred and be continuing; and (d) neither the Borrower nor any other Obligor are in material violation of any law or governmental regulation or court order or decree.

(2) Borrowing Request. The Administrative Agent shall have received a Borrowing Request for such Borrowing. Each of the delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) the statements made in Section 5.2(1) are true and correct.

(3) Government Approvals; Compliance With Government Rules, etc. All Government Approvals required for the construction, operation and maintenance of the Project which are required to be obtained prior to the date of such Borrowing shall have been duly obtained or made and shall be in full force and effect and there shall not have been any appeal of any such Government Approval and the Project shall have been and be in material compliance with all Government Approvals and Government Rules relating to the construction, operation and maintenance of the Project which are applicable prior to and on the date of such Borrowing, and the Project as described in the Material Project Contracts, without additions or modifications, shall reasonably be expected to satisfy and be in material compliance with all established and, to the best knowledge of the Borrower anticipated requirements (including those requirements in proposed rules) of existing and presently known future Government Approvals and Government Rules relating to the future construction, operation and maintenance of the Project which are or are anticipated to be applicable after the date of such Borrowing and there shall have been no change in any applicable Government Approval or Government Rule, and no issuance of any order, writ, injunction or decree of any Regulatory Authority which could reasonably be expected to have a Material Adverse Effect, and, to the best knowledge of the Borrower, there shall have been no proposed or threatened change in or modification of any applicable Government Rule which could reasonably be expected to have a Material Adverse Effect.

(4) Borrower Construction Certificates. The Administrative Agent shall have received (a) an Independent Engineer Construction Certificate and a Borrower Construction Certificate, in each case at such times as required by Section 2.3(2) and (b) an opinion of legal counsel to the Borrower containing a sub-search of title to the Site and confirming the priority of the Liens created under the Mortgages for the full aggregate principal amount of the Loans outstanding, all in form and substance satisfactory to the Administrative Agent.

(5) Insurance Matters. The Administrative Agent shall have received a report of the Insurance Advisor, or other evidence satisfactory to the Administrative Agent, that all insurance required by Section 7.1(5) is in full force and effect with no default by the Borrower or the General Contractor, as the case may be, thereunder.

(6) No Material Adverse Effect. There shall have occurred no event or condition constituting, or which could reasonably be expected to constitute, a Material Adverse Effect.

(7) Equity Contribution. Until such time as the Parent Guarantor shall have made, and the Borrower shall have applied, the Equity Contribution to fund Project Costs, as evidenced by a certificate of an Authorized Officer of the Borrower and confirmed by a certificate of the Independent Engineer describing the application of the proceeds thereof to fund Project Costs, the maximum aggregate Advance which the Borrower may request is $45,000,000.

(8) Phase I Environmental Site Assessment report. Until such time as the Borrower shall have delivered to the Administrative Agent and each Lender a Phase I environmental site assessment report with respect to the Site prepared by an environmental consultant acceptable to the Administrative Agent and Lenders in form and substance acceptable to the Administrative Agent, the maximum aggregate amount of Advances which the Borrower may request is US$10,000,000.

(9) Capital Restructuring. Prior to October 31, 2000 the debt and capital structure of the Parent Guarantor shall be restructured in a manner in form and substance satisfactory to the Administrative Agent and the Lenders, including, without limitation, as to the terms and conditions of the Kaiser Sub Debt and the investment of the Equity Contribution by the Parent Guarantor.

(10) Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any other Obligors, or otherwise submitted to or received by the Administrative Agent, in each case pursuant to this Section 5.2, shall be satisfactory in form and substance to the Administrative Agent and its counsel, and the Administrative Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Administrative Agent or its counsel may reasonably request.

SECTION 6 - REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders and the Administrative Agent to enter into this Agreement and to make Loans hereunder, each of the Credit Parties represents and warrants to the Administrative Agent and each Lender as set forth in this Section 6.

6.1 Organization, etc. Each Credit Party is a corporation duly organized and existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business and is in good standing in each jurisdiction where the nature of its business requires such qualification, and has full power and authority to construct, own and operate the Project (in the case of the Borrower) and to enter into and perform the Secured Obligations and its obligations under each of the Transaction Documents to which it is a party and to own and hold under lease its Property and to conduct its business substantially as currently conducted by it and as contemplated by the Transaction Documents. As of the date hereof and as of the date of the initial Borrowing hereunder, the only shareholder of the Borrower is the Parent Guarantor.

6.2 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each Credit Party of each of the Transaction Documents executed or to be executed by such Credit Party are within such Credit Party's organizational powers, have been duly authorized by all necessary corporate action, and do not contravene such Credit Party's Organizational Documents, contravene any contractual restriction, Government Rule or Government Approval applicable to any Credit Party or the Project, violate, result in a breach of or constitute a default under any of the Transaction Documents to which such Credit Party is a party or any other material agreement or instrument to which any Credit Party is a party or by which any Credit Party or its Property may be bound or affected, or result in, or require the creation or imposition of, any Lien (other than Permitted Liens) on any Property, now owned or hereafter acquired, of any Credit Party.

6.3 Validity, etc. Each Transaction Document to which each Credit Party is a party constitutes, or will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of such Credit Party enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and other laws of general application limiting the enforceability of creditors' rights and to the fact that specific performance is an equitable remedy only available in the discretion of the court.

6.4  Financial Condition.

(1) The audited consolidated balance sheet of the Parent Guarantor as at December 31, 1999, and the related statements of income, copies of which have been furnished to the Administrative Agent and the Lenders, have been prepared from the books and records of the Credit Parties and fairly present in all material respects the financial condition of the Credit Parties as at such date and the results of operation for the period then ended, all in accordance with GAAP and practices applied on a consistent basis (subject to normal year-end adjustments). No Credit Party had on such date any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments required to be disclosed in accordance with GAAP, except as referred to or reflected or provided for in financial statements of such Credit Party (including the notes thereto) as at such date or as arising solely from the execution and delivery of the Material Project Contracts or Non-Material Project Contracts. Each of the Credit Parties is solvent.

(2) Each of the Credit Parties' most recent financial statements, copies of which have been furnished to the Administrative Agent and Lenders, were prepared in accordance with GAAP applied on a basis consistent with preceding periods, except as stated therein or in the notes, and those financial statements fairly represent such Credit Party's financial conditions as at their date.

(3) Since the date of the most recent financial statements delivered to the Administrative Agent and Lenders, there has been no material adverse change in the conditions (financial or otherwise), operations, assets, business, properties or prospects of any Credit Party and no Credit Party has contingent obligations not disclosed by or reserved against in such financial statements.

6.5  Government Approvals; Non-Government Approvals; Consents; Government Rules.

(1) All Government Approvals and Non-Government Approvals related to the construction, ownership, operation and maintenance of the Project and the execution, delivery and performance of the Transaction Documents are set forth in Schedule 6.5. Except for those Government Approvals and Non-Government Approvals designated in Schedule 6.5 as having not yet being obtained (the "Approvals to be Obtained"), as of the date hereof and as of the Effective Date, all Government Approvals and Non-Government Approvals set forth in Schedule 6.5 have been duly obtained by the Borrower or for the benefit of the Project or the Borrower by the Borrower or Parent Guarantor as of the Effective Date, were validly issued, are in full force and effect, are not subject to appeal or renewal, are held in the name of the Borrower or the Parent Guarantor and are free from conditions or requirements compliance with which would reasonably be expected to have a Material Adverse Effect or which the Borrower does not expect to be able to satisfy on or prior to the Effective Date. There is no proceeding pending or, to the Borrower's knowledge, threatened against any third party which seeks, or may reasonably be expected, to rescind, terminate, modify or suspend any Government Approval or Non-Government Approval so obtained.

(2) The Approvals to be Obtained specified in Schedule 6.5 are required solely in connection with later stages of construction and operation of the Project and are not customarily obtained or complied with until a later stage of construction or after commercial operation has commenced.

(3) The Borrower has no reason to believe that any applicable Government Rule applicable to the development, construction and operation of the Project will not be complied with or that any Approval to be Obtained will not be obtained on or prior to the date specified in Schedule 6.5.

(4) The Project, if constructed in accordance with the plans and specifications therefor and the Construction Contracts, and upon Completion including full scale commercial operation, will satisfy, conform to and comply in all material respects with all requirements for and all covenants, conditions, restrictions and reservations in the then applicable Government Approvals and the Construction Contracts applicable thereto and all federal, provincial and local zoning, environmental, land use and other Government Rules applicable thereto.

(5) The Administrative Agent, acting for the benefit of the Secured Parties, will be entitled, without undue expense or delay, to the benefit of each Government Approval and Non-Government Approval set forth in Schedule 6.5 upon the exercise of remedies under the Security Documents to the extent permitted by Government Rules or by such Non-Governmental Approval, as the case may be.

6.6 Proceedings. Except as set forth in Schedule 6.6, there is no litigation, action, investigation, proceeding or labour controversy ("Proceedings") at law or in equity or by or before any Government Authority or arbitral tribunal now pending or, to the best of the Borrower's knowledge, threatened against any Credit Party, the Project or with respect to any Transaction Document or Government Approval related to the Project, in each case which seeks damages in excess of C$500,000 or the Equivalent Amount thereof or which alleges criminal misconducts of any Credit Party.

6.7 Nature of Business. The Borrower has no Subsidiaries and owns no equity or other ownership interest in any other Person. The Borrower has not engaged in any business other than the Existing Mine and to enter into the Transaction Documents and Non-Material Project Contracts and otherwise to conduct such business as is necessary or appropriate to the development, ownership, maintenance and operation of the Existing Mine, the Project and mineral exploration programmes.

6.8  Title:  Security Documents.

(1) The provisions of the respective Security Documents are effective to create, in favour of the Administrative Agent for the benefit of the Secured Parties, a legal, valid and enforceable Lien on and security interest in all of the Collateral purported to be covered thereby, and all necessary recordings and filings have been made (or will be made as soon as practicable following the Effective Date) in all necessary public offices, and all other necessary and appropriate action has been taken, so that the respective Security Documents create a perfected Lien on and security interest in all right, title and interest of each Credit Party in the Collateral covered thereby, prior and superior to all other Liens (other than Permitted Liens) and all necessary and appropriate consents to the creation, perfection and enforcement of such Liens have been obtained.

(2) Each Credit Party (i) owns and has good and marketable title to, or a valid leasehold interest in, all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever, including, without limitation, the Collateral (other than after-acquired property contemplated by the Security Agreement) purported to be covered by the respective Security Documents, free and clear of all Liens (other than Permitted Liens) and (ii) owns and has good and marketable fee simple title to Collateral consisting of real property and fixtures purported to be covered by the Mortgage free and clear of all Liens (other than Permitted Liens). The Borrower owns directly and has good and marketable title to or is entitled to use by license or otherwise, all material patents, trademarks, trade names, service marks and copyrights (if any) necessary for the conduct of its business after the Completion Date, and without any obligation to pay royalties or license fees therefor and without claim of infringement by any Person known to the Borrower. The Borrower has obtained all necessary licenses, easements and access rights required for the Development of the Project and enjoys peaceful and undisturbed possession of all Properties (subject only to Permitted Liens) that are necessary for the Development of the Project. Such ownership interests and other rights as described in this Section 6.8, and the ownership interests which may be obtained by the Borrower through the exercise of rights of condemnation which may be vested in it and as described in Section 6.9, are sufficient to enable the construction of the Project to be completed on a commercial basis in the manner contemplated by the Transaction Documents and to enable the Borrower to perform its obligations under the Transaction Documents.

(3) The Borrower is not a lessee under any lease of properties or assets, real or personal, tangible or intangible, of any nature whatsoever necessary for the construction of the Project to be completed on a reasonable basis in the manner contemplated by the Transaction Documents and for the Borrower to perform its obligations under the Transaction Documents except as listed in Schedule 6.9, which leases are valid subsisting leases in full force and effect, and the Borrower has not defaulted in the performance of its obligations pursuant to any such lease.

6.9 Property. The Borrower owns or leases, or will own or lease, all of the real and tangible personal property necessary for the Development of the Project. Schedule 6.9 contains an accurate and complete list of all real property ("Real Estate") owned, leased, subleased or used by, and all easements in favour of each Credit Party and all unpatented mine claims in favour of each Credit Party as of the date hereof and as of the Effective Date. Except as set forth in Schedule 6.9, there are no real property leases or licenses affecting the Site, or the Project. Except as set forth on Schedule 6.9, all improvements on real estate owned and all easements conform to applicable Government Rules, and the properties are zoned for the construction and, after the Completion Date, operation and maintenance of the Project. None of the buildings and structures located or to be built on real property owned by, or any land covered by easements in favour of, the Borrower, nor any appurtenances thereto or equipment therein nor the operation or maintenance thereof, violates or will violate in any material manner any restrictive covenants or encroaches on any property owned by any Person or violates or will violate the terms, conditions or restrictions of any such easement, nor does any building or structure of any Person encroach upon the property owned by, or granted by easement to, the Borrower. All such property, (a) is sufficient to enable the construction of the Project to be completed on a commercial basis in the manner contemplated by the Transaction Documents and to enable the Borrower to perform its obligations under the Project Documents to which it is a party, (b) is suitable and usable in all material respects for the operation of the Project as contemplated by the Transaction Documents, and (c) conforms in all material respects with applicable Government Rules. All easements necessary for the Development of the Project have been obtained and are not subordinate to any mortgages on the servient estate. The Site has access to a public road. There are no tenants at the Site. There are no special tax assessments for the Site or the Project; there are no proceedings pending for the reduction of the assessed valuation of the Site, or the Project and, except to the extent that construction of the Project increases the value of such property, the Borrower has no knowledge of any contemplated increase in the assessed valuation of the Site or the Project or any other special assessments. Other than work on the Project no work has been performed or is in progress at the Site or with respect to the Project that may give rise to any mechanics' or materialmen's or other Liens on any property of any Credit Party. The Project, the Existing Mine and all reserves referred to in the Feasibility Study and the Development Plan are located on lands leased from the Province of Ontario as referred to in Schedule 6.9 and none of such property is located on an unpatented mine claim.

6.10 Labour Matters. There are no strikes or other labour disputes against any Credit Party that are pending or, to the Credit Party's best knowledge, threatened. All payment due from each Credit Party on account of employee insurance of every kind and vacation pay have been paid or accrued as a liability on the books of the relevant Credit Party. Except as set forth on
Schedule 6.10, none of the Credit Parties has any obligation under any collective agreements. None of the Credit Parties has any obligations under any consulting or management agreement requiring payments which cannot be cancelled without material liability. Each of the Credit Parties is in material compliance with the terms and conditions of all consulting agreements, management agreements and employment agreements, if any. As of the date of this Agreement, there is no organizing activity involving any of the Credit Parties or to the Borrower's knowledge, threatened by any labour union or group of employees. As of the date of this Agreement, no labour union or group of employees has made a pending demand for recognition. There are no complaints or charges against any of the Credit Parties pending or threatened to be filed with any

Government Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by any Credit Party.

6.11  Transaction Documents; Non-Material Project Contracts; Licenses.

(1) The Transaction Documents in effect on the Effective Date, the Non-Material Project Contracts and the Additional Project Documents entered into in accordance with this Agreement, constitute and include all contracts and agreements relating to the Project which could reasonably be expected to affect the financial condition, assets, construction, ownership or operations of the Borrower or the legal, technical or economic viability of the Project; and the Borrower is not a party to any material contract or agreement that is not a Transaction Document, a Non-Material Project Contract or an Additional Project Document. The services to be performed, the materials to be supplied and the property interests and other rights granted pursuant to the Transaction Documents comprise all of the property interests necessary to secure any such right material to the construction, operation and maintenance of the Project in accordance with all Government Rules (including, without limitation, Environmental Laws). There are no services, materials or rights (other than Government Approvals) required for the construction, maintenance, ownership or operation of the Project other than those granted by, or to be provided to the Borrower pursuant to, the Transaction Documents and the Non-Material Project Contracts. Except as permitted pursuant to Section 7.2(6), none of the Material Project Contracts has been amended, modified, supplemented or suspended, and all of the Material Project Contracts (other than those that are not required to be entered into pursuant to this Agreement as of the date of the making of this representation or that have been cancelled or terminated as permitted under this Agreement) are in full force and effect. All conditions precedent to the obligations of the Borrower under the Material Project Contracts have been satisfied or waived. The Borrower is not in default under any Transaction Document. The Borrower is not in default under any Non-Material Project Contract which default could reasonably be expected to have a Material Adverse Effect. No party (other than the Borrower) to any Transaction Document or Non-Material Project Contract is in default under any material covenant or obligation set forth therein. No abandonment or material damage to the Project has occurred. No Credit Party has received any written notice from, and no Credit Party has knowledge of, any intent by any Person to terminate or declare a default under any Transaction Document or Non-Material Project Contract. No Credit Party has assigned all or any part of its rights under any Transaction Document or Non-Material Project Contract.

(2) All permits, licenses, trademarks, patents or agreements with respect to the usage of technology that are necessary for the current stage of the Development of the Project have been obtained, are final and are in full force and effect. The Borrower reasonably believes that all such permits, licenses, trademarks, patents or agreements necessary for all future stages of the Development of the Project will be timely obtained in the ordinary course and will not be subject to terms or conditions which would reasonably be expected to result in a Material Adverse Effect.

6.12 Utility Services. All utility services, means of transportation, facilities and other materials necessary for the construction, operation and maintenance of the Project and the achievement of Completion (including, without limitation, as necessary, electrical, water supply, storm, telephone and sewage services and facilities) are available to the Project and, to the extent necessary or desirable, arrangements have been made on commercially reasonable terms for such services, means of transportation, facilities and other means.

6.13  No Default. No Default or Event of Default has occurred and is continuing.

6.14 Absence of Default or Condition Excusing Performance. No breach, default or event of default which would permit a party to terminate, suspend performance or seek damages under any Transaction Document to which any Credit Party is a party has occurred and is continuing. No force majeure event or any other event or condition exists that permits or requires any party to any Material Project Contract to suspend or terminate its performance, in whole or in part, under any such agreement or that impairs the binding effect of any such agreement.

6.15 Condemnation. There are no condemnations or other similar proceedings pending or, threatened, which are applicable to the Project or any Credit Party's business operations or Properties.

6.16 Construction Budget. A true, complete and correct copy of the Construction Budget as in effect on the date hereof and on the Effective Date is attached hereto as Schedule 6.16.

6.17 Insurance. The Credit Parties have the benefit of the insurance coverage described in the certificates of insurance delivered pursuant to Section 5.1(6) and required to be maintained pursuant to Section 7.1(5).

6.18 Taxes. All tax returns, reports and statements, including information returns, required by any Government Authority to be filed by any Credit Party have been filed with the appropriate Government Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for non-payment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts being Contested in accordance with Section 7.1(2). Proper and accurate amounts have been withheld by each Credit Party from payments to its respective employees, customers and other applicable payees for all periods in full as required by all applicable Canadian and United States federal law and all applicable provincial, state, local and foreign law and such withholdings have been timely paid to the respective Government Authorities. Schedule 6.18 sets forth as of the Closing Date in respect of each Credit Party (i) those taxation years that have not yet been assessed by Revenue Canada, the IRS or the applicable provincial or state Government Authorities, (ii) the taxation years that are currently being audited by Revenue Canada, the IRS or the applicable provincial or state Government Authorities, (iii) any assessments or, to such Credit Party's knowledge, threatened assessments in connection with such audit, or otherwise currently outstanding, and (iv) the most recent taxation year that an audit by Revenue Canada, the IRS or the applicable provincial or state Government Authorities has been completed. Except as described on Schedule 6.18, no Credit Party has executed or filed with Revenue Canada, the IRS or any other Government Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. As of the Closing Date, except as set forth on Schedule 6.18, none of the Credit Parties and their respective predecessors is liable for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) to each Credit Party's knowledge, as a transferee.

6.19  Canadian Pension and Benefit Plans.

(1) Schedule 6.19 sets forth all Canadian Benefit Plans (other than, for greater certainty, universal plans created by and to which the Borrower is obligated to contribute by statute) and Canadian Pension Plans adopted by each Credit Party. The Canadian Pension Plans are duly registered under the ITA and all other applicable laws which require registration and no event has occurred which is reasonably likely to cause the loss of such registered status. All material obligations of each Credit Party (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and the funding agreements therefor have been performed in a timely fashion. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans. There are no outstanding disputes concerning the assets of the Canadian Pension Plans or the Canadian Benefit Plans. Each of the Canadian Pension Plans is fully funded on a solvency basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Government Authorities and which are consistent with generally accepted actuarial principles).

(2) No Credit Party is a member of, or has any liability in respect of, any pension plan as defined in Section 3(2) of the Employee Retirement Security Act of 1974 (United States of America).

6.20  Environmental Matters.  Except as otherwise specified in Schedule 6.20:

(1) all facilities and real property owned, leased or operated by any Credit Party comprising a part of the Project have been, and continue to be, owned, leased or operated by such Credit Party in compliance with all applicable Environmental Laws;

(2) there are no past or present facts, actions, circumstances, conditions, events or incidents, including without limitation, the Release of any Hazardous Material at, on or under any property now or previously owned, leased or operated in connection with the Project that, singular or in the aggregate, could reasonably be expected to form the basis of any Environmental Claims against any Credit Party or the Project or result in any Environmental Liabilities of a Credit Party which could reasonably be expected to exceed C$500,000 or the Equivalent Amount thereof. Without in any way limiting the generality of the foregoing, (i) there are no on-site or off-site locations in which any Credit Party or the Project have stored, disposed or arranged for the disposal of Hazardous Materials that could reasonably be expected to form the basis of any material Environmental Claim (ii) there are no underground storage tanks located on the site or property owned or leased by any Credit Party, and
(iii) no Hazardous Materials are or have been Used or stored at or Released from any property owned or leased by any Credit Party except in substantial compliance with all applicable Environmental Laws. There are no environmental conditions at the Site, which could reasonably be expected to materially interfere with the operation of the Project. No Credit Party has received any written notice of violation that has not been cured or any other written communication, whether from a Government Authority, citizens group, employee or otherwise, that alleges that any Credit Party or the Project is not in compliance with all Environmental Laws and Environmental Approvals, and to the knowledge of the Credit Parties, there are no circumstances that reasonably could be expected to prevent or interfere with such compliance by the Project as presently operated in the future;

(3) there is no Environmental Claim pending or threatened against any Credit Party or the Project which could reasonably be expected to result in Environmental Liabilities of such Credit Party exceeding C$500,000 or the Equivalent Amount thereof;

(4) the Credit Parties and the Project are in compliance with all applicable Environmental Laws, including, without limitation, Government Rules relating to emissions reduction credits, except for any non-compliance which could not reasonably be expected to result in Environmental Liabilities of such Credit Party exceeding C$500,000 or the Equivalent Amount thereof; and

(5) subject to Section 6.5, the Credit Parties have obtained all material Government Approvals required for the operation of the Project according to all applicable Environmental Laws, and all such Government Approvals are in full force and effect.

6.21 Operation of the Project. Upon Completion the Project shall be able to be operated on a safe and commercially sound basis in compliance with all Government Rules, Government Approvals relating or applicable to the Project, and the requirements of all Transaction Documents and in accordance with sound practices of the mining and milling industry consistent with the Development Plan for a period ending no earlier than December 31, 2010.

6.22 Financial Advisors. No Credit Party or any of their respective Affiliates has retained any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement or by the other Material Project Contracts, which will result in the obligation of any Person to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated herein or therein (other than fees payable under the Fee Letters or any fees payable to BMO-Nesbitt Burns, RBC Dominion Securities or Scotia Capital in connection with the issuance of equity by a Credit Party), and the Borrower will indemnify and hold harmless each Lender and the Administrative Agent from and against all losses, claims, damages or liabilities (including legal fees and costs of investigation and defense thereof) to which such Person may become subject arising out of or based upon any act or omission arising out of a breach of the representation and warranty given in this Section 6.22.

6.23 Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Credit Parties in writing to the Independent Engineer, the Insurance Advisor, the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Credit Parties, to the Independent Engineer, the Insurance Advisor, the Administrative Agent or any Lender pursuant to this Agreement will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Administrative Agent and such Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading. All projections delivered by or on behalf of the Credit Parties in writing to any of such Persons are based upon estimates and assumptions stated therein, all of which the Credit Parties believe to be reasonable and fair in light of current conditions and facts known to the Credit Parties and reflect such Credit Parties' good faith and reasonable estimate of the future financial performance of the Credit Parties and of the other information projected therein for the periods set forth therein.

6.24 No Material Adverse Effect. Between December 31, 1999 and the Effective Date, no event has occurred, which alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

6.25 Feasibility Plan. Each of the Credit Parties acknowledges that the Feasibility Study is the initial Development Plan for the purposes hereof.

6.26 Acknowledgment. Each of the Credit Parties acknowledges that the Administrative Agent and the Lenders are relying upon the representations and warranties in this Section 6 in entering into this Agreement and the transactions contemplated thereby and making the Loans.

SECTION 7 - COVENANTS

7.1 Affirmative Covenants. Each Credit Party agrees with the Administrative Agent and each Lender that, until all Commitments have terminated and all Secured Obligations have been paid and performed in full, each Credit Party will perform, and cause each other Credit Party to perform, the obligations set forth in this Section 7.1.

(1) Financial Information, Reports, Notices, etc. The Credit Parties will furnish, or will cause to be furnished, to each Lender and the Administrative Agent copies of the following financial statements, reports, notices and information:

      (a) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, for each Credit Party, consolidated unaudited balance sheets of such Person as of the end of such Fiscal Quarter and consolidated statements of earnings and cash flow of such Person for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial Authorized Officer of the respective Person;

      (b) as soon as available and in any event within 120 days after the end of each Fiscal Year, a copy of the annual audit report for such Fiscal Year for each Credit Party, including therein consolidated balance sheets of such Person as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of such Person for such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner acceptable to the Administrative Agent and the Majority Lenders by nationally recognized independent public accountants;

      (c) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year and within 120 days after the end of each Fiscal Year, a certificate, executed by the Chief Financial Officer of the Parent Guarantor certifying that the financial statements fairly present the Credit Parties' financial condition and results of operations showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Administrative Agent) compliance with this Agreement and stating that no Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status thereof;

      (d) as soon as available and in any event within 60 days after the end of each Fiscal Quarter, a certificate, executed by the Chief Financial Officer of the Parent Guarantor (i) certifying that the Borrower was in compliance with, and including the calculation of, the Debt Service Coverage Ratio test required by Section 7.2(9) with respect to the Applicable Period ending on such calendar month then most recently ended, and (ii) calculating the Excess Cash Flow during the Fiscal Quarter then most recently ended and stating whether or not the Borrower is required to make a prepayment of the Loans pursuant to Section 3.1(3) (and, if so, including a calculation of the required prepayment);

      (e) on or before the 60/th/ day before the expected Completion Date and, thereafter, as soon as available and in any event within 60 days after the end of each Fiscal Year, an annual business plan for the Credit Parties, approved by the board of directors of each Credit Party, for the year following the most recently completed Fiscal Year, which shall include monthly forecasts of operating results, an operating plan of the Borrower (including a maintenance schedule), cash flow, and projected balance sheets and capital expenditure plans, and a budget and pro forma statement of income and retained earnings and a pro forma cash flow statement of the Borrower, together with a statement of material assumptions, all in form and substance satisfactory to the Administrative Agent and the Lenders, (collectively the "Operating Budget"), in each case in form acceptable to the Majority Lenders and the Administrative Agent, acting reasonably. The Operating Budget will be with respect to the then Fiscal Year; provided that the initial Operating Budget adopted
                              --------
            prior to the Completion Date will be for the period commencing on the Completion Date and ending on the Fiscal Year within which Completion occurs. The Borrower will deliver to the Administrative Agent and the Independent Engineer a copy of the proposed Operating Budget at least 45 days prior to the date by which such Operating Budget is to be adopted. No Operating Budget shall be adopted or implemented without the prior written consent of the Administrative Agent (after consultation with the Independent Engineer) and the Majority Lenders which consent shall not be unreasonably withheld. If any line item on the summary page of a proposed Operating Budget differs from the corresponding amount set forth for the applicable base case amount or on the summary page of the current Fiscal Year's Operating Budget by 10% or more, then the Borrower shall simultaneously with the delivery of the proposed Operating Budget, deliver to the Lenders a certificate of an Authorized Officer of the Borrower setting forth in reasonable detail the explanation for such line item variance;

      (f) as soon as available and in any event within 90 days after the end of each Fiscal Year, an annual Life of Mine Plan, as well as a reserve report, in form and substance satisfactory to the Administrative Agent and Lenders;

     (g) before the Completion Date, within 30 days after the end of each calendar month, monthly Project Construction progress reports detailing expenditures to date, physical progress on construction to date, material variations from the Construction Budget delivered at the Closing Date, estimated costs to complete the Project in accordance with the Development Plan and estimated date of Physical Completion and Completion, all in form and substance satisfactory to the Administrative Agent and Lenders, acting reasonably;

     (h) after the Completion Date, within 30 days after the end of each Fiscal Quarter, a quarterly operating report with respect to the Project detailing operating costs, capital expenditures and production levels (together with any variations from the annual Operating Budget delivered in respect of the relevant Fiscal Year), and a detailed description of any material operating or other business issues encountered with respect to the Project during the Fiscal Quarter; all in form and substance satisfactory to the Administrative Agent and Lenders, acting reasonably;

     (i) as soon as possible and in any event within three Business Days after the occurrence of each Default of which one or more of the Credit Parties is aware, or Event of Default, a statement of the chief financial Authorized Officer of the Borrower or the Parent Guarantor setting forth details of such Default or Event of Default and the action which the Credit Parties have taken or propose to take with respect thereto;

     (j)  as soon as possible and in any event within three Business Days after
          (i) the occurrence of any adverse development with respect to any litigation, action, proceeding, or labour controversy described in
          Section 6.6 of which one or more of the Credit Parties is aware or
          (ii) the commencement of any litigation, action, proceeding or labour controversy of the type described in Section 6.6, notice thereof and copies of all documentation relating thereto which are in the possession of the Credit Parties;

     (k) promptly after the sending or filing thereof, copies of (i) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of such Person (ii) all notices proxy statements and reports which any Credit Party sends to any security holders, and (iii) all regular and periodic reports, registration statements and prospectuses which any Credit Party files with any securities exchange, commission or governmental or public or private regulatory authority;

     (l) reasonably promptly upon its becoming available, copies of all notices or documents received by a Credit Party pursuant to any Transaction Document alleging default or non-performance by any Credit Party thereunder or terminating or suspending any such Transaction Document or claiming that any Transaction Document is subject to potential suspension or termination;

     (m) promptly after any Credit Party knows or has reason to believe that any Government Approval related to the Project may be modified or supplemented in a manner which would reasonably be expected to have a Material Adverse Effect, or may be revoked or suspended, a description of such threatened modification, supplement, revocation or suspension and the action the Credit Parties propose to take with respect thereto;

     (n) as soon as possible but in any event within three (3) Business Days of becoming aware thereof, notice of the occurrence of any other event or occurrence that could reasonably be expected to have a Material Adverse Effect and the occurrence of any Loss; and

     (o) such other information respecting the condition or operations, financial or otherwise, of the Credit Parties or any Completion Guarantor as any Lender through the Administrative Agent may from time to time reasonably request.

(2) Compliance with Laws, Maintenance of Existence, etc. Each Credit Party will comply in all material respects with all applicable Government Rules, including all Government Approvals, such compliance to include, without limitation, the maintenance and preservation of its legal existence as a corporation and qualification to carry on business in each jurisdiction where the nature of such Credit Party's business requires such qualification. Each Credit Party shall promptly upon receipt or publication furnish a copy (certified by an Authorized Officer of such Credit Party as true and complete) of each such Government Approval to the Administrative Agent. Each Credit Party shall pay, before the same become delinquent, all Charges imposed upon it or upon its property except to the extent such Charges are being diligently Contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

(3)  Canadian Pension and Benefit Plans.

     (a) For each existing Canadian Pension Plan, each Credit Party shall ensure that such plan retains its registered status under and is administered in a timely manner in all respects in accordance with the applicable pension plan text, funding agreement, the ITA and all other applicable laws.

     (b) For each Canadian Pension Plan hereafter adopted by any Credit Party which is required to be registered under the ITA or any other applicable laws, that Credit Party shall use its best efforts to seek and receive confirmation in writing from the applicable Government Authorities to the effect that such plan is unconditionally registered under the ITA and such other applicable laws.

     (c) For each existing Canadian Pension Plan and Canadian Benefit Plan hereafter adopted, each Credit Party shall in a timely fashion perform in all material respects all obligations (including fiduciary, funding, investment and administration obligations) required to be performed in connection with such plan and the funding media therefor.

     (d) Each Credit Party shall deliver to the Administrative Agent if requested by the Administrative Agent, promptly after the filing thereof by any Credit Party with any applicable Government Authority, copies of each annual and other return, report or valuation with respect to each Canadian Pension Plan; promptly after receipt thereof, a copy of any direction, order, notice, ruling or opinion that any Credit Party may receive from any applicable Government Authority with respect to any Canadian Pension Plan; and notification within 30 days of any increases having a cost to such Credit Party in excess of C$500,000 per annum, in the benefits of any existing Canadian Pension Plan or Canadian Benefit Plan, or the establishment of any new Canadian Pension Plan or Canadian Benefit Plan, or the commencement of contributions to any such plan to which any Credit Party was not previously contributing.

(4)  Maintenance and Operation of Properties.

     (a) Each Credit Party will maintain, preserve, protect and keep its properties in good repair, ordinary wear and tear excepted, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless such Credit Party determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

     (b) The Borrower shall operate the Project in accordance with sound and prudent practices consistent with industry standards.

     (c) On and after the Completion Date, the Credit Parties shall maintain adequate spare parts in accordance with good engineering and operating practices.

     (d) At least five (5) Business Days prior to the engagement by a Credit Party of a contractor to provide for scheduled major maintenance involving a shut-down of any part of the Project for a period of at least 30 days which shut-down shall result in the Project producing 50% or less then the production set out in the Development Plan for such time period, such Credit Party shall obtain the written consent of the Majority Lenders to such engagement and any material agreement with respect thereto shall be in form and substance satisfactory to the Lenders (after consultation with the Independent Engineer), acting reasonably.

     (e) After Completion, the Credit Parties shall not make any modification, alteration or addition to the Project if such modification, alteration or addition could reasonably be expected to: (i) result in the loss or adverse modification of any manufacturer's or contractor's warranty, (ii) materially interfere with the ability of any Credit Party to perform its obligations under any Project Document, (iii) impair the value of the Collateral or (iv) adversely affect the capacity, performance, productivity, availability, anticipated revenues or cash flows of the Project or of any Credit Party.

(5)  Insurance.

     (a) The Borrower shall maintain, all insurance described on Schedule 7.1(5) hereto ("Required Insurance"). All Required Insurance shall be provided by financially sound and reputable insurance companies or associations rated "A+" or better by A.M. Best, unless previously approved by the Administrative Agent in writing (such approval not to be unreasonably withheld).

     (b) All insurance maintained by the Borrower shall provide for waivers of subrogation in favour of the Administrative Agent and the Lenders, shall not be cancellable without at least 90 days (30 days in the case of non-payment of premiums) prior written notice to the Administrative Agent, shall name the Administrative Agent and the Lenders as additional insureds and (except in the case of third-party liability, worker's compensation and automobile liability insurance or as otherwise agreed by the Administrative Agent in writing) shall name the Administrative Agent as the first loss payee. All liability insurance maintained by the Borrower shall provide a severability of interest and a cross liability clause and shall be primary and not excess to or contributing with any insurance maintained by the Administrative Agent or the Lenders.

     (c) The Borrower shall deliver to the Administrative Agent prior to the Effective Date of this Agreement and annually thereafter, certificates of insurance or cover notes and a letter from a recognized insurance representative/broker which evidences (i) that coverage certified complies with the insurance requirements set forth in this Section 7.1(5) and Schedule 7.1(5) and (ii) that premiums with respect to each policy of Required Insurance have been paid prior to the due date thereof. Upon request, the Borrower shall provide the Administrative Agent with copies of all insurance policies and certificates and other information that may be reasonably requested with respect to the Required Insurance or the providers thereof.

     (d) The Borrower hereby collaterally assigns to the Administrative Agent (on behalf of all Secured Parties) and grants the Administrative Agent (on behalf of all Secured Parties) a Lien upon all insurance obtained by the Borrower or in which the Borrower has any rights or interest (whether or not complying with or described by this Section 7.1(5)), and in the event the Borrower shall fail to make, settle, compromise and liquidate any and all claims in a timely manner, the Administrative Agent shall have the right to make, settle, compromise and liquidate any and all claims thereunder, without prejudice to its other rights and remedies under the Loan Documents, the Required Insurance or Government Rules and regulations. All insurance proceeds shall be deposited into the Loss Proceeds Account.

     (e) In the event of a Loss of $1,000,000 or less, the Borrower will have the right to apply the insurance proceeds from the Required Insurance arising from such Loss to the restoration of the Project. In the event of a Loss of greater than $1,000,000 but less than $10,000,000 that is not a Major Loss, the Borrower will have the right, with the prior written consent of the Majority Lenders acting reasonably, to apply the insurance proceeds from the Required Insurance arising from such Loss to the restoration of the Project if (i) the Material Project Contracts (other than, if after the date Completion of the Project is deemed to have occurred pursuant to the terms of this Agreement, the Construction Contracts) remain in effect, and (ii) such proceeds (together with such other funds as Borrower may make available for such purpose) are sufficient, in the reasonable opinion of the Independent Engineer, to pay the cost of restoration and cover Debt Service during any period during which the revenues of the Project are reduced due to the restoration. In the event of a Loss of $10,000,000 or more, or in the event of a Major Loss, the insurance proceeds from the Required Insurance arising from such Loss may be used by the Borrower for the restoration of the Project only with the prior written approval of the Majority Lenders, acting reasonably. All insurance proceeds received in connection with a Major Loss and all other insurance proceeds that are not applied to pay the cost of restoration in accordance with this Section 7.1(5)(e) will be applied to the repayment of the Loans in accordance with Section 3.

     (f) In the event the Borrower is unable to maintain the Required Insurance set forth herein, Borrower shall immediately notify the Administrative Agent, along with a letter from a recognized insurance representative/broker indicating that such insurance is not available and commercially feasible. Administrative Agent and Lenders shall enter into discussions with the Insurance Advisor and the Borrower, and shall have the option of (i) waiving such requirement for such period of time as insurance is not commercially available and feasible or (ii) exploring the market and procuring such insurance on behalf of the Project, with costs of insurance to be charged back to the Project. Any waiver of a material requirement or condition must be approved annually by the Administrative Agent and the Lenders.

     (g) Before the Borrower commences any restoration work (other than temporary restoration work to protect Property, to prevent interference with business or to comply with applicable Government Rules), the Borrower shall deliver to the Administrative Agent a certificate of an Authorized Officer of the Borrower to the effect that the plans and specifications and the schedule for the restoration work provide for restoration work that is technically feasible and such that, upon its completion the Project shall be financially viable and attaching thereto evidence that the Borrower has committed to commence such restoration work.

     (h)  Each request for payment for restoration work authorized by this
          Section 7.1(5) shall be made on three (3) Business Days' prior notice to the Administrative Agent and shall be accompanied by (i) a certificate of an Authorized Officer of the Borrower and the Independent Engineer to the effect that (1) all of the restoration work completed has been done substantially in compliance with the approved plans and specifications, (2) the sum requested is required to pay, or to reimburse the Borrower for, costs incurred in connection with such restoration work (giving a brief description of the services and materials provided in connection with such restoration work), (3) the sum requested, when added to all Loss Proceeds with respect to the relevant Loss previously paid with respect to such Loss, does not exceed the aggregate amount then due and payable or that will become due and payable during the next ten days with respect to the restoration work done as of the date of such certificate and to be done in the next ten days and (4) the amount of Loss Proceeds with respect to the relevant Loss remaining in the Loss Proceeds Account, together with the Net Available Amount will be sufficient to complete the restoration work (giving in such reasonable detail as the Administrative Agent may reasonably require an estimate of the cost of such completion), and (ii) a certificate of an Authorized Officer of the Borrower certifying that no Event of Default has occurred and is continuing on such date. Notwithstanding the provisions of Section 7.1(5) or any other provisions of the Agreement requiring adherence to the Construction Budget or the Operating Budget, where circumstances warrant expenditures which are necessary for the lawful, safe, efficient and effective operation of the Project or Existing Mine, the Borrower may make expenditures of up to C$500,000 notwithstanding that such expenditure is not provided for in the Construction Budget or the Operating Budget without the prior consent of the Administrative Agent and the Lenders.

     (i) No provision of this Section 7.1(5) or any provision of any other Loan Document or any Material Project Contract shall impose on the Administrative Agent or the Lenders any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Borrower, nor shall the Secured Parties be responsible for any representations or warranties made by or on behalf of the Borrower to any insurance company or underwriter.

(6) Books and Records. Each of the Credit Parties will keep books and records which accurately reflect its business affairs and transactions and permit the Administrative Agent and each Lender or any of their respective representatives, at reasonable times and intervals and at the Borrower's expense, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and each Credit Party hereby authorizes such independent public accountant to discuss its financial matters with each Lender or its representatives whether or not any representative of the Credit Party is present) and to examine and photocopy extracts, at the Borrower's expense from any of its books or other corporate records. The Borrower shall pay any fees of such independent public accountant incurred in connection with the Administrative Agent's or any Lender's exercise of its rights pursuant to this Section. The Independent Engineer shall have the right to visit and inspect the Project and the books, records and documents of the Credit Parties from time to time (and at least once during any quarterly period) and at the Borrower's expense, and to discuss the Credit Parties' affairs with their principal officers and engineers, all at such times during normal business hours as the Independent Engineer may reasonably request.

(7) Environmental Covenant. Each Credit Party will use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary Environmental Permits, in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws; immediately notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws; and provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section 7.1(7).

(8) Obligations. Each Credit Party will at all times fulfill all its covenants and obligations on its part to be fulfilled under, maintain in full force and effect, and promptly enforce (or cause the relevant party to enforce) the obligations of each other Person under the Transaction Documents and enforce each covenant and all of its rights and privileges under the Transaction Documents.

(9) Hedging Arrangements. The Credit Parties may from time to time enter into one or more Hedge Agreements to hedge against such Credit Party's actual interest rate, foreign exchange and commodity price risk and not for speculative purposes. In particular, the Credit Parties (a) may not enter into palladium price hedging arrangements requiring deliveries in any period with respect to more than 75% of its production in such period not subject to a price cap under the Palladium Sales Contract other than Hedging Agreements with the other party to the Palladium Sales Contract, (b) may enter into palladium price hedging arrangements with respect to ounces that have been produced in concentrate and shipped to Inco Ltd. or Falconbridge Limited pursuant to the Smelting Agreements and (c) may not enter into price hedging arrangements requiring deliveries in any period for other metals produced at the Project and the Existing Mine with respect to more than 75% of such production in such period. The covenants, representations and warranties and events of default and conditions precedent in such Hedge Agreements shall not be more onerous to the Borrower than those set forth herein. The Borrower, or the Parent Guarantor, as the case may be, shall provide a copy of each Hedge Agreement to the Administrative Agent.

(10) Approved Budgets.

     (a) The Construction Budget attached to this Agreement shall be the Approved Budget for the Project for the period ending on the Completion Date unless amended pursuant to Section 7.1(10)(b).

     (b) Prior to Completion the Borrower shall have the right from time to time to propose to adopt an amended Construction Budget. After Completion the Borrower shall have the right from time to time to propose an amended Operating Budget for the remainder of the then current Fiscal Year. The Borrower shall furnish to the Administrative Agent (with a copy to the Independent Engineer) and each Lender a copy of the proposed amended Construction Budget or Operating Budget, as the case may be, at least ten (10) Business Days before the proposed date of its adoption, together with a certificate of an Authorized Officer of the Borrower describing the changes to the then current budget and the reasons therefor. No such proposed amended Construction Budget or Operating Budget shall be adopted unless it is approved by the Administrative Agent and Majority Lenders in their sole discretion.

     (c) The Construction Budget (prior to Completion) or Operating Budget (after Completion) as then most recently approved by the Administrative Agent and Majority Lenders is referred to herein as the "Approved Budget."

(11) Construction; Overruns.

     (a) The Borrower will use its best efforts to achieve Completion. The Borrower will cause the Project to be duly completed in all material respects in accordance with all applicable Material Project Contracts, all Loan Documents, all Government Rules and all Government Approvals and in accordance with prudent construction and engineering practices and consistent with good engineering practices for the industry in which the Project is intended to operate. The Borrower will cause all performance tests under the Construction Contracts to be achieved without giving effect to any variances or waivers.

     (b) The Borrower will pay all Project Costs, including by making Borrowings hereunder and by use of the proceeds of the Equity Contribution and payments made to it under the Completion Guarantee.

     (c) If, at any time, the Borrower or Independent Engineer believes that a Cost Overrun will occur, then the Borrower shall immediately notify the Administrative Agent and Lenders in writing. The Borrower agrees to provide for the funding of all Cost Overruns in a manner acceptable to the Lenders. The Borrower acknowledges that if a Cost Overrun is forecast by the Borrower or the Independent Engineer the Lenders may suspend all Advances until such time as this covenant has been complied with.

     (d) The Administrative Agent and Lenders shall have the right, but not the obligation, to review all relevant documents and materials regarding Project Costs.

     (e) The Borrower shall at all times during construction of the Project comply with all provisions of the Construction Lien Act (Ontario) or similar legislation in any jurisdiction where the Mortgaged Property is located ("Construction Lien Legislation"). The Borrower shall not knowingly permit the registration of any Lien pursuant to any Construction Lien Legislation against the Mortgaged Property. If such a Lien is registered against the Mortgaged Property with the Borrower's knowledge or if the Borrower receives notice of such a Lien which is capable of being registered against the Mortgaged Property the Borrower will take whatever steps are necessary to ensure that such Lien is fully discharged and satisfied within 30 days of such registration or notification. If the Borrower disputes the validity or correctness of a registered Lien, it may contest such Lien in any manner properly contemplated by applicable law, provided it promptly discharges or vacates, or causes to be discharged or vacated, the Lien by posting of a payment bond in such amount, or by payment into court of such amount, as is necessary to obtain such removal or otherwise posting such security as may be acceptable to the Administrative Agent. The Borrower will not make a Borrowing Request during any period when a Lien has been registered (or notification of such Lien having been given) and not discharged or otherwise satisfied.

(12) Physical Completion; Completion. The Borrower shall notify the Administrative Agent in writing at least ten (10) Business Days prior to the date (i) on which the Physical Completion is expected to occur, and (ii) the Test Period is expected to commence, and shall indicate the anticipated date of Completion. The Borrower, shall, at its own expense, make allowances and provide such access to its facilities, premises and books and records as may be reasonably required by the Administrative Agent to permit the Independent Engineer to make such observations and tests, and to provide the Independent Engineer with such information, as it may reasonably request in order to certify whether Physical Completion and Completion has occurred. Promptly (but in any event within one (1) Business Day) after the Borrower and Independent Engineer conclude that Physical Completion has occurred, the Borrower shall deliver to the Administrative Agent a certificate, executed by an Authorized Officer of the Borrower certifying that Physical Completion has occurred on a date to be specified by the Borrower in such certificate and attaching thereto a certificate from the Independent Engineer concurring with the statements in the Borrower's certificate. At such time as the Borrower and Independent Engineer believe that Completion may occur, the Borrower shall prepare and deliver the Borrower Completion Certificate to the Administrative Agent and shall direct the Independent Engineer to prepare and deliver to the Administrative Agent the Independent Engineer Completion Certificate. The Borrower shall provide to the Administrative Agent and Lenders such other information regarding satisfaction of the conditions to Completion as the Administrative Agent or any Lender may reasonably request.

(13) Debt Service Reserve Account. From and after Completion, the Credit Parties at all times will cause to be on deposit in the Debt Service Reserve Accounts an amount not less than the then current Target Amount.

(14) Completion Guarantee. The Credit Parties will at all times ensure that the Completion Guarantee shall be in full force and effect.

(15) Survey, etc.

     (a) Upon substantial completion of the Project, the Borrower shall deliver to the Administrative Agent (with a copy for each Lender) a survey of the Site, prepared and certified by a licensed surveyor or civil engineer, which shall (i) show that the Project is located within the Site, and (ii) show that the Project does not encroach upon any easements or other property rights of any other Person or violate any Government Rule relating to setback or land use.

     (b) Not later than 90 days after Completion, the Borrower shall deliver to the Administrative Agent (with a copy for each Lender):

          (i) a final and complete survey of the Project Site prepared and certified by a licensed surveyor or civil engineer, which shall
               (1) show all aspects of such Site, including the boundaries of the Site and the location within or adjacent to the Site of all buildings and improvements, all utilities services, transmission lines, pipelines, rights of way and easements, bodies of water, points of ingress and egress and other pertinent information, (2) show that the improvements thereon do not encroach upon any easements or other property rights of any Person or violate any Government Rule relating to setback or land use, and (3) be satisfactory in all respects to the Lenders and their counsel, acting reasonably; and

          (ii) such other instruments and documents as the Administrative Agent or any Lender may reasonably request in order to protect or to perfect the Liens, or the priority of the Liens, created or intended to be created by the Security Documents.

(16) Use of Proceeds. Borrower shall utilize the proceeds of the Loans for the financing of Project Costs as specified in Section 2.3 including the initial repayment of the Kaiser Bridge Loan to fund Project Costs.

(17) Mining Leases. The Borrower shall keep the Leases in good standing and comply with all terms thereunder such that the Leases will not be terminated. In addition, the Borrower shall use its best efforts to ensure that the Leases are renewed for a further term on their expiry date.

(18) After-Acquired Property. Each Credit Party shall ensure that all Property of one or more of them acquired after the entering into of this Agreement, the Mortgage and/or the Security is subject to a valid Lien in favour of the Agent and the Lenders, such Lien to be subject only to Permitted Liens.

(19) Pledge of Equity Shares. Each of Credit Parties undertakes to do all things necessary to ensure that all shares of the Borrower issued in connection with the investment of the Equity Contribution are subject to a valid pledge and Lien in favour of the Agent and Lenders, such Pledge or Lien to be subject only to Permitted Liens.

(20) Permits. The Borrower will, prior to October 31, 2000, deliver to the Administrative Agent original or copies of all Governmental Approvals and third party approvals and consents, excluding the abandonment plan, required to complete the Project, not previously delivered, accompanied by a Certificate of an Authorized Officer of the Borrower to the effect that all copies are true, correct and complete copies of such consents and approvals.

(21) Phase I Environmental Site Assessment Report. The Borrower shall deliver to the Administrative Agent and each Lender on or before July 31, 2000 a Phase I environmental site assessment report prepared by an environmental consultant acceptable to the Administrative Agent and Lenders with respect to the Site in form and substance acceptable to the Administrative Agent, in addition the Borrower shall provide verbal confirmation of the conclusions of such report to the Lenders on or before July 14, 2000.

(22) Environmental Management Plan for Construction Period. The Borrower shall deliver to the Administrative Agent on or before July 15, 2000 an outline for a plan, acceptable to the Administrative Agent acting reasonably, for the oversight by the Borrower of environmental compliance at the Project for the period from such date until Physical Completion including, without limitation, spill prevention and countermeasure, waste management and waste disposal plans. The plan shall be implemented no later than August 31, 2000 in a manner acceptable to the Lenders, acting reasonably.

(23) Environmental Management Plan. The Borrower shall deliver to the Administrative Agent on or before August 31, 2000 an outline for an environmental management plan for compliance by the Borrower with all environmental requirements including spill prevention and countermeasures, operational management plans for the tailings facility, monitoring plans and waste management and waste disposal plans along with a Schedule for implementation of such environmental management plan. The environmental management plan shall be implemented no later than Physical Completion in a manner acceptable to the Lenders, acting reasonably.

(24) Factory Mutual Policy. The Borrower will deliver to the Administrative Agent an amendment to Section E, Part 11. Suspension of the Factory Mutual
                                 -----------------------------------------
Policy (Binder No. ST521) in form satisfactory to the Administrative Agent and
------
the Insurance Advisor within sixty (60) days of the initial Borrowing.

7.2 Negative Covenants. Each of the Credit Parties agrees with the Administrative Agent and each Lender that, until all Commitments have terminated and all Secured Obligations have been paid and performed in full, it will perform, and will cause each of the other Credit Parties to perform, the obligations set forth in this Section 7.2.

(1) Business Activities. The Borrower will not engage in any business activity, except those described in the first recital, the second recital and
                                        -----              ------
the third recital and such activities as may be incidental or related thereto.
    -----

(2) Indebtedness. No Credit Party will create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

     (a)  Indebtedness in respect of the Loans and other Secured Obligations;

     (b) Indebtedness in an aggregate principal amount not to exceed C$2,500,000 or the Equivalent Amount thereof at any time outstanding which is incurred by the Borrower in the ordinary course of business to a vendor of equipment not comprising an integral part of the Project excluding existing indebtedness in respect of the present operating equipment of the Borrower the details of which are set out in Schedule 7.2(2);

     (c) unsecured Indebtedness incurred in the ordinary course of business for expenses set forth in the then most recent Operating Budget (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Guaranteed Liabilities) so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered and (unless such trade accounts payable are being Contested in good faith and by appropriate legal, administrative or other proceedings diligently conducted and so long as adequate reserves have been established with respect thereto in accordance with GAAP, and only if the failure to pay such accounts payable would not reasonably be expected to have a

          Material Adverse Effect on the Borrower) are not more than ninety (90) days past due;

     (d)  the Kaiser Sub Debt of the Parent Guarantor;

     (e) the obligations of the Parent Guarantor under its guarantee of the obligations of the Borrower under the Palladium Sales Contract in favour of the other party to the Palladium Sales Contract: or

     (f) Hedging Obligations under Hedge Agreements permitted to be entered into pursuant to Section 7.1(9);

provided, however, that no Indebtedness otherwise permitted by clause (b), (c),
--------  -------
(d), (e) or (f) of this Section 7.2(2) shall be permitted if, after giving effect to the incurrence thereof, any Default or Event of Default shall have occurred and be continuing.

(3) Liens. No Credit Party will create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

     (a) Liens securing payment of the Secured Obligations including any Hedging Obligations owing to any Lender under any Hedging Agreement permitted under Section 7.1(9), granted pursuant to any Loan Document;

     (b) Liens granted to secure payment of Indebtedness of the type permitted and described in clause (b) of Section 7.2(2) and covering only those assets acquired with the proceeds of such Indebtedness;

     (c) unregistered Liens that arise by operation of law for Charges of Government Authorities not at the time delinquent or thereafter payable without penalty or being Contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

     (d) unregistered Liens that arise by operation of law for claims of carriers, warehousemen, mechanics, materialmen and landlords and other Charges incurred in the ordinary course of business for sums not overdue or being Contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

     (e) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

     (f) judgment Liens in existence less than 15 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

     (g) Liens resulting from any judgement rendered or claim filed against the Credit Party which the Credit Party shall be contesting in good faith by proper legal proceedings if adequate reserves with respect thereto are maintained on the books of such Credit Party, in accordance with GAAP, so long as such Liens do not involve any immediate danger of the sale, forfeiture or loss of the property, revenues or assets that are subject to the Lien;

     (h)  Liens affecting real property which are:

          (i) title defects, encroachments or irregularities of a minor nature acceptable to the Majority Lenders;

          (ii) restrictions, easements, rights-of-way, servitudes or other similar rights in land (including rights-of-way and servitudes for railways, sewers, drains, gas and oil pipelines, gas and water mains, electric light and power and telephone or telegraph for cable television conduits, poles, wires and cables) granted to or reserved by other Persons, in each case where such Liens in the aggregate do not materially impair the usefulness or marketability of such real property or its usefulness for the purposes for which it is held;

          (iii) a reservation of royalty rights in favour of John Patrick Sheridan and/or The Sheridan Platinum Group, such royalties not to exceed 5% of production from the Project, in the aggregate;

     (i) the right reserved to or vested in any Government Authority by any statutory provision, or by the terms of any lease, license, franchise, grant or permit of the Credit Party, to terminate any such lease, license, franchise, grant or permit or to require annual or other payments as a condition to the continuance thereof;

     (j) any Lien resulting from security given to a public utility or Government Authority when required by such utility or Government Authority in connection with the operation of the business of such Credit Party;

     (k) the reservations, limitations, provisos and conditions, if any, expressed in any original grants of real property from the Crown or in comparable grants, if any, in jurisdictions other than Canada;

     (l) any lien, satisfaction of which has been provided for by the depositing with the Lenders of an amount in cash, or the obtaining of a surety bond satisfactory to the Lenders in their absolute discretion, sufficient in either case to pay or discharge the same and which deposit or bond the Lenders are authorized to use or draw upon for that purpose;

     (m) zoning and building by-laws and ordinances, municipal by-laws, provincial laws and regulations, which do not materially impair the usefulness or marketability of real property or its usefulness for the purposes for which it is held;

     (n) any Lien on real or personal property granted to secure the Kaiser Sub-Debt provided it is fully and completely subordinated to the Security Obligations pursuant to the Subordination Agreement; and

     (o) any Lien on real or personal property existing at the date of this Agreement and disclosed on Schedule 7.2(3) but only to the extent such Lien conforms to its description on Schedule 7.2(3) and any extension, renewal or refinancing of such Lien; provided that the amount of the obligations secured by any such Lien is not increased as a result of such extension, renewal or refinancing or otherwise.

(4) Consolidation, Merger, Sale of Assets, etc. No Credit Party will amalgamate, liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets of or any class of Stock (or other equity interest in) any Person (or of any division thereof) or make any investments other than Permitted Investments. The Borrower shall not form, nor operate any of its business through, any Subsidiary. Except for the sale of products in the ordinary course of each Credit Party's business and the sale of surplus assets of the Credit Parties replaced in the ordinary course of business, no Credit Party shall convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any assets in an amount exceeding C$500,000 or the Equivalent Amount thereof in the aggregate during any calendar year. No Credit Party shall purchase or acquire any assets other than: (a) the purchase of assets reasonably required in connection with a restoration of the Project in accordance with
Section 7.1(5), (b) the purchase of assets in the ordinary course of business reasonably required in connection with the development of the Project in accordance with the Material Project Contracts and contemplated by the then-effective Construction Budget or Operating Budget, as the case may be, (c) the purchase of assets reasonably required in connection with Capital Expenditures permitted to be made pursuant to Section 7.2(8), and (d) Permitted Investments.

(5) Transactions with Affiliates. No Credit Party will enter into, or cause, suffer or permit to exist any other arrangement or contract with any Affiliate of such Credit Party unless such arrangement or contract has commercially reasonable terms, is fair and equitable to such Credit Party and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of such Credit Party with a Person which is not one of its Affiliates.

(6)  Material Project Contracts; Change Orders; Development Plan.

     (a) No Credit Party shall, without the prior written consent of the Administrative Agent and the Majority Lenders, each acting in its sole discretion, (i) amend, supplement, waive, terminate, cancel, release or otherwise modify or consent to a departure in writing from, any provision of the Material Project Contracts, (other than an extension of the term of the Palladium Sales Contract) (ii) give any approval or consent or permission required for or with respect to any of the actions described in the immediately preceding clause or consent to any assignment by any Person of its respective obligations under a Material Project Contract or compromise, settle or forgive any obligation under any Material Project Contract, (iii) assign or otherwise dispose of any of its rights under any Material Project Contract, or (iv) enter into any Additional Project Document.

     (b) No Credit Party will issue or agree or consent to any Prohibited Change Order unless (i) at least ten (10) Business Days prior to the date on which the Borrower proposes to issue or agree or consent to such Change Order the Borrower shall have delivered a copy of the proposed Change Order to the Administrative Agent, together with a certificate from an Authorized Officer of the Borrower and an Independent Engineer (1) stating the reasons for and costs associated with such Change Order, including an updated estimate of what total Project Costs will be to achieve Completion and comparing such totals against the Budgeted Project Costs, (2) confirming and certifying that the Change Order will not adversely affect the scope or coverage afforded by the Required Insurance and that the Required Insurance will, after giving effect to the change proposed by the Change Order, insure the Project (as proposed to be changed by the Change Order), and (3) stating that the Independent Engineer recommends that the Lenders approve such Change Order and (ii) the Majority Lenders approve such Prohibited Change Order, which approval is within such Majority Lenders' sole and absolute discretion.

     (c) No Credit Party shall permit or approve any change in the Development Plan that would either (i) increase Capital Expenditures required in connection with the Project by more than 10% of the amount contemplated in the Development Plan; or (ii) cause a decrease or increase in the tonnes of ore produced in any annual period of more than 10% of the amount contemplated in the Development Plan.

(7) Negative Pledges, Restrictive Agreements, etc. No Credit Party will enter into any agreement (excluding this Agreement and any other Loan Documents) prohibiting the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of any Credit Party to amend or otherwise modify this Agreement, any other Loan Document or any other Material Project Contract.

(8) Capital Expenditures; Operating Budget. On and after the Effective Date, the Borrower shall not make any Capital Expenditures other than Budgeted Capital Expenditures and the Borrower shall not make any changes to an Approved Budget for any Fiscal Year unless consented to in writing by the Administrative Agent and the Majority Lenders pursuant to Section 7.1(10).

(9) Restricted Payments. No Credit Party shall make any Restricted Payments prior to Completion. However, notwithstanding the foregoing, the Borrower or the Parent Guarantor may (i) pay annual fees, payable at the end of each calendar quarter after the date hereof, together not to exceed the aggregate amount of five-tenths of one percent (0.5%) of the average balance of the Indebtedness outstanding under this Agreement during such calendar quarter to the Completion Guarantors; (ii) repay in whole or in part the loans owing to Kaiser-Francis Oil Company from proceeds of an equity issue by the Parent Guarantor simultaneous with the funding of the Equity Contribution; and (iii) make the initial repayment of the Kaiser Bridge Loan. Notwithstanding (iii) above, the Borrower shall not use the proceeds of any Loan to repay the Kaiser Bridge Loan until the Borrower has complied with section 7.1(21). On and after Completion, no Credit Party shall make any Restricted Payment except quarterly on Principal

Payment Dates out of funds available for such purpose pursuant to Section 10.4 and unless each of the following conditions is satisfied on the date of payment:

     (a) no Default or Event of Default shall have occurred and shall be continuing or would result from the making of such Restricted Payment;

     (b) each Credit Party reasonably expects to have sufficient cash during the then immediately succeeding fiscal quarter to cover any increase in working capital requirements and any Capital Expenditures to be made during such quarter;

     (c) the Pro Forma Debt Service Coverage Ratio for each of the next four consecutive twelve month periods or until the Final Maturity Date, whichever period is less, as determined on the date of payment, shall be at least 1.50 to 1.00;

     (d) where such Restricted Payment is made on the date of any mandatory prepayment of the Loans in accordance with Section 3.1(3), such Restricted Payment is made after such mandatory prepayment has been made to the Lenders; and

     (e) the Qualifying Term remaining as of the Completion Date was at least four (4) years.

(10) Financial Covenants. After Completion, the Borrower shall not permit its Debt Service Coverage Ratio for any Applicable Period to be less than 1.25 to
1.00. For purposes of this Section 7.2(10), the "Applicable Period" shall mean, as of any date of calculation, the four (4) calendar quarters then most recently ended; provided that until the end of the first four (4) calendar quarters after
       --------
the Completion Date, with respect to any date of calculation hereunder the "Applicable Period" shall mean and include the full calendar months then elapsed since the Completion Date.

(11) Hedge Agreements. No Credit Party shall enter into any Hedge Agreements other than Hedge Agreements permitted under Section 7.1(9).

(12) Investments.  No Credit Party shall make any Investments except:

     (a) direct obligations of Canada or the United States, or of any agency thereof, or obligations guaranteed as to principal and interest by Canada or the United States or any agency thereof, maturing in not more than ninety (90) days from the date of acquisition by such Credit Party;

     (b) certificates of deposit issued by any Acceptable Bank maturing in not more than ninety (90) days from the date of acquisition by such Credit Party;

     (c) commercial paper rated (on the date of acquisition by such Credit Party) A-1 or P-1 by S&P or Moody's, respectively (or an equivalent rating by another nationally recognized statistical rating organization of similar standing if neither of such corporations is then in the business of rating commercial paper), maturing in not more than ninety (90) days from the date of acquisition by such Credit Party;

     (d)  repurchase agreements fully secured by obligations described in clause
          (a) above with any Acceptable Bank with maturities not in excess of thirty (30) days;

     (e) shares in money-market mutual funds having assets of $1,000,000,000 or more that invest solely in securities described in clauses (a) through
          (d) above that have a maximum maturity of one year or less and an average maturity of six months or less at the time of purchase;

     (f)  Stock of the Borrower held by the Parent Guarantor; and

     (g)  any transactions contemplated in the Hedge Agreements permitted under
          Section 7.1(9).

(13) No Capital Leases. No Credit Party shall enter into any capital leases having Capitalized Lease Liabilities exceeding C$2,500,000 or the Equivalent Amount thereof, at any time, on an aggregate basis for all Credit Parties.

SECTION 8 - EVENTS OF DEFAULT

8.1 Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default."

(1) Non-Payment of Obligations. The Borrower shall default in the payment when due of any principal on any Loan, or the Borrower shall default (and such default shall continue unremedied for a period of three (3) days) in the payment when due of any interest or fee or of any other Obligation.

(2) Breach of Warranty. Any representation or warranty of any Credit Party or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of any Credit Party or any other Obligor to the Administrative Agent, or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Section
5), is or shall be incorrect when made or on the Effective Date in any material respect.

(3)  Non-Performance of Other Covenants and Obligations.

     (a) Any Credit Party shall default in the performance and observance of any of its obligations under Sections 7.2(4), (9) or (12); or

     (b) Any Credit Party shall default in the performance and observance of any of its obligations under Sections 7.1(16), 7.1(17), 7.1(18), 7.1(19), 7.1(20), 7.1(21), 7.1(22), 7.2 (not referred to in Section
          (a)) or Section 10 and such default shall continue unremedied for a period of ten (10) days or more; or

     (c) Any Obligor shall default in the due performance and observance of this Agreement or any other Loan Document and such default shall continue unremedied for a period of 30 days or more.

(4)  Default on Other Indebtedness; Agreements.

     (a) Any Credit Party (or any Completion Guarantor, only with respect to the period before the Completion Date) shall default in the payment when due of any principal of or interest on any of its Indebtedness (other than any amount due under this Agreement) aggregating C$500,000 (and in the case of the Completion Guarantors, C$5,000,000) or the Equivalent Amount thereof or more or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity; or

     (b) Any Credit Party (or any Completion Guarantor, only during the period before the Completion Date) shall default in payment or performance under any Material Project Contract.

(5) Judgments. Any judgment or order for the payment of money in excess of C$500,000 or the Equivalent Amount thereof shall be rendered against a Credit Party and remains unstayed or unbonded for at least thirty (30) days.

(6)  Change of Control.  Any Change of Control shall occur.

(7) Executions. Assets of any Credit Party with a fair market value of C$500,000 or the Equivalent Amount thereof or more shall be attached, seized, levied upon or subjected to execution, garnishment, distress or any other similar process, or come within the possession of any receiver, trustee, custodian, liquidator, administrator, sequestrator, sheriff, bailiff or assignee for the benefit of creditors of any Credit Party and such condition continues for thirty (30) days or more.

(8) Bankruptcy, Insolvency, etc. Any involuntary case or proceeding (including the filing of any notice in respect thereof) is commenced against any Credit Party (or any Completion Guarantor, only during the period before the Completion
Date) under any Insolvency Law, any incorporation law or other applicable law in any jurisdiction in respect of the:

     (a) bankruptcy, liquidation, winding-up, dissolution or suspension of general operations,

     (b) composition, rescheduling, reorganization, arrangement or readjustment of, or other relief from, or stay of proceedings to enforce, some or all of the debts or obligations,

     (c) appointment of a trustee, interim receiver, receiver, receiver and manager, liquidator, administrator, custodian, sequestrator, administrative agent or other similar official for, or for all or a substantial part of the assets, or

     (d) possession, foreclosure, seizure or retention, sale or other disposition of, or other proceedings to enforce security over, all or a substantial part of the assets,

of any such Person and such case or proceeding shall remain undismissed or unstayed for thirty (30) days or more or such court shall enter a decree or order granting the relief sought in such case or proceeding;

(9) Voluntary Proceedings. Any Credit Party (or any Completion Guarantor, only during the period before the Completion Date) (i) shall commence or fail to contest in a timely and appropriate manner or shall consent to the institution of proceedings referred to in Section 8.1(8) above or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of any such Person or of any substantial part of any such Person's assets or (ii) shall take any corporate action in furtherance of any of the foregoing or of any of the proceedings referred to in Section 8.1(8) above or (iii) shall admit in writing its inability to pay its debts as such debts become due or (iv) shall become insolvent.

(10) Lack of Enforceability of Loan Documents. Unless otherwise expressly provided herein or in any Loan Document and after the date of the execution and delivery by the parties thereto of any Loan Document, any Loan Document shall cease to be in full force and effect or, in the case of Security Documents, to be effective to grant a perfected Lien to the Administrative Agent, for the benefit of the Secured Parties, on the Collateral described in such Security Document with the priority purported to be created by such Security Document.

(11) Government Approval. Any Government Approval shall be rescinded, cancelled, amended, modified or supplemented, or shall cease to be in full force and effect and is not replaced within thirty (30) days, and such rescission, cancellation, amendment, modification, supplement or cessation would reasonably be expected to have a Material Adverse Effect.

(12) Material Project Contracts. (a) Unless otherwise permitted or contemplated Material Project Contract shall at any time for any reason cease to be valid and binding or in full force and effect or shall be cancelled or terminated (in each case, except in connection with its expiration in accordance with its terms in the ordinary course (and not related to any default thereunder)), or the validity or enforceability of any Material Project Contract shall be contested by any party to such Material Project Contract (other than the Administrative Agent or the Lenders) or any Government Authority, or any Project Party shall deny that it has any or further liability or obligation under any Material Project Contract (except in connection with any such Project Document that expired in accordance with its terms in the ordinary course (and not related to any default thereunder)), in each case for more than thirty (30) days, or (b) any Project Party shall be in default under any Material Project Contract.

(13) Failure of Completion. The Completion Date shall not have occurred on or prior to the Date Certain.

(14) Material Adverse Effect. At any time there occurs an event or circumstance which could have a Material Adverse Effect with respect to the Credit Parties or (only before the Completion Date) the Completion Guarantors.

(15) Abandonment. The Borrower shall cease, or threatens to cease, to carry on its business at the Site or an Event of Abandonment otherwise occurs.

(16) Kaiser-Chase Credit Agreement. An event of default shall occur and be continuing under the Kaiser-Chase Credit Agreement at any time prior to the Completion Date.

(17) Senior Debt Restructuring. The Lenders, acting reasonably, do not approve of any proposed changes to the Completion Guarantee as a result of an amendment or restructuring of the Kaiser-Chase Credit Agreement, including, without limitation, pursuant to Section 4 of the Completion Guarantee.

(18) Completion Guarantee. Any Completion Guarantor shall breach any of the covenants contained in the Completion Guarantee or any representation or warranty contained in the Completion Guarantee shall be false or any other breach of the terms and conditions of the Completion Guarantee shall occur or if the Lenders give notice of acceleration in accordance with Section 2.1 of the Completion Guarantee.

(19) Leases. One or more of the Leases is terminated or termination of one or more of the Leases is threatened in writing.

(20) Equity Contribution. The Borrower shall fail to obtain the Equity Contribution on or before October 31, 2000.

(21) Governmental Approvals and Consents. The Borrower shall fail to obtain all the Government Approvals and third party approvals and consents required to complete the Project prior to October 31, 2000 excluding the abandonment plan.

(22) Death of George B. Kaiser. Only during the period before the Completion Date, the death of George B. Kaiser.

8.2 Action if Bankruptcy. If any Event of Default described in Sections 8.1(8) or 8.1(9) shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

8.3 Action if Other Event of Default. If any Event of Default (other than as specified in Section 8.2) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Majority Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Secured Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.

SECTION 9 - THE ADMINISTRATIVE AGENT

9.1 Actions. Each Lender hereby appoints BMO as its Administrative Agent under and for purposes of this Agreement and each other Loan Document. Each Lender authorizes the Administrative Agent to act on behalf of such Lender under this Agreement and each other Loan Document and, in the absence of other written instructions from the Majority Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Administrative Agent, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Administrative Agent in any way relating to or arising out of this Agreement and any other Loan Document, including reasonable fees of legal counsel, and as to which the Administrative Agent is not reimbursed by the Borrower; provided,
                                                                  --------
however, that no Lender shall be liable for the payment of any portion of such
-------
liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Administrative Agent's gross negligence or wilful misconduct. The Administrative Agent shall not be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favour of the Administrative Agent shall be or become, in the Administrative Agent's determination, inadequate, the Administrative Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

9.2 Funding Reliance, etc. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m. on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

9.3 Exculpation. Neither the Administrative Agent nor any of its directors, officers, employees or administrative agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor to make any inquiry respecting the performance by the Borrower or other Obligor of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by the Administrative Agent shall not obligate it to make any further inquiry or to take any action. The Administrative Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Administrative Agent believes to be genuine and to have been presented by a proper Person.

9.4 Successor. The Administrative Agent may resign as such at any time upon at least 30 days' prior written notice to the Borrower and all Lenders. If the Administrative Agent at any time shall resign, the Borrower with the approval of the Majority Lenders may appoint another Lender as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial lending institution organized under the laws of Canada, and having a combined capital and surplus of at least C$500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement; and Section 9.3 and Section 9.4 shall continue to inure to its benefit.

9.5 Loans by the Administrative Agent. The Administrative Agent shall have the same rights and powers with respect to the Loans made by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the Administrative Agent. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or Affiliate of the Borrower as if the Administrative Agent were not the Administrative Agent hereunder.

9.6 Credit Decisions. Each Lender acknowledges that it has, independently of the Administrative Agent and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Administrative Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

9.7 Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement.

SECTION 10 - ACCOUNTS

10.1 Establishment of Accounts. The Borrower shall cause to be established on or before the date of the initial Borrowing each of the Project Costs Account, the Operating Account, the Debt Service Reserve Account and the Loss Proceeds Account, in each case in the name of the Borrower. Unless and until an Event of Default shall have occurred and be continuing, and subject to the terms and conditions of this Agreement and the other Loan Documents, the Borrower shall have check-writing privileges over the Project Costs Account, the Operating Account and the Loss Proceeds Account. Each Account shall be a segregated trust or custody account dedicated solely to the purposes contemplated by this Agreement. In accordance with the terms of the Borrower's Security Agreement, the Borrower shall, on the Effective Date, pledge, assign and transfer to the Administrative Agent for the equal and ratable benefit of the Secured Parties a Lien on and security interest in, all of the Borrower's right, title and interest in, to and under the Accounts, any Permitted Investments (or any other property) held in or credited to the Accounts and the proceeds of any such Permitted Investments (or such other property). Except as otherwise expressly provided in this Agreement, all Accounts shall be under the dominion and control of the Administrative Agent. The Borrower hereby irrevocably confirms the authority of the Administrative Agent to (and directs and authorizes the Administrative Agent to) deposit into and remit funds from such Accounts in accordance with the terms and conditions of this Agreement and, following their execution and delivery, the Security Documents.

10.2 Permitted Investments. Upon the request of the Borrower, the Administrative Agent shall invest and reinvest any balances in any Account from time to time in Permitted Investments; provided that if the Borrower fails to so
                                       --------
request the Administrative Agent or upon the occurrence and continuance of an Event of Default, the Administrative Agent may invest and reinvest such balances as the Administrative Agent shall determine in its sole discretion. Earnings on Permitted Investments (or other property credited to the Accounts as set forth above) shall be deposited on the date received by the Administrative Agent (or as soon as practicable thereafter) in the Operating Account for application as provided for in this Agreement. All such Investments and reinvestments shall be held in the name, and shall be under the dominion and control, of the Administrative Agent. The Administrative Agent shall have no liability for any loss in investment of funds in any Account.

10.3 Deposits Into the Accounts.

(1) Project Costs Account. The proceeds of all Loans and all funds paid to the Borrower pursuant to the Equity Contribution shall be deposited in the Project Costs Account. All Project Revenues (other than Loss Proceeds received on or after the Effective Date) shall be deposited in the Project Costs Account. The Borrower agrees to instruct each Project Party to remit all such payments due or to become due to the Borrower under each Transaction Document and Non-Material Project Contract in respect of Project Revenues to the Project Costs Account. In the event that, notwithstanding the foregoing, any such payments or other amounts are received by the Borrower, the Borrower shall promptly pay, endorse, transfer and deliver such payments or other amounts to the Administrative Agent for deposit in the Project Costs Account, and, until such delivery, the Borrower shall hold such payments and other amounts in the same form as received in trust for the Administrative Agent.

(2) Operating Account The proceeds of all operations of the Borrower from the Existing Mine, if any, including without limitation, all revenue receivable by the Borrower from the sale of product and performance of service shall be deposited to the Operating Account. The Borrower may use the proceeds of the Operating Account to pay all expenses and costs associated with the Existing Mine and/or Project Costs. Upon Physical Completion, the Operating Account shall be closed and the balance of such Operating Account shall be transferred to the Project Costs Account.

(3) Loss Proceeds Account. The Borrower shall remit (or cause to be remitted) the Net Available Amount of any Loss Proceeds for deposit in the Loss Proceeds Account.

(4) Debt Service Reserve Account. The Borrower shall, from and after the Completion Date, ensure that the Debt Service Reserve Account has a balance at least equal to the then current Target Amount.

10.4 Withdrawals and Transfers. Subject in all cases to Section 10.5, funds shall be withdrawn and transferred from the Accounts as provided in this Section 10.4.

(1) Project Costs Account. Subject to Section 10.5, the Administrative Agent shall make funds available from the Project Costs Account, to be applied in the order of priority set forth below:

     (a)  firstly, Cash Production Costs;

     (b)  secondly, Budgeted Capital Expenditures;

     (c)  thirdly, cash Taxes payable;

     (d) fourthly, rateably to the Lenders, interest and fees payable on the Loans when due,

     (e) fifthly, rateably to the Lenders, scheduled principal payments payable on the Loans when due;

     (f)  sixthly, funding of the Debt Service Reserve Account;

     (g) seventhly, rateably to the Lenders, mandatory prepayments payable on the Loans when due in accordance with Section 3.1(3); and

     (h) eighthly, Restricted Payments to the extent permitted in accordance with Section 7.2(9).

With respect to any payments to be made in accordance with clauses (a), (b), (c) and (h), the amount that the Borrower in good faith determines that it reasonably requires to pay such items shall be specified, in each case to the extent budgeted in the then current Approved Budget for the Project, in a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent at least two (2) Business Days before the calendar month in which such payment shall be required. After the Final Maturity Date, provided that all Obligations hereunder have been satisfied the balance in the Project Costs Account shall be transferred to the Operating Account. Notwithstanding the foregoing, the Borrower shall not use the proceeds of any Loan to repay the Kaiser Bridge Loan until the Borrower has complied with Section 7.1(21)

(2) Loss Proceeds Account. Funds on deposit in the Loss Proceeds Account shall be transferred by the Administrative Agent from time to time for application in accordance with Section 3.1(3)(b), 7.1(5) and 10.6.

(3) Operating Account Funds on deposit in the Operating Account may be used by the Borrower to pay all costs and expenses connected to the Existing Mine. The Borrower may use amounts in the Operating Account to pay Project Costs.

Notwithstanding all of the foregoing provisions of this Section 10.4, the Administrative Agent shall have the right to withdraw from the Operating Account or the Loss Proceeds Account and transfer to the Administrative Agent or any Lender on any Business Day any amount of Obligations then due and owing to the Administrative Agent or such Lender under this Agreement or any other Loan Document if the Borrower fails to pay the same provided insufficient funds are available in the Project Costs Account, and as a result thereof an Event of Default has occurred and is continuing.

10.5 Event of Default, etc. Notwithstanding any provision of this Agreement to the contrary, upon the occurrence and during the continuation of a Default or an Event of Default, the Administrative Agent shall have the right (a) not to release, withdraw, distribute, transfer or otherwise make available any funds in or from any of the Accounts and (b) following the occurrence of an Event of Default which is continuing to apply such funds in such order as it may determine in its sole discretion and to exercise such remedies as are then available to it, including the application of all or any part of the funds in the Accounts to repay any of the Obligations.

10.6 When Amounts Are Insufficient to Pay Debt Service. If the funds on deposit in the Project Costs Account and the Operating Account are insufficient to make all payments of Debt Service in respect of Obligations then due and payable, the Administrative Agent may, in its sole and absolute discretion, transfer such amounts into the Project Costs Account as shall be necessary to satisfy such deficiency, firstly from the Debt Service Reserve Account and secondly from the Loss Proceeds Account (in each case to the extent funds are available in each such Account). If any such transfer of funds from the Debt Service Reserve Account causes the amount on deposit in the Debt Service Reserve Account to fall below the then most recently calculated Target Amount, then the Borrower shall immediately pay into the Debt Service

Reserve Account funds sufficient to increase the amount on deposit in the Debt Service Reserve Account to such Target Amount.

10.7 Excess Amounts. If, on any Principal Payment Date, the balance on deposit in the Debt Service Reserve Account exceeds the then Target Amount, then the Administrative Agent shall transfer all or a portion of such excess amount to the Project Costs Account for further application in accordance with the terms of this Section 10 on such Principal Payment Date.

10.8 Termination of Accounts. On the Termination Date all Permitted Investments in each Account shall be liquidated or, at the election of the Borrower, conveyed to the Borrower and all remaining funds in each Account shall be remitted to (or at the direction of) the Borrower. In the event that after the Termination Date any funds are received by the Administrative Agent for deposit in any Account the Administrative Agent shall promptly remit such funds to (or at the direction of) the Borrower, in the form received, with any necessary endorsements.

SECTION 11 - MISCELLANEOUS PROVISIONS

11.1 Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and by the Majority Lenders (or the Administrative Agent with the consent in writing of the Majority Lenders) provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders: (a) extend the maturity of any Loan or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon; (b) reduce the percentage specified in the definition of Majority Lenders, or Super Majority Lenders or required to direct the Administrative Agent; (c) extend the Final Maturity Date or the Commitment Termination Date, or reduce the amount or extend the payment date for, any payments required hereunder, or increase the amount of the Commitment of any Lender hereunder, or change any term or provision of this Agreement relating to the Completion Date or permit the Borrower to assign its rights under this Agreement except as provided in Section 11.8; (d) amend or release the Completion Guarantees; (e) release any Collateral or terminate the Credit Parties' obligations under any Security Document; or (f) amend this Section 11.1. No failure or delay on the part of the Administrative Agent or any Lender in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on a Credit Party in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Administrative Agent or any Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

11.2 Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

11.3 Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable expenses of the Administrative Agent (including the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent and of local counsel, if any, who may be retained by counsel to the Administrative Agent) in connection with the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated, and the filing of financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or registered by the terms hereof or of the Security Documents, and the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document. The Borrower further agrees to pay, and to save the Administrative Agent and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder or any other Loan Documents. The Borrower also agrees to reimburse the Administrative Agent and each Lender upon demand for all reasonable, out-of-pocket expenses (including reasonable fees and out-of-pocket expenses of legal counsel and legal expenses) incurred by the Administrative Agent or such Lender in connection with the enforcement of any Obligations.

11.4 Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, each Credit Party hereby indemnifies, exonerates and holds the administrative agent and each Lender and each of their respective officers, directors, employees and Administrative Agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable fees of legal counsel and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan; the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties; any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by a Credit Party of any Hazardous Material; or the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by a Credit Party of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of a Credit Party, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Credit Party hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under Government Rule.

11.5 Survival. The obligations of the Credit Parties under Sections 2.5, 4.1, 4.2, 4.3, 4.5, 4.6, 11.3 and 11.4, and the obligations of the Lenders under
Section 9.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by the Credit Parties in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

11.6 Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Credit Parties and the Administrative Agent and the Lenders and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Credit Parties and each Lender (or notice thereof satisfactory to the Administrative Agent) shall have been received by the Administrative Agent and notice thereof shall have been given by the Administrative Agent to the Credit Parties and each Lender.

11.7 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that: the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and all Lenders, such consent not to be unreasonably withheld; and the rights of sale, assignment and transfer of the Lenders are subject to Section 11.8.

11.8 Sale and Transfer of Loans; Participations in Loans. Each Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons in accordance with this Section 11.8.

(1) Assignments. Any Lender, with the written consents of the Borrower and the Administrative Agent (which consents shall not be unreasonably delayed or withheld) which consent, in the case of the Borrower, shall not be required or necessary after the occurrence of an Event of Default which is continuing may at any time assign and delegate to one or more commercial Lenders or other financial institutions, and with notice to the Borrower and the Administrative Agent, but without the consent of the Borrower or the Administrative Agent, may assign and delegate to any of its Affiliates or to any other Lender (each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's total Loans and Commitments (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans and Commitments) in a minimum aggregate amount of US$5,000,000; provided, however, that, the Borrower
                                          --------  -------
and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Administrative Agent by such Lender and such Assignee Lender, such Assignee Lender shall have executed and delivered to the Borrower and the Administrative Agent a Lender Assignment Agreement, accepted by the Administrative Agent, and the processing fees described below shall have been paid. From and after the date that the Administrative Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of C$3,000. Any attempted assignment and delegation not made in accordance with this Section 11.8(1) shall be null and void.

(2) Participations. Any Lender may at any time sell to one or more commercial Lenders or other financial institution (each such commercial Lender being herein called a "Participant") participating interests in any of the Loans, Commitments, or other interests of such Lender hereunder; provided, however,
                                                          --------  -------
that no participation contemplated in this Section 11.8 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document, such Lender shall remain solely responsible for the performance of its Commitments and such other obligations, the Borrower and each other Obligor and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents. No Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (b) or (c) of Section 11.8(1), and the Borrower shall not be required to pay any amount under Section 4.6 that is greater than the amount which it would have been required to pay had no participating interest been sold. The Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.1, 4.2, 4.3, 4.5, 4.6, 4.9, 4.10, 11.3 and 11.4, shall be considered a Lender.

11.9 Other Transactions. Nothing contained herein shall preclude the Administrative Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

11.10 Submission to Jurisdiction. Each of the parties irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Ontario.

11.11 Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert any amount owing or payable to the Administrative Agent or the Lenders under this Agreement from the currency in which it is due (the "Agreed Currency") into a particular currency (the "Judgment Currency"), the rate of exchange applied in that conversion shall be that at which the Administrative Agent, in accordance with its normal procedures, could purchase the Agreed Currency with the Judgment Currency at or about noon on the Business Day immediately preceding the date on which judgment is given. The obligation of each Credit Party in respect of any amount owing or payable under this Agreement to the Administrative Agent or Lenders in the Agreed Currency shall, notwithstanding any judgment and payment in the Judgment Currency, be satisfied only to the extent that the Administrative Agent, in accordance with its normal procedures, could purchase the Agreed Currency with the amount of the Judgment Currency so paid at or about noon on the next Business Day following that payment; and if the amount of the Agreed Currency which the Administrative Agent could so purchase is less than the amount originally due in the Agreed Currency, such Credit Party shall, as a separate obligation and notwithstanding the judgment or payment, indemnify the Administrative Agent and the Lenders against any loss.

SECTION 12 -- GUARANTEE - PARENT GUARANTOR

12.1 Guarantee. The Parent Guarantor hereby agrees that it is liable for, and hereby irrevocably and unconditionally guarantees to the Administrative Agent and the Lenders and their respective successors and assigns, the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) and at all times thereafter, and performance, of all Obligations owed or hereafter owing to the Administrative Agent and the Lenders by the Borrower. The Parent Guarantor agrees that its guarantee obligation hereunder is a continuing guarantee of payment and performance and not of collection, that its obligations under this Section 12 shall not be discharged until payment and performance, in full, of the Obligations has occurred and this Agreement has been terminated, and that its obligations under this Section 12 shall be primary, absolute and unconditional.

       The obligations of the Parent Guarantor under Section 12 shall not be satisfied, reduced, affected or discharged by any intermediate payment, settlement or satisfaction of the whole or any part of the principal, interest, fees and other money or amounts which may at any time be or become owing or payable under or by virtue of or otherwise in connection with the Obligations or the Loan Documents.

       The Parent Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations and any amounts expressed to be payable from the Parent Guarantor on the footing of this guarantee shall be recoverable from the Parent Guarantor as a primary obligor and principal debtor in respect thereof. The Parent Guarantor agrees that any notice or directive given at any time to the Administrative Agent that is inconsistent with the immediately preceding sentence shall be null and void and may be ignored by the Administrative Agent, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this guarantee for the reason that such pleading or introduction would be at variance with the written terms of this guarantee, unless the Administrative Agent has specifically agreed otherwise in writing.

12.2 Waivers. The Parent Guarantor expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel the Administrative Agent or the Lenders to marshal assets or to proceed in respect of the Obligations guaranteed hereunder against any other Obligor, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, the Parent Guarantor. It is agreed among the Parent Guarantor, the Administrative Agent and the Lenders that the foregoing waivers in this Section 12.2 and Section 12.1 are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 12 and such waivers, the Administrative Agent and the Lenders would decline to enter into this Agreement.

12.3 Benefit of Guarantee. The Parent Guarantor agrees that the provisions of this Section 12 are for the benefit of the Administrative Agent and the Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between the Borrower and the Administrative Agent or the Lenders, the obligations of the Borrower under the Loan Documents.

12.4 Subordination of Subrogation, etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, the Parent Guarantor hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash and this Agreement has been terminated. The Parent Guarantor acknowledges and agrees that this subordination is intended to benefit the Administrative Agent and the Lenders and shall not limit or otherwise affect the Parent Guarantor's liability hereunder or the enforceability of this Section 12, and that the Administrative Agent, the Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 12.4.

12.5   Liability Cumulative.  The liability of the Parent Guarantor under this
Section 12 is in addition to and shall be cumulative with all liabilities of the Parent Guarantor to the Administrative Agent and the Lenders under this Agreement and the other Loan Documents to which the Parent Guarantor is a party or in respect of any Obligations or obligation of the Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

12.6 Indemnification and Payment. As an original and independent obligation under this Agreement, the Parent Guarantor shall:

(1) indemnify each of the Administrative Agent and the Lenders and keep indemnified against any cost, loss, expense or liability of whatever kind resulting from the failure by the Borrower to make due and punctual payment of any of the Obligations or resulting from any of the Obligations being or becoming void, voidable, unenforceable or ineffective against the Borrower other than as a result of the wilful misconduct of the Administrative Agent and the Lenders (including, but without limitation, all legal and other costs, charges and expenses incurred by the Administrative Agent and the Lenders in connection with preserving or enforcing, or attempting to preserve or enforce, their rights under this Agreement); and

(2) pay on demand the amount of such cost, loss, expense or liability, incurred in good faith, whether or not any of the Administrative Agent and the Lenders have attempted to enforce any rights against the Borrower or any other Person.

12.7 Obligations Not Affected. The obligations of the Parent Guarantor under this Section 12 shall not be affected or impaired by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known to the Parent Guarantor or any of the Administrative Agent and the Lenders) which, but for this provision, might constitute a whole or partial defence to a claim against the Parent Guarantor hereunder or might operate to release or otherwise exonerate the Parent Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of the Administrative Agent or any of the Lenders or otherwise, and the Parent Guarantor hereby irrevocably waives any defence it may now or hereafter have in any way relating to any of the foregoing, including, without limitation:

(1) any limitation of status or power, disability, incapacity or other circumstance relating to any Obligor, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting any Obligor;

(2) any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of any Obligor under the Loan Documents or any other document or instrument;

(3) any failure of any Obligor, whether or not without fault on their part, to perform or comply with any of the provisions of this Agreement or the Loan Documents or to give notice thereof to the Parent Guarantor;

(4) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against any Obligor or their respective assets or the release or discharge of any such right or remedies by the Administrative Agent or the Lenders;

(5) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to any Obligor;

(6) any amendment, restatement, variation, modification, supplement or replacement of the Agreement, the Loan Documents or any other document or instrument;

(7) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of any Obligor or, any merger or amalgamation of any Obligor with any Person or Persons;

(8) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction or by any present or future action of any Government Authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Obligations of the Parent Guarantor under this Agreement;

(9) the existence of any claim, set-off or other rights that the Parent Guarantor may have at any time against the Borrower, the Administrative Agent and the Lenders or any other Person, whether in connection with this Agreement, the Loan Documents or otherwise; and

(10) any other circumstance (including, without limitation, any existence of or reliance on any representation by the Administrative Agent, but excluding complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defence of the Parent Guarantor under this Agreement or Loan Documents, including in respect of its guarantee hereunder.

12.8 Dealing with Others. The Administrative Agent and the Lenders, without releasing, discharging, limiting or otherwise affecting in whole or in part the Parent Guarantor's obligations and liabilities hereunder and without the consent of or notice to the Parent Guarantor may:

(1) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to any Obligor;

(2) amend, vary, modify, supplement or replace any Loan Document or any other related document or instrument to which the Parent Guarantor is not a party;

(3) take or abstain from taking security or collateral from any Obligor or from perfecting security or collateral of any Obligor;

(4) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all Collateral, mortgages or other security given by any Obligor or any third party with respect to any of the Obligations or matters contemplated by this Agreement or the other Loan Documents;

(5)  accept compromises or arrangements from any Obligor;

(6) apply all money at any time received from any Obligor or from any collateral upon such part of the Obligations as they may see fit or change any such application in whole or in part from time to time as they may see fit; and

(7) otherwise deal with, or waive or modify their right to deal with any other Obligor and all other Persons and securities as they may see fit.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized on June __________, 2000.


                               LAC DES ILES MINES LTD.

                               By:_____________________________________
                                  Name:  Keith Minty
                                  Title:  President

                               By:_____________________________________
                                  Name:  George Faught
                                  Title:  Vice President, Finance

                                           Address for Notice:

                                           Lac des Iles Mines Ltd.
                                           P.O. Box 3386
                                           Thunder Bay, Ontario    P7B 559
                                           Attention: Keith Minty, President
                                           Fax No.:    (807) 934-0961

                                           with a copy to

                                           100 Adelaide Street, Suite 405
                                           Toronto, Ontario    M5H 1S3
                                           Attention: George Faught
                                                      Vice President Finance
                                           Fax No.:    (416) 207-9238



                                       NORTH AMERICAN PALLADIUM LTD.

                                       By:_______________________________
                                           Name:  Keith Minty
                                           Title: President



                                       By:________________________________
                                           Name:  George Faught
                                           Title:  Vice President, Finance

                                           Address for Notice:

                                           North American Palladium Ltd.
                                           P.O. Box 3386
                                           Thunder Bay, Ontario    P7B 559
                                           Attention: Keith Minty, President
                                           Fax No.:    (807) 934-0961

                                           with a copy to

                                           100 Adelaide Street, Suite 405
                                           Toronto, Ontario    M5H 1S3
                                           Attention: George Faught
                                                      Vice President Finance
                                           Fax No.:    (416) 207-9238

                                       BANK OF MONTREAL, as Administrative
                                       Agent

                                       By:_________________________________
                                           Name:  Stephen Kelly
                                           Title: Vice President


                                           Address for Notice:
                                           Regarding Financial Covenants
                                           Bank of Montreal
                                           Global Distribution Service (Canada)
                                           23/rd/ Floor, 1 First Canadian Place
                                           Toronto, Ontario, M5X 1A1
                                           Attention: Manny Rana
                                                      Deal Specialist


                                           for all other notices:


                                           Bank of Montreal
                                           Global Distribution Services (Canada)
                                           19/th/ Floor, 1 First Canadian Place
                                           Toronto, Ontario, M5X 1A1
                                           Attention: Virginia S. Contreras
                                                      Manager, Global Services
                                           Fax No.:    (416) 867-5718





                                       ROYAL BANK OF CANADA, as Syndication
                                       Agent

                                       By:__________________________________
                                           Name:  Robert Halupka
                                           Title: Vice President

                                           Address for Notice:
                                           Royal Bank of Canada
                                           Project and Structured Finance
                                           13/th/ Floor, South Tower
                                           Royal Bank Plaza
                                           Toronto, Ontario,    M5J 2J5
                                           Attention: Michael Manion
                                           Fax No.:   (416) 974-8400




                                       THE BANK OF NOVA SCOTIA, as
                                       Documentation Agent


                                       By:__________________________________
                                           Name:  Ray Clarke
                                           Title: Director


                                           Address for Notices:
                                           The Bank of Nova Scotia
                                           Bank Finance - Mining
                                           44 King Street West
                                           Toronto, Ontario    M5H 1H1

                                           Attention: Ray Clarke
                                           Fax No.:   (416) 866-2010



PERCENTAGE OF THE LENDERS


                                       BANK OF MONTREAL

33% ($30,000,000)
                                       By:______________________________
                                           Name:  Stephen Kelly
                                           Title: Vice President

                                           Address for Notice:

                                           Regarding Financial Covenants
                                           Bank of Montreal
                                           Global Distribution Service (Canada)
                                           23/rd/ Floor, 1 First Canadian Place
                                           Toronto, Ontario, M5X 1A1
                                           Attention: Manny Rana
                                           Deal Specialist


                                           for all other notices:
                                           Bank of Montreal
                                           Global Distribution Services (Canada)
                                           19/th/ Floor, 1 First Canadian Place
                                           Toronto, Ontario, M5X 1A1
                                           Attention: Virginia S. Contreras
                                           Manager, Global Services
                                           Fax No.:    (416) 867-5718




                                       THE BANK OF NOVA SCOTIA

                                       By:_________________________________
                                           Name:  Ray Clarke
                                           Title: Director


                                           Address for Notice:
                                           The Bank of Nova Scotia
                                           Bank Finance - Mining
                                           44 King Street West
                                           Toronto, Ontario    M5H 1H1
                                           Attention: Ray Clarke
                                           Fax No.:    (416) 866-2010

                                       ROYAL BANK OF CANADA
33% (30,000,000)
                                       By:______________________________
                                           Name:  Robert Halupka
                                           Title: Vice President

                                           Address for Notice:
                                           Royal Bank of Canada
                                           Project and Structured Finance
                                           13/th/ Floor, South Tower
                                           Royal Bank Plaza
                                           Toronto, Ontario,    M5J 2J5

                                           Attention: Michael Manion
                                           Fax No.:   (416) 974-8400

           Exhibit 1.1(20) - Form of Borrower Completion Certificate

[DATE]

Bank of Montreal, as Administrative Agent
Global Distribution Services (Canada)
19/th/ Floor, 1 First Canadian Place
Toronto, Ontario, M5X 1A1

Attention:  Virginia S. Contreras
            Manager, Global Distribution

       Re:  Borrower Completion Date Certificate
            Lac des Iles Mines Ltd.

Ladies and Gentlemen:

     This certificate is delivered pursuant to Section 7.1(12) of the Credit and Guarantee Agreement, dated as of May 18, 2000 (as amended, supplemented, amended and restated, restructured or otherwise modified from time to time, including any refinancing in whole or in part thereof, the "Credit Agreement"), among Lac des Iles Mines Ltd., a corporation formed under the laws of Canada (the "Borrower"), the Parent Guarantor, certain commercial lending institutions (the "Lenders"), Bank of Montreal, as administrative agent (the "Administrative Agent"), Royal Bank of Canada as syndication agent and The Bank of Nova Scotia as documentation agent. All terms used in this certificate which are defined in the Credit Agreement shall have their respective meanings set forth in the Credit Agreement, unless otherwise defined herein.

     The Borrower hereby certifies to the Administrative Agent and Lenders as follows:

     1.   The Project achieved Physical Completion on ____________.

     2. As of the date hereof, the Debt Service Reserve Account is funded in the amount of US$_________, being 100% of the Target Amount.

     3. Attached hereto is a calculation of the Debt Service Coverage Ratio as of the date hereof for the Test Period, as required in accordance with the definition of "Completion" under the Credit Agreement. Such Debt Service Coverage Ratio exceeds 1.25:1.00.

     4. As of the date hereof, no Default or Event of Default has occurred and is continuing.

     5. To the best of our knowledge all Transaction Documents are in full force and effect.

     6. The Project has been in operation for not less than 90 consecutive days (the "Test Period") and during such Test Period:


                                  1.1(20) - 1

     (a) Tonnage of ore produced by the mine was not less than 1,300,000 tonnes and the tonnage of waste and low grade ore stockpiled was at least 90% of the tonnage as set-out in the Development Plan;

     (b) Tonnage accepted as feed to the new 15,000 tonnes per day mill (the "New Mill") was not less than 1,300,000 tonnes of which not less than 80% was breccia ore;

     (c) Weighted average mill head grade for palladium was not less than 90% of the grades set out in the Development Plan for the Test Period;

     (d) Weighted average palladium recovery was not less than 95% of the Development Plan levels for the Test Period;

     (e) Cash Operating Cost Per Tonne of Ore Milled for the ore milled through the New Mill was not more than 110% of the Development Plan levels for the Test Period;

     (f) Cash Operating Cost Per Ounce of Accountable Palladium produced by the New Mill was not more than 110% of the Development Plan levels for the Test Period;

     (g) Total value of the contained weights of palladium, platinum, gold, copper, and nickel in concentrates, was not less than 90% of the total value of the contained weights of the same metals in the Development Plan for the Test Period and assuming in both calculations, the metal prices as set out in the Feasibility Study for the Test Period;

     (h) Concentrates produced are of acceptable quality and the payable metal assays for palladium, platinum, gold, copper, nickel and cobalt conform to the approximate analyses or ranges thereof under the smelter agreements assumed in the Development Plan; additionally, the concentrates do not contain any deleterious elements or compounds which would make the concentrate unmarketable or subject to penalties beyond those assumed under the smelter agreements in the Development Plan;

     (i) There has been no more than 10% reduction in the diluted, mineable ore reserves estimated in terms of (1) ore tonnes, (2) palladium ore grade, and (3) contained palladium contained in the Development Plan.

     (j) [If both the original Mill and New Mill are operated during the Test Period then following statement must be included in the certificate:] At least 30 days prior to the beginning of the Test Period, the Independent Engineer and Lenders agreed to the operating and accounting procedures used to separate and identify cost and metal production data from each mill as part of a revised Development Plan. The operating and accounting procedures specifically address the issues identified in Appendix
               XX. The


                                 1.1 (20) - 2
               agreed upon operating and accounting procedures were adhered to during the Test Period.

      7. The foregoing conditions taking into account milling only at the New Mill are representative of the expected performance of the New Mill and could reasonably be sustainable over the life of the Project and the Development Plan is achievable.

      8. All equipment for measuring quantities and assays in the milling operation for ores, concentrates, and tailings was operated, maintained and calibrated in accordance with manufacturer's specifications prior to and during the Test Period with proper documentation made available to the Independent Engineer.

      9. Each General Contractor has completed, to the satisfaction of the Borrower in accordance with the provisions of the respective Construction Contracts, all performance tests required by the respective Construction Contract and has [select either (i) achieved the performance guarantees or (ii) paid all liquidated damages due or which may become due pursuant to the respective Construction Contracts].

     10. The Project can be used for its intended purposes and operated in accordance with the Transaction Documents, all applicable Government Rules and Government Approvals.

     11. The Borrower has received all Government Approvals and Non-Government Approvals required to be obtained in connection with the operation of the Project as contemplated by the Transaction Documents.

     12. The Borrower has received from each General Contractor all as-built drawings, system descriptions, engineering data, operations manuals, maintenance manuals, operating procedures and spare parts, instrument and valve lists, and instruction books, pursuant to the Construction Contract to which such General Contractor is a party.

     13. Each General Contractor has certified to the Borrower that all amounts due to such General Contractor and due by such General Contractor to subcontractors or others on account of the Project have been fully paid and there is no dispute or proceeding in respect thereof.

     14. The Palladium Sales Contract has a Qualifying Term of [_____] years remaining as of the date hereof. [The Qualifying Term shall be at least 3 years as of the Completion Date.]

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of ________________, _____.

                                        LAC DES ILES MINES LTD.

                                        By:_____________________________________
                                            Name:  .
                                            Title: .

                                        By:_____________________________________
                                            Name:   .
                                            Title:  .

cc:  Bank of Montreal
     430 Park Avenue, 15th Floor
     New York, New York  10006
     Attention:    Structured Finance--Stephen Kelly

                                  Appendix XX

1. Identification of accountable metallurgical balances for palladium recovery, concentrate production and grade is absolutely critical in the Test Period. Given that the PGM final concentrate will be combined before filtering and shipment to the smelters methodologies and procedures to accomplish this must be agreed to.

2. Proper allocation and documentation of operating costs (on a per tonne of ore and per ounce of palladium) between the two milling operation for labour, consumables, maintenance materials, operating supplies, G&A labour/expenses, and possibly certain fixed costs such as off-site overheads.

3. If ore is placed in and reclaimed from stockpiles going to the two milling operations, a procedure to account for ore tonnes and grades going to each mill must be agreed to.

          Exhibit 1.1(21) - Form of Borrower Construction Certificate


[DATE]

Bank of Montreal, as Administrative Agent
Global Distribution Services (Canada)
19/th/ Floor, 1 First Canadian Place
Toronto, Ontario, M5X 1A1

Attention:   Virginia S. Contreras
             Manager, Global Distribution

        Re:  Borrower Construction Certificate
             Lac des Iles Mines Ltd.

Ladies and Gentlemen:

        This Certificate is delivered pursuant to Section 5.2(4) of the Credit and Guarantee Agreement, dated as of May 18, 2000 (as amended, supplemented, amended and restated, restructured or otherwise modified from time to time, including any refinancing in whole or in part thereof, the "Credit Agreement"), among Lac des Iles Mines Ltd., a corporation formed under the laws of Canada (the "Borrower"), the Parent Guarantor, certain commercial lending institutions, Bank of Montreal as administrative agent (the "Administrative Agent"), Royal Bank of Canada as syndication agent and The Bank of Nova Scotia as documentation agent. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

        This Certificate is being delivered in connection with a Borrowing Request of even date herewith (the "Current Borrowing Request").

        The undersigned, ______________________________, in his capacity as the _______________________ of Borrower, hereby certifies (on behalf of the Borrower) to the Administrative Agent and the Lenders as follows:

        1. The construction of the Project to date has been performed in accordance with the Construction Contracts and the related construction contracts. The Borrower believes in good faith that it is reasonable to believe that Completion is achievable by the Date Certain. The Borrower currently expects Physical Completion and Completion to occur on or about _____________ and ______________, respectively.

        2. The Project has not been materially injured or damaged by fire or other casualty which injury or damage, as of the date hereof, has not been restored, and no other Loss has occurred.

        3. Schedule I attached hereto sets forth the names of the Persons to whom the proceeds of the Loans being requested by the Current Borrowing Request (the "Current Loans") will be paid. Schedule I also sets forth the amounts paid to each such Person, a brief description of the work performed, services rendered, materials supplied or other purpose for which such payment was made. Copies of the invoices for which such payments described in Schedule I are being provided to the Administrative Agent concurrently herewith.

     4. The Borrower has reviewed the work performed, services rendered and materials delivered pursuant to the Construction Contracts for which the Current Loans are being requested (either directly or in reliance on sources of information deemed reliable by the Borrower) and the Borrower believes that the amounts which have been paid or to be paid are appropriately payable (and, in the case of payments being made to the General Contractors, are being made in accordance with the provisions of the Construction Contracts). The proceeds of the Current Loans will not be used to make a payment on account of (a) any holdbacks as required under the Construction Lien Act (Ontario) or (b) any retained percentages or amount in dispute which the Borrower as of the date hereof is entitled to retain or withhold.

     5. The aggregate amount of the unborrowed portion of the Commitment Amount [prior to September 30, 2000 add - and the Equity Amount] is not less than the amount which the Borrower reasonably expects to be necessary to pay all remaining unpaid Project Costs to achieve Completion.

     6.   There has not been and the Borrower has not projected a Cost Overrun.

     7. Attached hereto or previously supplied to the Administrative Agent are the following:

          (a) all subsearches, legal opinions and such other documents as may be required by any Lender to confirm the priority of the Mortgage as a Lien prior to all other Liens except for Liens permitted under Section 7.2(3) of the Credit Agreement;

          (b) all invoices, statements, supporting schedules, contracts, change orders, subcontracts, and other information pertinent to the foregoing.

     8. A list of all Change Orders made or submitted since the date of the last Borrowing is attached hereto. All Change Orders required to be submitted to the Administrative Agent have been so submitted.

     The Borrower hereby acknowledges and agrees that the delivery of this Borrower Construction Certificate constitutes a representation and warranty by the Borrower that, on the date this Borrower Construction Certificate is delivered, all statements set forth in Section 5.2(1) of the Credit Agreement are true and correct in all material respects.

                              Very truly yours,


                                      LAC DES ILES MINES LTD.

                                      By: _____________________________________
                                           Name:   .
                                           Title:  .

                                      By:______________________________________
                                          Name:   .
                                          Title:  .
cc:  Bank of Montreal
     430 Park Avenue, 15th Floor
     New York, New York 10022
     Attn:    Structured Finance--Stephen Kelly

                  Exhibit 1.1(23) - Form of Borrowing Request

Bank of Montreal
Global Distribution Services (Canada)
19/th/ Floor, 1 First Canadian Place
Toronto, Ontario, M5X 1A1

Attention:   Virginia S. Contreras
             Manager, Global Distribution

        Re:  Lac des Iles Mines Ltd.

Gentlemen and Ladies:

        This Borrowing Request is delivered to you pursuant to Section 2.3 of the Credit and Guarantee Agreement, dated as of May 18, 2000 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), among Lac des Iles Mines Ltd., a corporation formed under the laws of Canada (the "Borrower"), the Parent Guarantor, certain financial institutions, Bank of Montreal as administrative agent (the "Administrative Agent"), Royal Bank of Canada as syndication agent and The Bank of Nova Scotia as documentation agent. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

        The Borrower hereby requests that a Loan be made in the aggregate principal amount of US$__________ on __________, 20___ as to US$__________ and
on __________, 20___ as to US$__________ as a [LIBO Rate Loan having an Interest Period of _______ months] [USBR].

        The Borrower hereby acknowledges that, pursuant to Section 5.2(2) of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Loans requested hereby constitute a representation and warranty by the Borrower that, on the date of such Loans, and before and after giving effect thereto and to the application of the proceeds therefrom, (i) all statements set forth in Section 5.2(1) are true and correct in all material respects, and (ii) between the date hereof and the date of the previous Borrowing Request [or, if the initial Borrowing Request, the Effective Date] no event has occurred, which alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

        The Borrower agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent. Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Administrative Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

        Please transfer the proceeds of the Borrowing to the Project Costs Account of the Borrower.

     The Borrower has caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this ___ day of ___________, _____.

                                     LAC DES ILES MINES LTD.

                                     By:________________________________________
                                         Name:   .
                                         Title:  .

                                     By:________________________________________
                                         Name:   .
                                         Title:  .

           Exhibit 1.1(54) - Form of Continuation/Conversion Notice

Bank of Montreal
Global Distribution Services (Canada)
19/th/ Floor, 1 First Canadian Place
Toronto, Ontario, M5X 1A1

Attention:  Virginia S. Contreras
            Manager, Global Distribution

Gentlemen and Ladies:

     This Continuation/Conversion Notice is delivered to you pursuant to Section
2.4 of the Credit and Guarantee Agreement, dated as of May 18, 2000 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), among Lac des Iles Mines Ltd., a corporation formed under the laws of Canada (the "Borrower"), the Parent Guarantor, certain financial institutions, Bank of Montreal as administrative agent (the "Administrative Agent"), Royal Bank of Canada as syndication agent and The Bank of Nova Scotia as documentation agent. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     The Borrower hereby requests that on ____________, _______,

     (1) $___________ of the presently outstanding principal amount of the Loans originally made on __________, 20___ [and $__________ of the presently outstanding principal amount of the Loans originally made on __________, 19___],

     (2) and all presently being maintained as/1/ [USBR Loans] [LIBO Rate
Loans],

     (3) be [converted into] [continued as],

     (4) LIBO Rate Loans having an Interest Period of ______ months [USBR
Loans].

The Borrower hereby:

     (a) certifies and warrants that no Default has occurred and is continuing; and
     (b) agrees that if prior to the time of such continuation or conversion any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent.

     Except to the extent, if any, that prior to the time of the continuation or conversion requested hereby the Administrative Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed to be certified at the date of such continuation or conversion as if then made.

____________________
/1/  Select appropriate interest rate option.

                                1.1(54)-1

     The Borrower has caused this Continuation/Conversion Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its Authorized Officer this ___ day of _________, ______.

                                             LAC DES ILES MINES LTD.

                                             By:
                                                --------------------------------
                                                Name:   .
                                                Title:  .


                                             By:
                                                --------------------------------
                                                Name:   .
                                                Title:  .



                                1.1(54)-2

     Exhibit 1.1(103) - Form of Independent Engineer Completion Certificate

[DATE]

Bank of Montreal, as Administrative Agent
Global Distribution Services (Canada)
19/th/ Floor, 1 First Canadian Place
Toronto, Ontario, M5X 1A1

Attention:  Virginia S. Contreras
            Manager, Global Distribution

     Re:    Independent Engineer's Completion Certificate
            Lac des Iles Mines Ltd.

Ladies and Gentlemen:

     This certificate is delivered pursuant to Section 7.1(12) of the Credit and Guarantee Agreement, dated as of May 18, 2000 (as amended, supplemented, amended and restated, restructured or otherwise modified from time to time, including any refinancing in whole or in part thereof, the "Credit Agreement"), among Lac des Iles Mines Ltd., a corporation formed under the laws of Canada (the "Borrower"), the Parent Guarantor, certain commercial lending institutions (the "Lenders"), Bank of Montreal as administrative agent (the "Administrative Agent"), Royal Bank of Canada as syndication agent and The Bank of Nova Scotia as documentation agent. All terms used in this certificate which are defined in the Credit Agreement shall have their respective meanings set forth in the Credit Agreement, unless otherwise defined herein.

     The undersigned is the Independent Engineer identified in the Credit Agreement and, in such capacity, does hereby certify to the Administrative Agent and Lenders as follows:

     1.   The Project achieved Physical Completion on ___________.

     2. To the knowledge of the Independent Engineer, as of the date hereof no Default or Event of Default has occurred and is continuing.

     3. The Project has been in operation for not less than 90 consecutive days (the "Test Period") and during such Test Period:

          (a) Tonnage of ore produced by the mine was not less than 1,300,000 tonnes and the tonnage of waste and low grade ore stockpiled was at least 90% of the tonnage as set-out in the Development Plan;

          (b) Tonnage accepted as feed to the new 15,000 tonnes per day mill (the "New Mill") was not less than 1,300,000 tonnes of which not less than 80% was breccia ore;

                                1.1(103)-1

          (c) Weighted average mill head grade for palladium was not less than 90% of the grades set out in the Development Plan for the Test Period;

          (d) Weighted average palladium recovery was not less than 95% of the Development Plan levels for the Test Period;

          (e) Cash Operating Cost Per Tonne of Ore Milled for the ore milled through the New Mill was not more than 110% of the Development Plan levels for the Test Period;

          (f) Cash Operating Cost Per Ounce of Accountable Palladium produced by the New Mill was not more than 110% of the Development Plan levels for the Test Period;

          (g) Total value of the contained weights of palladium, platinum, gold, copper, and nickel in concentrates, was not less than 90% of the total value of the contained weights of the same metals in the Development Plan for the Test Period and assuming in both calculations, the metal prices as set out in the Feasibility Study for the Test Period;

          (h) Concentrates produced are of acceptable quality and the payable metal assays for palladium, platinum, gold, copper, nickel and cobalt conform to the approximate analyses or ranges thereof under the smelter agreements assumed in the Development Plan; additionally, the concentrates do not contain any deleterious elements or compounds which would make the concentrate unmarketable or subject to penalties beyond those assumed under the smelter agreements in the Development Plan;

          (i) There has been no more than 10% reduction in the diluted, mineable ore reserves estimated in terms of (1) ore tonnes, (2) palladium ore grade, and (3) contained palladium contained in the Development Plan.

          (j) [If both the original Mill and New Mill are operated during the Test Period then following statement must be included in the certificate:] At least 30 days prior to the beginning of the Test Period, the Independent Engineer and Lenders agreed to the operating and accounting procedures used to separate and identify cost and metal production data from each mill as part of a revised Development Plan. The operating and accounting procedures specifically address the issues identified in Appendix
               XX. The agreed upon operating and accounting procedures were adhered to during the Test Period.

     4. The foregoing conditions taking into account milling only at the New Mill, in the reasonable opinion of the Independent Engineer, are representative of the expected performance of the New Mill and could reasonably be sustainable over the life of the Project and the Development Plan is achievable.


                                1.1(103)-2

     5. All equipment for measuring quantities and assays in the milling operations for ores, concentrates, and tailings was operated, maintained and calibrated in accordance with manufacturer's specifications prior to and during the Test Period with proper documentation made available to the Independent Engineer.

     6. Each General Contractor has completed, to the satisfaction of the Independent Engineer in accordance with the provisions of the respective Construction Contracts, all performance tests required by the respective Construction Contract and has [select either (i) achieved the performance guarantees or (ii) paid all liquidated damages due or which may become due pursuant to the respective Construction Contracts].

     7. The Borrower has received all Government Approvals and Non-Government Approvals required to be obtained in connection with the operation of the Project as contemplated by the Transaction Documents.

     8. The Borrower has received from each General Contractor all as-built drawings, system descriptions, engineering data, operations manuals, maintenance manuals, operating procedures and spare parts, instrument and valve lists, and instruction books, pursuant to the Construction Contract to which such General Contractor is a party.

     9. Each General Contractor has certified to the Borrower that all amounts due to such General Contractor and due by such General Contractor to subcontractors or others on account of the Project have been fully paid and there is no dispute or proceeding in respect thereof.


     IN WITNESS WHEREOF, the undersigned has executed this certificate as of ________________, _____.


                                             [INDEPENDENT ENGINEER]

                                             By:________________________________
                                                Name:   .
                                                Title:  .


     I. The Independent Engineer has reviewed the report containing the results of the Performance Tests, provided pursuant to [Section .] of the Construction Contract and finds such report satisfactory.

     II.  The date of Final Completion of the Facility is _______________, 2000.

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of the ____ day of _____________, 20___.


                                1.1(103)-4

                                             [INDEPENDENT ENGINEER]

                                             By:________________________________
                                                Name:   .
                                                Title:  .


                                 1.1(103)-4

                                  Appendix XX

1. Identification of accountable metallurgical balances for palladium recovery, concentrate production and grade is absolutely critical in the Test Period. Given that the PGM final concentrate will be combined before filtering and shipment to the smelters methodologies and procedures to accomplish this must be agreed to.

2. Proper allocation and documentation of operating costs (on a per tonne of ore and per ounce of palladium) between the two milling operation for labour, consumables, maintenance materials, operating supplies, G&A labour/expenses, and possibly certain fixed costs such as off-site overheads.

3. If ore is placed in and reclaimed from stockpiles going to the two milling operation, a procedure to account for ore tonnes and grades going to each mill must be agreed to.


                                1.1(103)-5

   Exhibit 1.1(104) - Form of Independent Engineer Construction Certificate

[DATE]

Bank of Montreal, as Administrative Agent
Global Distribution Services (Canada)
19/th/ Floor, 1 First Canadian Place
Toronto, Ontario, M5X 1A1

Attention:  Virginia S. Contreras
            Manager, Global Distribution

     Re:    Independent Engineer Construction Certificate
            Lac des Iles Mines Ltd.

Ladies and Gentlemen:

     This certificate is based upon our review conducted in accordance with the scope of our services as Independent Engineer and the understanding and assumption that the Independent Engineer has been provided true, correct and complete information from the Borrower, the General Contractors and such other parties as to matters covered by this certificate. This certificate is delivered pursuant to Section 5.2(4) of the Credit and Guarantee Agreement, dated as of May 18, 2000 (as amended, supplemented, amended and restated, restructured or otherwise modified from time to time, including any refinancing in whole or in part thereof, the "Credit Agreement"), among Lac des Iles Mines Ltd., a corporation formed under the laws of Canada (the "Borrower"), the Parent Guarantor, certain commercial lending institutions (the "Lenders"), Bank of Montreal as administrative agent (the "Administrative Agent"), Royal Bank of Canada as syndication agent and The Bank of Nova Scotia as documentation agent. Terms used in this certificate which are defined in the Credit Agreement shall have their respective meanings set forth in the Credit Agreement, unless otherwise defined herein.

     The Independent Engineer hereby certifies to the Administrative Agent and the Lenders as of the date hereof that:

     1. We have reviewed the material and data made available to us by the Borrower. We have completed a review of the technical specifications to the Construction Contracts and each related construction contract. Our review and observations were performed in accordance with generally accepted engineering practice and included such investigation, observation and review as we in our professional capacity deemed necessary in the circumstances. We have also reviewed the Borrower Construction Certificate dated _______________, _____ (the "Current Certificate"), including any appendices, schedules and requisitions and/or invoices attached thereto or delivered therewith.

     2. To the extent practicable, we have verified that the information set forth in this request for payment for materials procured is and has been true and correct and work performed under this drawdown has been performed in accordance with the respective Construction Contracts and each related construction contract.



                                 1.1(104)-1

     3. Based upon our review of the aforementioned information and data provided to us by others, we are of the opinion that, as of the date hereof:

          (a) Completion is achievable by the Date Certain. The Independent Engineer currently expects Physical Completion and Completion to occur on or about ___________ and ____________, respectively.

          (b) The aggregate amount of the unborrowed portion of the Commitment Amount [prior to September 30, 2000 add - and the Equity Amount] is not less than the amount reasonably expected to be necessary to pay all remaining unpaid Project Costs to achieve Completion (as defined in the Credit Agreement).

          (c) The aggregate amount of Project Costs incurred to date are not in excess of the corresponding amounts set forth in the Construction Budget, except as set forth on Schedule I hereto.

          (d) Construction of the Project to date has been performed in compliance with the technical specifications set forth in the Construction Contracts and the related construction contracts and in accordance with Government Approvals.

          (e) We believe that the work performed under the Construction Contracts as of the date hereof has been performed in a good and workmanlike manner and in accordance with generally accepted engineering and construction and project management practices; and the construction work is proceeding within the [Contract Price (as defined in the respective Construction Contracts)] and, to the best of our knowledge, each General Contractor has no claim pending for any change in the [Substantial Completion Date (as defined in the respective Construction Contracts)] or the respective Contract Price. The work is being performed in accordance with the Construction Contracts subject to the approved change orders.

          (f) The major construction and mechanical activities during the period covered by this Certificate and the progress of the construction of the Project are proceeding in accordance with the Construction Contracts and each related construction contract.

          (g) We are not aware that any Force Majeure Event (as defined in each of the Construction Contracts) has occurred.

          (h) Except as set forth on the Current Borrower Certificate, to the best of our knowledge, all Approvals to be Obtained listed in Schedule 6.5 of the Credit Agreement which need to have been obtained by the date hereof have been so obtained, and are in full force and effect as of the date hereof. To the best of our knowledge, there is no proceeding pending or threatened that could rescind, terminate, modify or suspend any Government Approval held by the Borrower, the result of which could have a Material Adverse Effect. Such Government Approvals are not subject to any material difference inconsistent in any material respect with the transactions, the plans and specifications set forth in the Construction Contracts and the related construction contracts and operations contemplated by the Material Project Contracts. We have no reason to believe that any

                                 1.1(104) - 2

     Approval to be Obtained which has not as yet been obtained will not be granted to the Borrower in a timely manner, as contemplated by the Credit Agreement.

          (i) The Project has not been materially injured or damaged by fire or other casualty which, as of the date hereof, has not been restored, and no Loss has occurred.

          (j) We are not aware that any Default has occurred and is continuing or exists on the date hereof, nor has anything come to our attention which would cause us to believe that a Default will occur as a result of the Loans requested pursuant to the Current Borrower Certificate.

          (k) We are not aware that any event, act or condition regarding or affecting the Borrower or the Project has occurred and is continuing or exists which could reasonably be expected to have a Material Adverse Effect.

          (l) The list of all Change Orders made or submitted since the date of the last Borrowing attached to the Current Certificate is true, correct and complete. All Change Orders required by the Credit Agreement to be submitted to the Administrative Agent have been so submitted.

     4. A list of all Change Orders made or submitted since the date of the last Borrowing is attached hereto.

     5. The person signing this Certificate is a duly qualified representative of the Independent Engineer and as such is authorized to execute this Certificate on behalf of the Independent Engineer.


                                   Sincerely,

                                        [INDEPENDENT ENGINEER]

                                        By:________________________________
                                           Name:  .
                                           Title: .



cc:  Bank of Montreal
     430 Park Avenue, 15th Floor
     New York, New York 10022
     Attn:  Structured Finance--Stephen Kelly

                                 1.1(104) - 3

             Exhibit 1.1(121) - Form of Lender Assignment Agreement

[DATE]

[Name of Lender]


Attention:

Bank of Montreal, as Administrative Agent
Global Distribution Services (Canada)
19/th/ Floor, 1 First Canadian Place
Toronto, Ontario, M5X 1A1

Attention:  Virginia S. Contreras
            Manager, Global Distribution

       Re:  Lender Assignment Agreement
            Lac des Iles Mines Ltd.

Gentlemen and Ladies:

     We refer to Section 11.8(1) of the Credit and Guarantee Agreement, dated as of May 18, 2000 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among Lac des Iles Mines Ltd., a corporation formed under the laws of Canada (the "Borrower"), the Parent Guarantor, certain financial institutions, Bank of Montreal as administrative agent (the "Administrative Agent"), Royal Bank of Canada as syndication agent and The Bank of Nova Scotia as documentation agent. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     This agreement is delivered to you pursuant to Section 11.8(1) of the Credit Agreement and also constitutes notice to each of you, pursuant to the Credit Agreement, of the assignment and delegation to _______________ (the "Assignee") of ___% of the Loans and Commitments of _____________ (the "Assignor") outstanding under the Credit Agreement on the date hereof. After giving effect to the foregoing assignment and delegation, the Assignor's and the Assignee's Percentages for the purposes of the Credit Agreement are set forth opposite such Person's name on the signature pages hereof.

     The Assignee hereby acknowledges and confirms that it has received a copy of the Credit Agreement and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans thereunder. The Assignee further confirms and agrees that in becoming a Lender and in making its Commitments and Loans under the Credit Agreement, such actions have and will be made without recourse to, or representation or warranty by the Administrative Agent.

                                 1.1(121) - 1

     Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Administrative Agent

(1)  the Assignee

(a) shall be deemed automatically to have become a party to the Credit Agreement, have all the rights and obligations of a "Lender" under the Credit Agreement and the other Loan Documents as if it were an original signatory thereto to the extent specified in the second paragraph hereof; and

(b) agrees to be bound by the terms and conditions set forth in the Credit Agreement and the other Loan Documents as if it were an original signatory thereto; and

(2) the Assignor shall be released from its obligations under the Credit Agreement and the other Loan Documents to the extent specified in the second paragraph hereof.

     The Assignor and the Assignee hereby agree that the [Assignor] [Assignee] will pay to the Administrative Agent the processing fee referred to in Section 11.8(1) of the Credit Agreement upon the delivery hereof.

     The Assignee hereby advises each of you of the following administrative details with respect to the assigned Loans and Commitments and requests the Administrative Agent to acknowledge receipt of this document:

          (A)  Address for Notices:

                    Institution Name:

                    Attention:

                    Telephone:

                    Facsimile:

          (B)  Payment Instructions:

     This Agreement may be executed by the Assignor and Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


Adjusted Percentage
-------------------
                                             [ASSIGNOR]

Commitment                                   By:____________________________
     and                                        Name:  .
Loans: ___%                                     Title: .

                                 1.1(121) - 2

Adjusted Percentage
-------------------                          [ASSIGNEE]


Commitment                                   By:_____________________________
and                                             Name:  .
Loans: ___%                                     Title: .



Accepted and Acknowledged

this __ day of _______, 19__


Bank of Montreal, as Administrative Agent

By:______________________________________
   Name:  .
   Title: .

                                 1.1(121) - 3

                Schedule 7.1(5) - Required (Minimum) Insurance

An owner-controlled insurance program will be maintained including as Insureds the Borrower, the Administrative Agent and Lenders.

Solely during the construction period including the Test Period the contractor, all subcontractors and consultants to the preceding (on-site activities only) shall also be included as Insureds.

(All figures shown below are in Cdn$)

     1.   Construction Period:   From the commencement of construction until the
          --------------------
          conclusion of the Test Period (including start-up and commissioning) the Borrower shall maintain:

          A.   Construction Property Damage Coverage
               -------------------------------------

               (i) The policy will provide indemnification for 'All Risks' of physical loss or damage including mechanical and electrical breakdown during testing and commissioning, and earthquake and flood, to the Project including all equipment and materials forming part of the Project.


               (ii)  Limits of Liability and Deductibles:

                         Limit           $145,000,000

                     Annual Aggregate    $100,000,000 (Applicable to Flood)
                     Annual Aggregate    $100,000,000 (Applicable to Earthquake)

                         Sublimits:
                         Inland Transit             $ 10,000,000
                         Demolition/Incr. Cost      $  2,000,000
                         Off-Site Storage           $  2,000,000
                         Extra and Expediting Exp.  $  2,000,000
                         Debris Removal             $  2,000,000
                         Professional Fees          $    500,000

                         Deductibles:               $     20,000 (All Other
                                                    Perils)

                                                    $    150,000 (Testing and
                                                    Commissioning)

                                                    $    100,000  (Earthquake
                                                    and Flood)

                                  7.1(5) - 1

               (iii) Principal Exclusions


                              .    defect in design, workmanship, or material
                                   but limited to that particular part of the
                                   property insured which is defective - it
                                   being understood that resultant damage is
                                   covered
                              .    wear and tear, excepting resultant damage
                              .    liquidated damages for delay or detention or
                                   in connection with guarantees of performance
                              .    licensed vehicles, watercraft, aircraft,
                              .    currency, money, precious metals in bullion
                                   form, notes or securities
                              .    war, civil war, invasion, act of foreign
                                   enemy - but terrorism, sabotage, malicious
                                   damage are not excluded
                              .    pollution except destruction of or damage to
                                   the property insure caused by: a) pollution
                                   which results from an insured peril; (b) an
                                   insured peril which results from pollution

               (iv)  Additional Coverage Features

                              .    no exclusion for dams or dykes
                              .    inland transit coverage and off-site (unnamed
                                   locations) storage
                              .    replacement cost coverage
                              .    no coinsurance penalties
                              .    policy continues in force until Operational
                                   cover placed
                              .    currency clause
                              .    marine 50/50 clause (if there is separate
                                   property damage and marine cargo insurance)
                              .    inland transit coverage including loading and
                                   unloading and debris removal
                              .    errors and omissions extension

          B.   Delayed Opening Coverage (including consequential loss and
               ----------------------------------------------------------
     increased costs to avoid delay)
     -------------------------------

               (i) The policy will provide indemnification for the loss of anticipated Gross Profits if caused by physical loss or damage indemnified under 1 A. (above) causing a delay, interference or interruption of the (construction) Project.

                                  7.1(5) - 2

               (ii)  Limit of Liability$     $25,000,000 (12 Month Indemnity
                                             Period)

               (iii) Deductible(s):          Waiting Period 20 days 48 hours
                                             Waiting Period for Service
                                             Interruption

               (iv)  Principal Exclusions

                              . Interference by strikers except for vandalism and malicious damage
                              . fines or penalties for breach of or for late or non-completion of orders
                              .  penalties of any nature

               (v)   Additional Coverage Features

                              . on - and off-premises service interruption extension

                              .  ingress / egress extension

                              . contingent / suppliers extension (limited to the territories of Canada and the United States)

          C.   Construction Wrap-up Liability Coverage
               ---------------------------------------

               (i) The policy will cover on an 'occurrence' basis the Insureds legal obligations for bodily injury, death, personal injury, or property including loss of use, sudden and accidental pollution, non-owned automobile, employers' and contingent employers' liability.


               (ii)  Limit of Liability      $ 25,000,000 Each Occurrence

               (iii) Deductible(s):          $      2,500  Property Damage
                                                    Only

               (iv)  Principal Exclusions

                                   .  liability of the insured under workers
                                      compensation statutes
                                   . aircraft, watercraft of specified weight classes, licensed automobiles
                                   .  gradual pollution
                                   .  nuclear liability

                                  7.1(5) - 3

               (iv)  Additional Coverage Features
                                  . cross liability and severability of interest . products and 24 months competed operations
                                  . employees as Additional Insureds
                                  . broad form property damage
                                  . contractual liability
                                  . legal costs in addition to the policy limits

          D.   Automobile Insurance
               ---------------------


          (i) The automobile insurance policy will include coverage for bodily injury, death and property damage liability with a $2,000,000 combined single limit of liability per occurrence covering all automobiles owned, rented, leased, or licensed by the Borrower or for the use of any employee of the Borrower.

          E.        Mobile (Mining) Equipment Insurance
                    -----------------------------------


          (i) The policy will provide indemnification for 'All Risks' of physical loss or damage to mining equipment owned, rented or leased by the Borrower or for which the Borrower may be otherwise responsible.

          F.   Transit/Marine Cargo Insurance
               ------------------------------

          (i) the policy will cover all cargoes and freight, which are the property of the Borrower or at the risk of the Borrower. Coverage extends to conveyance of any type including vessel, air, rail, road and post. The valuation shall be the invoice amount plus all charges not included therein, plus 10%.

          (ii)      Additional Coverage Feature

                    Delayed Opening as a result of loss in transit.


          G.   Professional Liability / Errors an Omissions Insurance
               ------------------------------------------------------

          (i) The General Contractor will maintain professional liability/error and omission insurance with a limit of $1,000,000.

     2.   Operating Period: From the commencement of operations following
          ----------------
          Completion (conclusion of start-up and commissioning) the Borrower shall maintain:


          A.  Property and Business Interruption Insurance
              --------------------------------------------

                                  7.1(5) - 4

                (v) The policy will provide indemnification for 'All Risks'
                    (including earthquake and flood) of property damage, machinery breakdown and business interruption.

               (ii) Limits of Liability and Deductibles:

                         Limits:
                         Property Damage        $145,000,000

                         Annual Aggregate       $100,000,000 (Applicable to
                                                Flood)

                         Annual Aggregate       $100,000,000 (Applicable to
                                                Earthquake)

                         Business Interruption  $25,000,000 (12 month indemnity
                                                period)

                         Sublimits:

                         Inland Transit         $2,000,000
                         Demolition/Incr. Cost  $2,000,000
                         Off-Site Storage       $2,000,000
                         Extra and Expediting   $2,000,000
                         Debris Removal         $2,000,000
                         Professional Fees      $  500,000
                         Account Receivable     $2,000,000
                         Valuable Papers and    $2,000,000
                         Records

                         Deductibles:           $   20,000 (All Other Perils)
                                                $  150,000 (Boilers and
                                                Machinery)
                                                $  100,000 (Earthquake and
                                                Flood)
                         Time Element Deductibles:

                                                Waiting Period 20 days; 48 hours
                                                Waiting Period for Service
                                                Interruption

               (iii) Principal Exclusions

                              .    defect in design, workmanship, or material
                                   but limited to that particular part of the
                                   property insured which is defective - it
                                   being understood that resultant damage is
                                   covered
                              .    wear and tear, excepting resultant damage
                              .    licensed vehicles, watercraft, aircraft

                                  7.1(5) - 5

                              . currency, money, precious metals in bullion form, notes or securities
                              . war, civil war, invasion, act of foreign enemy - but terrorism, sabotage, malicious damage are not excluded
                              . pollution except destruction of or damage to the property insure caused by: a) pollution which results from an insured peril; (b) an insured peril which results from pollution

               (iv) Additional Coverage Features

                              .    no exclusion for dams or dykes
                              .    no mining limitation provisions
                              .    inland transit coverage and off-site (unnamed
                                   locations) storage
                              .    replacement cost coverage
                              .    no coinsurance penalties
                              .    90 days notice of cancellation except for
                                   non-payment of premiums (15 days)
                              .    currency clause
                              .    marine 50/50 clause (between property damage
                                   and marine cargo insurance)
                              .    inland transit coverage including loading
                              .    and unloading and debris removal
                              .    errors and omissions extension

          B.   Commercial General Liability
               ----------------------------

               (i) The policy will cover on an occurrence basis the Insureds legal obligations for bodily injury, death, personal injury, or property including loss of use, sudden and accidental pollution, non-owned automobile, employers' and contingent employers' liability.

               (ii) Limit of Liability       $ 25,000,000  Each Occurrence

               (vi) Deductible(s):           $      2,500  Property Damage
                                                     Only

               (iv) Principal Exclusions

                              .    liability of the insured under workers
                                   compensation statutes
                              .    aircraft, watercraft of specified weight
                                   classes, licensed automobiles
                              .    gradual pollution

                                  7.1(5) - 6

                              .    nuclear liability

                (v)    Additional Coverage Features

                              .    cross liability and severability of interests
                              .    products and competed operations
                              .    employees as Additional Insureds
                              .    broad form property damage
                              .    contractual liability
                              .    legal costs in addition to the policy limits

     C.   Automobile Insurance
          --------------------

          (i) The automobile insurance policy will include coverage for bodily injury, death and property damage liability with a $2,000,000 combined single limit of liability per occurrence covering all automobiles owned, rented, leased, or licensed by the Borrower or for the use of any employee of the Borrower.

     D.   Mobile (Mining) Equipment Insurance
          -----------------------------------

          (i) The policy will provide indemnification for 'All Risks' of physical loss or damage to mining equipment owned, rented or leased by the Borrower or for which the Borrower may be otherwise responsible.

                                  7.1(5) - 7